Exhibit 10.2

EXECUTION COPY

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 10, 2011,

among

HEALTHSOUTH CORPORATION,

The Lenders Party Hereto,

BARCLAYS BANK PLC,
as Administrative Agent
and Collateral Agent,

CITIGROUP GLOBAL MARKETS INC.,
as Syndication Agent,

and

BANK OF AMERICA, N.A.,
GOLDMAN SACHS LENDING PARTNERS LLC,
and
MORGAN STANLEY & CO.,
as Co-Documentation Agents
___________________________

BARCLAYS CAPITAL
and
CITIGROUP GLOBAL MARKETS INC.
as Joint Lead Arrangers

                  BARCLAYS CAPITAL            CITIGROUP GLOBAL MARKETS INC.,
BANC OF AMERICA SECURITIES LLC,
GOLDMAN SACHS LENDING PARTNERS LLC,
and
MORGAN STANLEY & CO.
as Joint Bookrunners

Exhibit 10.2

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1
Section 1.01.	Defined Terms	1
Section 1.02.	Classification of Loans and Borrowings	38
Section 1.03.	Terms Generally	38
Section 1.04.	Accounting Terms; GAAP	38
Section 1.05.	Senior Debt Status	39

ARTICLE II	THE CREDITS	39
Section 2.01.	Term Loan; Revolving Commitments.	39
Section 2.02.	Loans and Borrowings	40
Section 2.03.	Borrowing Mechanics.	41
Section 2.04.	Swingline Loans	42
Section 2.05.	Letters of Credit	43
Section 2.06.	Funding of Borrowings	49
Section 2.07.	Interest Elections	49
Section 2.08.	Termination and Reduction of Commitments	50
Section 2.09.	Repayment of Loans; Evidence of Debt	51
Section 2.10.	Amortization and Repayment of Term Loans	52
Section 2.11.	Prepayment of Loans; Cash Collateralization of Letters of Credit	52
Section 2.12.	Fees	54
Section 2.13.	Interest	55
Section 2.14.	Alternate Rate of Interest	56
Section 2.15.	Increased Costs	56
Section 2.16.	Break Funding Payments	57
Section 2.17.	Taxes	58
Section 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	60
Section 2.19.	Mitigation Obligations	61
Section 2.20.	Additional Loans and Commitments	62
Section 2.21.	Defaulting Lenders	64
Section 2.22.	Removal or Replacement of a Lender	65

ARTICLE III	REPRESENTATIONS AND WARRANTIES	66
Section 3.01.	Organization and Authority	66
Section 3.02.	Execution; No Conflicts	66
Section 3.03.	Solvency	67
Section 3.04.	Subsidiaries	67
Section 3.05.	Ownership Interests	67
Section 3.06.	Financial Condition	67
Section 3.07.	Title to Properties	68
Section 3.08.	Taxes	68
Section 3.09.	Other Agreements	68
Section 3.10.	Litigation	69

i

Exhibit 10.2

Section 3.11.	Margin Stock	69
Section 3.12.	Investment Company Status	70
Section 3.13.	Intellectual Property	70
Section 3.14.	No Untrue Statement	70
Section 3.15.	No Consents, Etc	70
Section 3.16.	ERISA	71
Section 3.17.	No Default	71
Section 3.18.	Environmental Matters	71
Section 3.19.	Employment Matters	71
Section 3.20.	Reimbursement from Third-Party Payors	72
Section 3.21.	Compliance with Laws	72
Section 3.22.	Insurance	72
Section 3.23.	Collateral Matters	72
Section 3.24.	USA Patriot Act	73
Section 3.25.	Flood Zone Properties	73
Section 3.26.	OFAC	73

ARTICLE IV	CONDITIONS	74
Section 4.01.	Amendment Effective Date	74
Section 4.02.	Each Credit Event	75

ARTICLE V	AFFIRMATIVE COVENANTS	75
Section 5.01.	Financial Statements, Reports, Etc	76
Section 5.02.	Maintain Properties	78
Section 5.03.	Existence, Qualification, Etc	78
Section 5.04.	Obligations	79
Section 5.05.	Insurance	79
Section 5.06.	True Books	79
Section 5.07.	Right of Inspection	79
Section 5.08.	Observe All Laws	80
Section 5.09.	Governmental Licenses	80
Section 5.10.	Notice of Material Events	80
Section 5.11.	Suits or Other Proceedings	80
Section 5.12.	Notice of Discharge of Hazardous Material or Environmental Complaint	81
Section 5.13.	Information Regarding Collateral	81
Section 5.14.	Further Assurances and After-Acquired Collateral	81
Section 5.15.	Lenders’ Meetings	82
Section 5.16.	Maintenance of Ratings	82
Section 5.17.	Designation of Subsidiaries	82

ARTICLE VI	NEGATIVE COVENANTS	83
Section 6.01.	Financial Covenants	83
Section 6.02.	Investments	84
Section 6.03.	Indebtedness; Subsidiary Preferred Stock	85
Section 6.04.	Disposition of Assets	87
Section 6.05.	Fundamental Changes	88

Exhibit 10.2

Section 6.06.	Liens	88
Section 6.07.	Restrictive Agreements	89
Section 6.08.	Acquisitions	90
Section 6.09.	Restricted Payments; Optional Prepayments of Indebtedness	90
Section 6.10.	Compliance with ERISA	91
Section 6.11.	Fiscal Year	91
Section 6.12.	Dissolution, etc	91
Section 6.13.	Transactions with Affiliates	92
Section 6.14.	Sale and Leaseback Transactions	92
Section 6.15.	Swap Agreements	92
Section 6.16.	Intentionally Omitted.	92
Section 6.17.	Use of Proceeds	92
Section 6.18.	Amendment of Material Agreements	92
Section 6.19.	Capital Expenditures	93
Section 6.20.	Change in Nature of Business	93

ARTICLE VII	EVENTS OF DEFAULT	93
Section 7.01.	Events of Default	93

ARTICLE VIII	THE AGENTS	96
Section 8.01.	The Agents	96

ARTICLE IX	MISCELLANEOUS	103
Section 9.01.	Notices	103
Section 9.02.	Waivers; Amendments	104
Section 9.03.	Expenses; Indemnity; Damage Waiver	106
Section 9.04.	Successors and Assigns	107
Section 9.05.	Survival	111
Section 9.06.	Counterparts; Integration; Effectiveness	112
Section 9.07.	Severability	112
Section 9.08.	Right of Setoff	112
Section 9.09.	Governing Law; Jurisdiction; Consent to Service of Process.	113
Section 9.10.	WAIVER OF JURY TRIAL	113
Section 9.11.	Headings	114
Section 9.12.	Confidentiality	114
Section 9.13.	Release of Subsidiary Loan Parties and Collateral	115
Section 9.14.	Patriot Act	116
Section 9.15.	No Fiduciary Relationship	116
Section 9.16.	Amendment of Security Documents; Intercreditor Agreement	116
Section 9.17.	Confirmation of Loan Documents	117

SCHEDULES:

Schedule 1.01A --	Existing Indebtedness
Schedule 1.01B --	Unrestricted Subsidiaries

Exhibit 10.2

Schedule 1.01C --	Designated Syndicated Persons
Schedule 2.01 --	Commitments
Schedule 2.05 --	Existing Letters of Credit
Schedule 3.04 --	Subsidiaries
Schedule 3.05 --	Ownership Interests
Schedule 3.09 --	Other Agreements
Schedule 3.10 --	Litigation
Schedule 3.18 --	Environmental Matters
Schedule 3.19 --	Employment Matters
Schedule 3.21 --	Compliance with Laws
Schedule 5.14 --	Specified Deposit Accounts
Schedule 5.18 --	Certain Post-Closing Obligations
Schedule 6.02 --	Investments
Schedule 6.06 --	Liens

EXHIBITS:
Exhibit A --	Form of Assignment and Assumption
Exhibit B --	Form of Perfection Certificate
Exhibit C --	Form of Intercreditor Agreement
Exhibit D --	Form of Borrowing Request
Exhibit E --	Form of Interest Election Request
Exhibit F --	Form of Prepayment Notice
Exhibit G --	Form of Commitment Termination Notice

Exhibit 10.2

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 10, 2011 (this “Agreement”), among HEALTHSOUTH CORPORATION; the LENDERS party hereto; and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent.

The Borrower and certain parties to the Existing Senior Secured Credit Agreement have agreed to amend the Existing Senior Secured Credit Agreement in certain respects and to restate the Existing Senior Secured Credit Agreement as so amended as provided in this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that the Existing Senior Secured Credit Agreement is amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2016 Notes” means the Borrower’s 10.750% Notes due 2016, issued and outstanding under the applicable Existing Note Indentures.

“2020 Notes” means the Borrower’s 8.125% Notes due 2020, issued and outstanding under the applicable Existing Note Indentures.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Indebtedness” means (i) with respect to any Person that becomes a Restricted Subsidiary after the Effective Date, Indebtedness of such Person existing at the time such Person becomes a Restricted Subsidiary and (ii) with respect to the Borrower or any Restricted Subsidiary, any Indebtedness assumed by the Borrower or any Restricted Subsidiary in connection with the acquisition of an asset from another Person, in each case to the extent such Indebtedness was not created in contemplation of such Person becoming a Restricted Subsidiary or such acquisition.

“Additional Revolving Commitment” means a revolving commitment made pursuant to Section 2.20 and designated as an “Additional Revolving Commitment” pursuant to the applicable Additional Revolving Commitment Amendment.

“Additional Revolving Commitment Amendment” has the meaning assigned to such term in Section 2.20(c).

Exhibit 10.2

“Additional Tranche Term Loan” means a term loan of a new Class made pursuant to Section 2.20.

“Additional Tranche Term Loan Amendment” has the meaning assigned to such term in Section 2.20(b).

“Adjusted Consolidated EBITDA” of any Person means Consolidated Net Income of such Person plus the sum for such Person of (a) Consolidated Income Tax Expense, (b) Consolidated Depreciation Expense, (c) Consolidated Amortization Expense, (d) Consolidated Interest Expense, (e) all other unusual items or non-recurring items reducing Consolidated Net Income of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that cash expenditures, to the extent made in respect of items referred to in this clause (e), in an aggregate amount in excess of $10,000,000 for any period of four consecutive fiscal quarters shall be deducted in determining Adjusted Consolidated EBITDA for the period during which such expenditures are made, (f) fees, costs and expenses related to the Original Transactions, the Transactions and the Senior Notes Offering, (g) any losses from discontinued operations and closed locations, (h) costs and expenses, including legal fees and expert witness fees, incurred with respect to litigation associated with shareholder derivative litigation, including, without limitation, the matters related to Ernst & Young and to Richard M. Scrushy and (i) stock-option based and other equity-based compensation expenses, and less all unusual items or non-recurring items to the extent increasing Consolidated Net Income of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person’s prior four full fiscal quarters for which financial results have been reported immediately prior to the determination date.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” has the meaning assigned to such term in Section 6.13.

“Agent/Arranger Parties” has the meaning assigned to such term in Section 9.03(a).

“Agent Parties” has the meaning assigned to such term in Section 9.01(c).

“Agents” means the Administrative Agent and the Collateral Agent.

Exhibit 10.2

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the one-month Adjusted LIBO Rate in effect on such day plus 1.00%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Amendment Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied or waived in accordance with this Agreement.

“Applicable Aggregate Additional Term Percentage” means, with respect to any Lender at any time and each Class of Additional Tranche Term Loans, the percentage of the total outstanding Additional Tranche Term Loans of such Class represented by such Lender’s Additional Tranche Term Loans of such Class at such time; provided, that at any time prior to the making of such Additional Tranche Term Loans, the Applicable Aggregate Additional Term Percentage of any Lender with respect to each Class of Additional Term Loans shall be equal to such Lender’s Term Commitment of such Class.

 “Applicable Aggregate Percentage” means, with respect to any Lender at any time, (a) if such Lender is a Revolving Lender, its Applicable Aggregate Revolving Percentage, (b) if such Lender is a Term Lender, its Applicable Aggregate Term Percentage and (c) if such Lender is an Lender with an Additional Tranche Term Loan or Term Commitment, its Applicable Aggregate Additional Term Percentage.

“Applicable Aggregate Revolving Percentage” means, with respect to any Lender at any time, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitments at such time.  If the Revolving Commitments have terminated, the Applicable Aggregate Revolving Percentage shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Aggregate Term Percentage” means, with respect to any Lender at any time, the percentage of the total outstanding Term Loans represented by such Lender’s Term Loans at such time; provided, that at any time prior to the making of the Term Loans, the Applicable Aggregate Term Percentage of any Lender shall be equal to such Lender’s Term Commitment.

“Applicable Prepayment Amount” means, (a) with respect to the Net Proceeds realized in connection with any Prepayment Event described in clause (c) or (d) of the definition of such term, 100% thereof and (b) with respect to the Net Proceeds realized in connection with any other Prepayment Event, an amount equal to the amount of such Net Proceeds minus the sum, for each series of Pari Passu Indebtedness, of the lesser of (i) the amount of such Net Proceeds multiplied by a fraction of which the numerator is the outstanding aggregate principal amount of such Pari Passu Indebtedness and the denominator is the sum of the aggregate principal amount of all Pari Passu Indebtedness and all Loans, in each case at the time of occurrence of such Prepayment Event, and (ii) the amount of such Net Proceeds required, or that may at the election of the holders of such Pari Passu Indebtedness be required, under the terms of the applicable Pari Passu Indebtedness Documents to be applied to prepay, repurchase or redeem such Pari Passu Indebtedness.

Exhibit 10.2

“Applicable Rate” means, for any day, (a) with respect to any Term Loan, Revolving Loan and Revolving Commitment, (i) from the Amendment Effective Date until the date of delivery of the financial statements for the first fiscal quarter after the Amendment Effective Date, a percentage, per annum, determined by reference to Category 2 in the below table; and (ii) thereafter, at the applicable rate per annum set forth below under the caption “ABR Spread”, or “Eurodollar Spread”, as the case may be, based upon the Borrower’s Leverage Ratio as of the most recent determination date and (b) with respect to any Additional Tranche Term Loan, the rate set forth in the applicable Additional Tranche Term Loan Amendment.

Leverage Ratio:	ABR Spread	Eurodollar Spread
Category 1 > 4.50 to 1.00	1.75	2.75
Category 2 > 3.00 to 1.00 but ≤ 4.50 to 1.00	1.50	2.50
Category 3 ≤ 3.00 to 1.00	1.25	2.25

Except as set forth below, the Leverage Ratio used on any date to determine the Applicable Rate shall be that in effect at the end of the most recent fiscal quarter ended prior to such date for which financial statements have been delivered pursuant to Section 5.01; provided that (a) if any annual or quarterly financial statements required to have been delivered under Section 5.01 shall not have been delivered, the Applicable Rate with respect to Term Loans, Revolving Loans and Revolving Commitments shall, until such financial statements shall have been delivered, be determined by reference to Category 1 in the above table and (b) in the event of the incurrence of any Additional Tranche Term Loans, the Leverage Ratio used on any date on or after the date of such incurrence and prior to the date of delivery pursuant to Section 5.01 of the financial statements for the fiscal quarter during which such incurrence has occurred shall reflect the incurrence of such Additional Tranche Term Loans.  In the event that any financial statement or certificate delivered pursuant to Section 5.01 shall prove to have been inaccurate (regardless of whether the Commitments are in effect or any Loans or Letters of Credit are outstanding when such inaccuracy is discovered), and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the Borrower’s actual Leverage Ratio), then the Borrower shall promptly deliver to the Administrative Agent a corrected financial statement or certificate, as the case may be, and pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of the inaccuracy of such financial statement or certificate (it being understood that nothing in this sentence shall limit the rights of the Administrative Agent or the Lenders under Section 2.13(c) or Section 7.01).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

Exhibit 10.2

“Asset Sale” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Borrower or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of: (i) any Equity Interests in a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Restricted Subsidiary); (ii) all or substantially all the assets of any division or line of business of the Borrower or any Restricted Subsidiary; or (iii) any other assets of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such Restricted Subsidiary; provided, however, that the following shall not constitute Asset Sales:

(a) a disposition by the Borrower or a Restricted Subsidiary to any Loan Party;

(b) a Restricted Payment that is not prohibited by Section 6.09 or an Investment that is not prohibited by Section 6.02;

(c) a disposition of all or substantially all the assets of a Restricted Subsidiary permitted under Section 6.05;

(d) a disposition of assets with a Fair Market Value of less than or equal to $2,000,000;

(e) sales of damaged, worn-out or obsolete equipment or assets in the ordinary course of business that, in the Borrower’s reasonable judgment, are no longer either used or useful in the business of the Borrower or its Subsidiaries;

(f) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(g) leases or subleases to third Persons in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or any of its Restricted Subsidiaries;

(h) a disposition of cash or Eligible Investments;

(i) Permitted Syndicated Interest Sales;

(j) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) permitted by Section 6.06; and

(k) a disposition within six months of the Amendment Effective Date of non-core assets with a Fair Market Value of less than or equal to $135,000,000.

 “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

Exhibit 10.2

“Attributable Indebtedness” when used with respect to any Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semiannual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease included in any such Sale and Leaseback Transaction or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); provided, that the Attributable Indebtedness with respect to a Sale and Leaseback Transaction shall be no less than the fair market value of the property subject to such Sale and Leaseback Transaction.

“Availability Period” means the period from the Effective Date to but excluding the earlier of (a) the Maturity Date for the Revolving Loans and (b) the date of termination of the Revolving Commitments.

“Available Amount” means the sum of the aggregate cumulative amount, not less than zero, of (a) 50% of the Excess Cash Flow of the Borrower and its Restricted Subsidiaries for all full Fiscal Years ending after the Effective Date, plus (b) the Net Proceeds or Fair Market Value received after the Effective Date from the issuance and sale of Qualified Equity Interests or assets or property contributed to the Borrower, plus (c) an amount equal to any returns in cash and cash equivalents (including dividends, interest, distributions, returns of principal, sale proceeds, repayments, income and similar amounts) actually received by the Borrower or any Restricted Subsidiary in respect of any Investments pursuant to Section 6.02(r); provided that in no case shall such amount exceed the amount of such Investment made using the Available Amount pursuant to Section 6.02(r), minus (d) the sum of the aggregate amount of (i) Investments made after the Effective Date using the Available Amount pursuant to Section 6.02(r), (ii) Restricted Payments made after the Effective Date using the Available Amount pursuant to Section 6.09(a)(iii), (iii) payments, prepayments, repurchases, redemptions or defeasances made using the Available Amount after the Effective Date pursuant to Section 6.09(b)(ii) and (iv) any Capital Expenditure made using the Available Amount after the Effective Date pursuant to Section 6.19.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Barclays Bank” means Barclays Bank PLC.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Borrower” means HealthSouth Corporation, a Delaware corporation.

Exhibit 10.2

“Borrower Materials” means information provided by or on behalf of the Borrower hereunder.

“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing substantially in the form of Exhibit D.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and the Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capitalized Lease Obligations incurred by the Borrower and the Restricted Subsidiaries during such period.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Captive Insurance Subsidiary” means HCS, Ltd., a Cayman Islands entity, and any successor to it, and any other Subsidiary formed for the purpose of facilitating self-insurance programs of the Borrower and the Subsidiaries.

“Cash Collateralized Letter of Credit” has the meaning assigned to such term in Section 2.05(c).

“Cash Management Obligation” means agreements and other arrangements in respect of treasury, depository and other cash management services, including cash pooling, zero balance and sweep accounts, credit and purchasing card accounts and intra-day and overdraft facilities and other similar facilities in various currencies.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

Exhibit 10.2

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Exchange Act), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) if, during any period of up to 24 consecutive months, commencing on the Effective Date, individuals who at the beginning of such period (together with any new directors whose election or whose nomination for election by the stockholders was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination was previously so approved) were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the Board of Directors of the Borrower; or (c) any other event that constitutes a “change of control” or similar event, however denominated, under the Senior Notes Indenture or any other agreement or instrument evidencing or governing any Material Indebtedness or Series A Preferred Stock.

“Class” refers (a) when used in reference to any Loan or Borrowing thereof, to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Revolving Loans or Additional Tranche Term Loans of any “Class” (as designated in the applicable Additional Tranche Term Loan Amendment) and (b) when used with respect to any Lender, whether such Lender has a Loan, a Commitment or a Revolving Exposure of a particular Class described in clause (a) above.

“Class A Excluded Equity Interest” has the meaning assigned to such term in the definition of “Excluded Equity Interest”.

“Class B Excluded Equity Interest” has the meaning assigned to such term in the definition of “Excluded Equity Interest”.

“CLO” has the meaning assigned to such term in Section 9.04(b).

“CMS” means the Centers for Medicare and Medicaid Services and any successor thereto.

“Co-Documentation Agent” means each of Banc of America Securities LLC, Goldman Sachs Securities and Morgan Stanley & Co., in each case in its capacity as co-documentation agent hereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, and terms of similar import, as defined in any applicable Security Document.

“Collateral Agent” shall mean Barclays Bank PLC, in its capacity as collateral agent hereunder and under the Security Documents.

“Collateral and Guarantee Agreement” means the Amended and Restated Collateral and Guarantee Agreement dated as of the Effective Date, among the Borrower, the Subsidiary Loan

Exhibit 10.2

Parties and the Collateral Agent, as such agreement may be amended pursuant to Section 9.16 to extend the benefits thereof to the Pari Passu Indebtedness.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from the Borrower and each Wholly Owned Restricted Subsidiary that is also a Domestic Subsidiary (other than any such Subsidiaries that are Excluded Subsidiaries) either (i) a counterpart of the Collateral and Guarantee Agreement duly executed and delivered on behalf of the Borrower or such Restricted Subsidiary or (ii) in the case of any Subsidiary that becomes a Loan Party after the Effective Date, a supplement to the Collateral and Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary;

(b) all outstanding Equity Interests (other than Excluded Equity Interests) of each Restricted Subsidiary or other Person owned by or on behalf of any Loan Party shall have been pledged to the extent required by the Collateral and Guarantee Agreement as security for the Obligations, and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, to the extent such Equity Interests are evidenced by physical certificates or other instruments, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) all Indebtedness of the Borrower and each Restricted Subsidiary that is owing to any Loan Party (i) shall have been pledged under the Collateral and Guarantee Agreement as security for the Obligations and (ii) to the extent required by the Collateral and Guarantee Agreement, shall be evidenced by a promissory note (except for any such Indebtedness under the Borrower’s cash management system) and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank in accordance with the Collateral and Guarantee Agreement;

(d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral and Guarantee Agreement and to perfect such Liens to the extent and with the priority required by the Collateral and Guarantee Agreement shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property, duly executed and delivered by the record owner of such Mortgaged Property, (ii) a currently dated policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.06, with evidence that all premiums and mortgage and other similar taxes and fees in connection therewith have been fully paid, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, (iii) such surveys certified to the Collateral Agent and the title company, abstracts, appraisals (to the extent required by law), legal

Exhibit 10.2

opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property and (iv) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property; and

(f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, (i) particular assets if and for so long as, in the reasonable judgment of the Collateral Agent, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) real property in which the Borrower or one of the Subsidiary Loan Parties only has a leasehold interest and (iii) Excluded Property (as defined in the Collateral and Guarantee Agreement).  The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of legal opinions or title insurance with respect to particular Subsidiary Loan Parties or assets (including extensions beyond the Effective Date or the Amendment Effective Date, as applicable, for the perfection of security interests in the assets of the Loan Parties on such date) where it determines that perfection cannot be accomplished or legal opinions or title insurance delivered without undue effort or expense by the time or times required by this Agreement or the Security Documents.

“Combined Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Term Loan, Revolving Exposure and Additional Tranche Term Loans, if any, at such time.

“Commitment Termination Notice” means a notice by the Borrower substantially in the form of Exhibit G.

“Commitments” means, with respect to each Lender, such Lender’s Revolving Commitment and Term Commitment, if any.

“Common Equity” of any Person means all Equity Interests of such Person that are generally entitled to (a) vote in the election of directors of such Person or (b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Consolidated Amortization Expense” of any Person for any period means the amortization expense of such Person and its subsidiaries for such period to the extent deducted in computing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Current Liabilities” of any Person on any date means the consolidated current liabilities (other than the short-term portion of any long-term Indebtedness of such Person and its subsidiaries and any short-term Indebtedness of such Person and its subsidiaries)

Exhibit 10.2

of such Person and its subsidiaries, as such amount would appear on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with GAAP.

“Consolidated Depreciation Expense” of any Person for any period means the depreciation expense of such Person and its subsidiaries for such period to the extent deducted in computing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” of any Person means, with respect to any determination date, Consolidated Net Income, plus (a) Consolidated Income Tax Expense, plus (b) Consolidated Depreciation Expense, plus (c) Consolidated Amortization Expense, plus (d) Consolidated Interest Expense, plus (e) all other unusual items or non-recurring items reducing Consolidated Net Income of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that cash expenditures, to the extent made in respect of items referred to in this clause (e), in an aggregate amount in excess of $10,000,000 for any period of four consecutive fiscal quarters shall be deducted in determining Consolidated EBITDA for the period during which such expenditures are made, plus (f) stock-option based and other equity-based compensation expenses, and less (g) all unusual items or non-recurring items increasing Consolidated Net Income of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person’s prior four full fiscal quarters for which financial results have been reported immediately prior to the determination date.

“Consolidated Income Tax Expense” of any Person for any period means the provision for taxes based on income and profits of such Person and its subsidiaries to the extent such provision for income taxes was deducted in computing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” of any Person for any period means, without duplication, (i) the interest expense (including that portion attributable to Capitalized Lease Obligations) of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) the dividend requirements of such Person and its subsidiaries with respect to Disqualified Stock and with respect to all other Preferred Stock of subsidiaries of such Person (in each case whether in cash or otherwise (except dividends payable to the Borrower or the Restricted Subsidiaries and except for dividends payable solely in Equity Interests (other than Disqualified Stock) of such Person or such subsidiary)) paid, accrued or accumulated during such period.

“Consolidated Net Assets” of any Person on any date means the excess of Consolidated Total Assets of such Person over Consolidated Current Liabilities of such Person.

“Consolidated Net Income” of any Person for any period means the net income (or loss) of such Person and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income of any subsidiary of the referent Person (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or

Exhibit 10.2

overnmental regulation applicable to that subsidiary during such period; (ii) any gain (or loss), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of its subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its subsidiaries or (b) any Asset Sale by the referent Person or any of its subsidiaries; (iii) any extraordinary gain or extraordinary loss, together with any related provision for taxes or tax benefit resulting from any such extraordinary gain or extraordinary loss, realized by the referent Person or any of its subsidiaries during such period and (iv) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets.

“Consolidated Tangible Assets” of any Person as of any date means the total assets of such Person and its subsidiaries (excluding any assets that would be classified as “intangible assets” under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Effective Date in the book value of any asset owned by such Person or any of its subsidiaries.

“Consolidated Total Assets” of any Person as of any date means the consolidated total assets of such Person and its subsidiaries, as such amount would appear on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with GAAP.

“Consolidated Total Indebtedness” of any Person as of any date means (a) all Indebtedness (including Capitalized Lease Obligations but excluding (i) Indebtedness under clause (d) of the definition thereof and (ii) contingent reimbursement obligations in respect of the undrawn amounts of letters of credit) minus (b) the aggregate amount of cash and cash equivalents of such Person and its Subsidiaries (other than Restricted Cash and Cash Equivalents) as of such date in an amount not to exceed $75,000,000.

“Consolidated Total Revenue” of any Person as of any period means the consolidated total revenues of such Person and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Contract Provider” means any Person who provides professional health care services under or pursuant to any contract, agreement or other consensual arrangement with the Borrower or any Restricted Subsidiary.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any written agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Percentage” means, with respect to any Lender, the percentage of the aggregate Combined Credit Exposures and unused Commitments represented by such Lender’s Combined Credit Exposure and unused Commitments.  If there shall be no Combined Credit Exposures or unused Commitments, the Contribution Percentages of the Lenders shall be determined based upon the Combined Credit Exposures or unused Commitments of any Class most recently outstanding and in effect.

Exhibit 10.2

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the day-to-day management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans within one Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) notified the Borrower, the Administrative Agent or any Lender in writing, or has otherwise indicated through a public statement, that it does not intend to comply with its funding obligations generally under agreements in which it commits to extend credit, (c) failed, within three Business Days after receipt of a written request from the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that (i) the Administrative Agent and the Borrower may declare (A) by joint notice to the Lenders that a Defaulting Lender is no longer a “Defaulting Lender” or (B) that a Lender is not a Defaulting Lender if in the case of both clauses (A) and (B) the Administrative Agent and the Borrower each determines, in its sole respective discretion, that (x) the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply or (y) it is satisfied that such Lender will continue to perform its funding obligations hereunder and (ii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of voting stock or any other equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof.

“Designated Noncash Consideration” means noncash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated by the Borrower as Designated Noncash Consideration, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration within 90 days following the consummation of such Asset Sale.

“Designated Syndicated Person” means (a) any Subsidiary organized after the Effective Date with respect to which the Administrative Agent shall have received a certificate of a Financial Officer to the effect that the Borrower intends to sell Equity Interests in such Subsidiary in a Syndication to occur within 180 days after such Subsidiary becomes operational;

Exhibit 10.2

provided that any such Subsidiary shall cease to be a Designated Syndicated Person if such Syndication does not occur within 180 days after such Subsidiary becomes operational and (b) any such Subsidiary organized on or before the Effective Date and listed on Schedule 1.01C.

“Designation Date” has the meaning set forth in Section 5.17.

“Disqualified Stock” means any Equity Interest (other than Series A Preferred Stock) that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 90 days after the latest Maturity Date at the time such Equity Interest is issued.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States or any State thereof or the District of Columbia.

“Effective Date” means the “Effective Date” as defined in the Existing Senior Secured Credit Agreement.

“Eligible Investments” of any Person means Investments of such Person in:

(a) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

(b) direct obligations of agencies or instrumentalities of the United States of America;

(c) a certificate of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

(d) a certificate of deposit issued by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof; provided that such deposit is either (i) insured by the Federal Deposit Insurance Corporation or (ii) properly secured by such bank by pledging direct obligations of the United States of America having a market value of not less than the face amount of such deposits;

(e) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by S&P or P-1 or higher by Moody’s; or

(f) eligible banker’s acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating of,

Exhibit 10.2

or that is the full recourse obligation of a person whose senior debt is rated, A or higher by S&P or A2 or higher by Moody’s.

“Employee Benefit Plan” means any “employee benefit plan”, as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), in respect of which the Borrower, any Restricted Subsidiary or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Borrower, any Restricted Subsidiary, or any ERISA Affiliate or on behalf of the beneficiaries of such participants.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by, and all other requirements of, any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interest in (however designated) the equity (including common stock, Preferred Stock and partnership, joint venture and limited liability company interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any Restricted Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) any Pension Plan is in “at risk” status within the meaning of Section 430(i) of the Code or a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; (c) the incurrence by the Borrower, a Restricted Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (d) the receipt by the Borrower, a Restricted Subsidiary or any ERISA Affiliate from the PBGC or a third party administrator of

Exhibit 10.2

any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (e) the incurrence by the Borrower, a Restricted Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (f) the receipt by the Borrower, a Restricted Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Restricted Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any Fiscal Year, the sum (without duplication) of:

(a) Consolidated Net Income of the Borrower for such Fiscal Year, adjusted to (i) exclude any gains or losses attributable to Prepayment Events and (ii) to the extent excluded from Consolidated Net Income, include gains to the extent of cash received in respect of such gain in the period such cash is received and all losses pursuant to clauses (ii) and (iii) of the definition of such term; plus

(b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income (provided that any cash payment made with respect to any non-cash charge that shall have been added in computing Excess Cash Flow hereunder during a prior Fiscal Year shall be subtracted in computing Excess Cash Flow for the Fiscal Year in which such cash payment is made); plus

(c) the amount, if any, by which Net Working Capital of the Borrower decreased during such Fiscal Year; minus

(d) the sum of (i) all non-cash gains (other than those attributable to Prepayment Events) included in determining such Consolidated Net Income for such Fiscal Year plus (ii) the amount, if any, by which such Net Working Capital increased during such Fiscal Year; minus

(e) the sum of (i) Capital Expenditures for such Fiscal Year (except to the extent attributable to the incurrence of Capitalized Lease Obligations or otherwise financed by incurring long-term Indebtedness) plus (ii) cash consideration paid during such Fiscal Year to make acquisitions or other capital investments (except to the extent financed by incurring long-term Indebtedness); minus

(f) the aggregate principal amount of long-term Indebtedness repaid or prepaid by the Borrower and its consolidated Restricted Subsidiaries during such Fiscal Year in compliance with Section 6.09, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving extensions of credit (except to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent

Exhibit 10.2

reduction in related commitments), (ii) Loans prepaid pursuant to Section 2.11(c), (iii) repayments or prepayments of long-term Indebtedness financed by incurring other long-term Indebtedness, (iv) repayments or prepayments of Existing Notes and (v) repayments or prepayments of Senior Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Equity Interests” means (a) voting Equity Interests in excess of 65% of the total outstanding voting Equity Interests of any Foreign Subsidiary (such Equity Interests being collectively called “Class A Excluded Equity Interests”), (b) Equity Interests in each Subsidiary that is not a Wholly Owned Subsidiary if the pledging of Equity Interests in such Subsidiary to secure the Obligations would be prohibited by, or would trigger a dissolution, disassociation, put, call or other similar adverse consequence, under the terms of any shareholder agreement, partnership agreement, limited liability company agreement or other similar agreement binding on such Subsidiary and in effect on the Effective Date (such Equity Interests being collectively called “Class B Excluded Equity Interests”) and (c) Equity Interests of Captive Insurance Subsidiaries.

“Excluded Subsidiary” means:

(a) any Designated Syndicated Person;

(b) HealthSouth of Altoona, Inc., a Delaware corporation; and

(c) any Subsidiary designated in writing by the Borrower to the Administrative Agent to the extent and for so long as such Subsidiary (i) does not account for more than $2,500,000 individually, or, together with all other Subsidiaries currently designated as Excluded Subsidiaries under this clause (c), more than 20% in the aggregate, of the Consolidated EBITDA of the Borrower for the most recently ended period of four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.01(a)(i) or 5.01(a)(ii), or (ii) does not account for more than $2,500,000 individually, or, together with all other Subsidiaries currently designated as Excluded Subsidiaries under this clause (c), more than 20% in the aggregate, of Consolidated Total Assets of the Borrower as of the last day of the most recent period for which financial statements have been delivered pursuant to Section 5.01(a)(i) or 5.01(a)(ii) (each such Subsidiary being called a “Non-Material Subsidiary”).

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.22), any withholding tax that is (i) imposed by the United States of America on

Exhibit 10.2

amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), (d) any Taxes imposed as a result of its gross negligence or willful misconduct, and (e) any taxes imposed by Sections 1471 through Section 1474 of the Code (including any official interpretations thereof, collectively “FATCA”) on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2012.

“Existing Indebtedness” means all of the Indebtedness of the Borrower and the Restricted Subsidiaries that is outstanding on the Effective Date, as set forth on Schedule 1.01A.

“Existing Letters of Credit” means the letters of credit outstanding on the Effective Date and set forth on Schedule 2.05.  Each Existing Letter of Credit constitutes a Letter of Credit under this Agreement.

“Existing Note Indentures” means each of the following indentures (including any related supplemental indentures), which are in effect on the Effective Date: (a) the Indenture dated as of June 14, 2006, among Borrower, the Subsidiary Guarantors (as defined therein) and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 2016 Notes, and (b) the Indenture dated as of December 1, 2009, among the Borrower, the Subsidiary Guarantors (as defined therein) and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 2020 Notes.

“Existing Notes” means the 2016 Notes and the 2020 Notes.

“Existing Senior Secured Credit Agreement” means the Amended and Restated Credit Agreement dated as of October 26, 2010 among the Borrower, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent, as in effect immediately prior to the Amendment Effective Date.

“Facility” means an inpatient or outpatient rehabilitation facility, certified outpatient rehabilitation facility, skilled nursing facility, specialty medical center or facility, specialty orthopedic hospital or acute care hospital, subacute inpatient facility, transitional living center, medical office building, outpatient surgery center or outpatient diagnostic center, with all buildings and improvements associated therewith, that is owned or leased, in whole or in part, by the Borrower or a Restricted Subsidiary.

“Fair Market Value” of any asset or items means the fair market value of such asset or items as determined in good faith by (a) a Financial Officer for transactions valued at or below $10,000,000 or (b) by the Board of Directors of the Borrower or a Subsidiary, as applicable, and evidenced by a resolution of such Board of Directors, for transactions in excess of $10,000,000.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal

Exhibit 10.2

Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by the Administrative Agent.

“Financial Officer” means the principal financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Fiscal Year” means the twelve month period ending on December 31.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means (a) any Subsidiary that is not a Domestic Subsidiary, (b) a Domestic Subsidiary in existence on the Effective Date that (i) does not conduct any business or operations and (ii) has assets substantially all of which consist of direct or indirect ownership of the voting Equity Interests of Subsidiaries described in clause (a) of this definition, or (c) a Domestic Subsidiary that (i) does not conduct any business or operations and (ii) does not have any assets or liabilities other than (A) voting Equity Interests of Subsidiaries described in clause (a) of this definition and (B) bank accounts incidental to the ownership of voting Equity Interests of Subsidiaries described in clause (a).

“GAAP” means generally accepted accounting principles as from time to time in effect.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether regional, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty

Exhibit 10.2

issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” shall mean (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances or (b) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to or can give rise to liability under any Environmental Law.

“Increased Cost Lender” has the meaning assigned to such term in Section 2.22.

“Incremental Lender” has the meaning assigned to such term in Section 2.20(a).

“Indebtedness” of any Person as of any date means, without duplication: (a) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (d) all obligations of such Person with respect to any Swap Agreement; (e) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (f) all Capitalized Lease Obligations of such Person; (g) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (h) all Indebtedness of others Guaranteed by such Person to the extent of such Guarantee; (i) all Attributable Indebtedness of such Person; (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations, contingent or otherwise, of such Person in respect of synthetic lease facilities, (l) all Securitization Transactions and (m) all Disqualified Stock of such Person and its subsidiaries and all other Preferred Stock of the subsidiaries of such Person valued at the greater of (i) the voluntary or involuntary liquidation preference of such Disqualified Stock or such Preferred Stock, as the case may be, and (ii) the aggregate amount payable upon purchase, redemption, defeasance or payment of such Disqualified Stock or such Preferred Stock, as the case may be. The amount of Indebtedness of any Person as of any date shall be the outstanding balance as of such date of all unconditional obligations described above plus past due interest thereon, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (g), the amount of the Indebtedness secured or if such Indebtedness is nonrecourse to such Person, the fair market value of the assets of such Person securing such Indebtedness, if less than the amount of such Indebtedness.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

Exhibit 10.2

“Information” has the meaning assigned to such term in Section 9.12.

“Information Memorandum” means the Confidential Information Memorandum dated September 23, 2010 relating to the Borrower and the Original Transactions.

“Installment” has the meaning set forth in Section 2.10.

“Installment Date” has the meaning set forth in Section 2.10.

“Intellectual Property” has the meaning set forth in the Collateral and Guarantee Agreement.

“Intercreditor Agreement” means a First Lien Intercreditor Agreement among the Administrative Agent and the authorized representative named therein for each series of Pari Passu Indebtedness, substantially in the form of Exhibit C, with such changes thereto that are reasonably satisfactory to the Administrative Agent.

“Interest Coverage Ratio” means the ratio of (a) Adjusted Consolidated EBITDA of the Borrower and its Restricted Subsidiaries to (b) Consolidated Interest Expense of the Borrower and its Restricted Subsidiaries (less amortization of financing fees of the Borrower and its Restricted Subsidiaries), in each case for any period of four consecutive fiscal quarters of the Borrower.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing substantially in the form of Exhibit E.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, or, if consented to by all Lenders, nine or 12 months thereafter, in each case as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

Exhibit 10.2

“Investments” of any Person means: (a) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (b) all Guarantees of Indebtedness of any other Person by such Person; (c) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person; and (d) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

“IP Security Agreement” has the meaning set forth in the Collateral and Guarantee Agreement.

“Issuing Bank” means (a) Barclays Bank PLC and each other Lender designated an Issuing Bank pursuant to Section 2.05(j), in each case in its capacity as an issuer of Letters of Credit hereunder and (b) JPMorgan Chase Bank, N.A. and First Commercial Bank a division of Synovus Bank, in each case in its capacity as issuer of each Existing Letter of Credit issued by it.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Bookrunners” means Barclays Capital, Citigroup Global Markets Inc., Banc of America Securities LLC, Goldman Sachs Lending Partners LLC and Morgan Stanley & Co., in each case in its capacity as a joint bookrunner hereunder.

“Joint Lead Arrangers” means Barclays Capital and Citigroup Global Markets Inc., in each case in its capacity as a joint lead arranger hereunder.

“LC Commitment” means $260,000,000.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Aggregate Revolving Percentage of the total LC Exposure at such time.

“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Swap Agreement (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Effective Date but subsequently, whether before or after entering into a Swap Agreement, ceases to be an Agent or a Lender, as the case may be).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or as set forth in Section 2.20, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

Exhibit 10.2

“Letter of Credit” means the Existing Letters of Credit and any letter of credit issued pursuant to this Agreement, other than any such Letter of Credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Leverage Ratio” means, at any date, the ratio of (a) Consolidated Total Indebtedness of the Borrower and its Restricted Subsidiaries on such date to (b) Adjusted Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the period of four consecutive fiscal quarters of the Borrower and its Restricted Subsidiaries ended as of the end of the most recent fiscal quarter for which financial statements of the Borrower have been delivered under Section 5.01.

“LIBO Rate” means with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Page LIBOR01 as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period.  If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Borrowing being made, continued or converted by Barclays Bank and with a term equivalent to such Interest Period would be offered by Barclays Bank to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any financing lease in the nature thereof, and any filing of, or agreement to give, any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Loan Documents” means this Agreement, the Security Documents, each Additional Revolving Commitment Amendment, each Additional Tranche Term Loan Amendment, the Intercreditor Agreement and any Notes and, other than for purposes of Section 9.02, each Letter of Credit and each Letter of Credit application referred to in Section 2.05.

“Loan Parties” means the Borrower and each Subsidiary Loan Party.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, any Additional Tranche Term Loan Amendment or any Additional Revolving Commitment Amendment.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Margin Stock” means “margin stock” as defined in Regulation U of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, properties or condition, financial or otherwise, of the Borrower and its Restricted

Exhibit 10.2

Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its Obligations, (c) the rights or powers of or remedies available to the Administrative Agent, the Lenders or any Secured Party under any Loan Document or (d) the legality, validity, binding effect or enforceability against a Loan Party of any Loan Document to which it is a party.

“Material Group” means any Subsidiary or group of Subsidiaries (i) the book value of the net assets of which was greater than 5% of Consolidated Net Assets of the Borrower as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01, (ii) the total revenues of which were greater than 5% of Consolidated Total Revenue of the Borrower for the four-fiscal-quarter period ending on the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01 or (iii) the Consolidated EBITDA of which was greater than 5% of Consolidated EBITDA of the Borrower for the four-fiscal-quarter period ending on the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01.  For purposes of making the determinations required by this definition, assets, revenues and EBITDA of Foreign Subsidiaries shall be converted into dollars at the rates used in preparing the applicable quarterly financial statements of the Borrower which shall have been delivered pursuant to Section 5.01.

“Material Indebtedness” means (a) the Pari Passu Indebtedness and (b) other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $30,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means (a) with respect to the Revolving Loans and the Term Loans, May 10, 2016, and (b) with respect to Additional Tranche Term Loans of any Class, the date specified as the scheduled final maturity date of the Additional Tranche Term Loans of such Class in the applicable Additional Tranche Term Loan Amendment.

“Medicaid Certification” means certification by a state agency or entity under contract with a state agency that a health care operation is in compliance with all the conditions of participation set forth in the Medicaid Regulations.

“Medicaid Provider Agreement” means an agreement entered into between a state agency or other entity administering the Medicaid program and a health care operation under which the health care operation agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

“Medicaid Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (b) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all Federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statues described in clause (a)

Exhibit 10.2

above; (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case as may be amended, supplemented or otherwise modified from time to time.

“Medicare Certification” means certification by CMS or a state agency or entity under contract with CMS that a health care operation is in compliance with all the conditions of participation set forth in the Medicare Regulations.

“Medicare Provider Agreement” means an agreement entered into between CMS and a health care operation under which the health care operation agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

“Medicare Regulations” means, collectively, all Federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto, together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including Health and Human Services (“HHS”), CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

“Model” has the meaning assigned to such term in Section 3.06(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, or other security document granting a Lien on any Mortgaged Property to secure the Obligations.  Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

“Mortgaged Property” means each parcel of real property and the improvements thereto owned in fee simple by the Borrower or a Wholly Owned Restricted Subsidiary that is also a Domestic Subsidiary (other than any such Subsidiary that is an Excluded Subsidiary) with a book value or insured book value (with respect to real property, land and improvements) greater than $3,000,000; provided that Mortgaged Property shall not include (i) any such parcel of real property that is subject to a mortgage in favor of any Person other than the Collateral Agent as of the Effective Date or (ii) the parcel of real property located at 10199 44th Street, Sunrise, FL.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA which the Borrower or any ERISA Affiliate of Borrower is making, is obligated to make

Exhibit 10.2

or has been obligated to make during the last six years, contributions on behalf of participants who are or were employed by any of Borrower or any ERISA Affiliate of Borrower.

“Net Proceeds” means (a) with respect to any event described in clause (c) or (d) of the definition of the term “Prepayment Event”, the Pari Passu Indebtedness Rejected Amount applicable thereto and (b) with respect to any other event, (i) the cash proceeds received in respect of such event, including any cash received in respect of any non-cash proceeds, but only as and when received, net of (ii) the sum of (A) all fees and out-of-pocket expenses (including underwriting discounts and commissions) paid by the Borrower and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (B) in the case of a sale, transfer or other disposition of an asset, the amount of all payments required to be made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans and Pari Passu Indebtedness) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (C) the amount of all taxes paid (or estimated in good faith to be payable) by the Borrower and the Restricted Subsidiaries and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities estimated in good faith to be payable that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer); provided that on the date on which such reserve is no longer required to be maintained, the remaining amount of such reserve shall then be deemed to be Net Proceeds.  For purposes of clause (a) of this definition, the Net Proceeds in respect of any event described or referred to in such clause shall be deemed to be received by the Borrower on the day that the applicable offer to repurchase, redeem or prepay any Pari Passu Indebtedness shall have expired in accordance with the terms thereof.

“Net Working Capital” of any Person as of any date means (a) the consolidated current assets of such Person and its consolidated subsidiaries as of such date (excluding cash and Eligible Investments) minus (b) the consolidated current liabilities of such Person and its consolidated subsidiaries as of such date (excluding the outstanding Obligations, to the extent they shall at any time constitute current liabilities, and other current liabilities in respect of Indebtedness).  Net Working Capital at any date may be a positive or negative number.  Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.22.

“Non-Material Subsidiary” has the meaning assigned to such term in the definition of “Excluded Subsidiary”.

“Notes” means any promissory notes issued by the Borrower pursuant to Section 2.09(e), as they may be amended, supplemented or otherwise modified from time to time.

“Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower in respect of any Letter of Credit, when and as due, including payments in respect of

Exhibit 10.2

reimbursement of LC Disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise, arising under the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment of all the monetary obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents, (c) the due and punctual payment of all monetary obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into and (d) the due and punctual payment and performance of all obligations of any Loan Party to a Lender or an Affiliate of a Lender in respect of any Cash Management Obligations (other than Cash Management Obligations provided after (i) the principal of and interest on each Loan and all fees payable hereunder have been paid in full, (ii) the Lenders have no further commitment to lend hereunder, (iii) the LC Exposure has been reduced to zero and (iv) the Issuing Banks have no further obligation to issue Letters of Credit), including obligations in respect of overdrafts, temporary advances, interest and fees.

“OID” has the meaning assigned to such term in Section 2.20(b).

“Original Transactions” means the Transactions that have occurred on or about the Effective Date.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions thereto) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Pari Passu Indebtedness” means (a) senior secured debt constituting securities (as defined under the Securities Act) of the Borrower issued after the Effective Date; provided that (i) the final maturity thereof shall be no earlier than the latest Maturity Date as of the time of the issuance thereof and the weighted average life to maturity thereof shall not be shorter than the weighted average life to maturity of any Loans or Revolving Commitments outstanding as of the time of the issuance thereof, (ii) no Restricted Subsidiary of the Borrower shall be an obligor under a Guarantee in respect thereof unless such Restricted Subsidiary shall be a party to the Collateral and Guarantee Agreement and (iii) the obligations in respect thereof shall be secured by the Pari Passu Indebtedness Collateral (but not by any Lien on any asset of the Borrower, any Restricted Subsidiary or any other Affiliate of the Borrower, other than any asset constituting Pari Passu Indebtedness Collateral); and (b) any Refinancing Indebtedness in respect thereof (or in respect of any such Refinancing Indebtedness theretofore incurred).

Exhibit 10.2

“Pari Passu Indebtedness Collateral” means the Collateral, other than (a) the cash collateral on deposit with any Issuing Bank as contemplated by Section 2.05(c) and (b) the cash collateral on deposit with the Administrative Agent pursuant to Section 2.05(l).

“Pari Passu Indebtedness Documents” means the indenture or other agreement under which any Pari Passu Indebtedness is issued or incurred and all other instruments, agreements and other documents evidencing or governing such Pari Passu Indebtedness or providing any Guarantee or other right in respect thereof.

“Pari Passu Indebtedness Liens” means Liens on Pari Passu Indebtedness Collateral securing obligations in respect of Pari Passu Indebtedness.

“Pari Passu Indebtedness Rejected Amount” means, with respect to any event described in clause (c) or (d) of the definition of the term “Prepayment Event”, the amount of the excess referred to in such clause.

“Participant” has the meaning set forth in Section 9.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any Employee Benefit Plan subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code or any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit B or any other form approved by the Collateral Agent.

“Permitted Incremental Amount” means, at any time, (a) $200,000,000, less (b) the sum of (i) the aggregate principal amount of Pari Passu Indebtedness outstanding at such time, (ii) the aggregate principal amount of all Additional Tranche Term Loans outstanding and all Additional Revolving Commitments outstanding at such time pursuant to Section 2.20(a) and (iii) the aggregate principal amount of any outstanding Indebtedness (including outstanding Commitments in respect of such Indebtedness) secured by Liens permitted under 6.06(e) prior to such time.

“Permitted Investments” means: (a) capital contributions, advances or loans to the Borrower by any Restricted Subsidiary or by the Borrower or any Restricted Subsidiary to a Restricted Subsidiary; (b) the acquisition and holding by the Borrower and each of the Restricted Subsidiaries of receivables owing to the Borrower and such Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (c) the acquisition and holding by the Borrower and the Restricted Subsidiaries of cash and Eligible Investments and Investments that were Eligible Investments when made; (d) the making of an Investment by the Borrower, directly or through a Wholly Owned Restricted Subsidiary, in a Wholly Owned Restricted Subsidiary formed solely for the purpose of insuring the healthcare business and facilities owned or operated by the Borrower or a Restricted Subsidiary and any physician employed by or on the staff of any such business or facility; provided that the amount invested in such Restricted Subsidiary does not exceed

Exhibit 10.2

$15,000,000; and (e) Investments made by the Captive Insurance Subsidiary in the ordinary course of business and in accordance with applicable law.

“Permitted Liens” means: (a) Liens for taxes, assessments or governmental charges or claims that either (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings; (b) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts that either (i) are not overdue by more than 30 days or (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with, and to the extent required by, GAAP; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits due in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation; (d)  Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of Indebtedness), in each case, incurred in the ordinary course of business; (e) attachment or judgment Liens not giving rise to a Default or an Event of Default; (f) encumbrances shown as exceptions in title insurance policies insuring the Mortgages and easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary; (g) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary; (h) Liens with respect to any Acquired Indebtedness, provided that such Liens only extend to assets that were subject to such Liens prior to the acquisition of such assets by the Borrower or a Restricted Subsidiary and not incurred in anticipation or contemplation of such acquisition; (i) Liens securing Refinancing Indebtedness (other than any Pari Passu Indebtedness) that are permitted under clause (iv) of the definition of such term; (j) purchase money Liens (including Capitalized Lease Obligations); (k) Liens on assets of the Borrower or any Restricted Subsidiary created pursuant to the Security Documents and Liens in favor of any Issuing Bank on assets of the Borrower or any Restricted Subsidiary securing its obligations in respect of Cash Collateralized Letters of Credit issued by such Issuing Bank; (l) bankers’ liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Borrower or any Restricted Subsidiary; (m) the interest of any issuer of a letter of credit in any cash or Eligible Investment deposited with or for the benefit of such issuer as collateral for such letter of credit, provided that the Indebtedness so collateralized is permitted to be incurred by the terms of this Agreement; (n) any Lien consisting of a right of first refusal or option to purchase the ownership interest of the Borrower or a Restricted Subsidiary in any Restricted Subsidiary or to purchase assets of the Borrower or any Restricted Subsidiary, which right of first refusal or option is entered into in the ordinary course of business; (o) Liens resulting from earnest money deposits in connection with any letter of intent or purchase agreement; (p) Liens on cash deposits securing any Swap Agreements permitted under Section 6.15; (q) Liens on cash or cash equivalents used to defease or to satisfy and discharge Indebtedness so long as such defeasance, satisfaction or discharge is not prohibited hereunder; and (r) Liens on securities that are the subject of repurchase agreements constituting Eligible Investments.

Exhibit 10.2

“Permitted Syndicated Interest Repurchase” means any purchase of a Syndicated Interest by the Borrower or a Restricted Subsidiary to the extent constituting a Restricted Payment permitted under Section 6.09(a).

“Permitted Syndicated Interest Sales” means sales of Syndicated Interests for Fair Market Value that the Borrower determines in good faith are in the best interests of the Borrower and the Restricted Subsidiaries, taken as a whole.

“Permitted Unsecured Indebtedness” means (a) unsecured Indebtedness (including Acquired Indebtedness) incurred after the Effective Date; provided that (i) the final maturity thereof shall be no earlier than 90 days after the latest Maturity Date as of the time of the issuance thereof and the weighted average life to maturity thereof shall not be shorter than the weighted average life to maturity of any Loans or Commitments outstanding as of the time of the issuance thereof, (ii) no Restricted Subsidiary of the Borrower shall be an obligor under a Guarantee in respect thereof unless such Restricted Subsidiary shall be a party to the Collateral and Guarantee Agreement and (iii) the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower, any Restricted Subsidiary or any other Affiliate of the Borrower; and (b) any Refinancing Indebtedness in respect thereof (or in respect of any such Refinancing Indebtedness theretofore incurred).

“Permitted Unsecured Indebtedness Documents” means the indenture or other agreement under which any Permitted Unsecured Indebtedness is issued or incurred and all other instruments, agreements and other documents evidencing or governing such Permitted Unsecured Indebtedness or providing any Guarantee or other right in respect thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” means IntraLinks or another similar electronic system.

“Preferred Stock” means with respect to any Person all Equity Interests of such Person which has a preference in liquidation or a preference with respect to the payment of dividends or distributions of operating profit or cash.

“Prepayment Event” means:

(a) any Asset Sale, other than (i) Syndications and resyndication transactions in the ordinary course of business and (ii) other dispositions resulting in the aggregate for all such dispositions in Net Proceeds not greater than $10,000,000 during any Fiscal Year of the Borrower;

(b) the incurrence of any Indebtedness by the Borrower or any Restricted Subsidiary, other than Indebtedness permitted under Section 6.03 (giving effect to any amendment of or waiver under such Section);

(c) if any offer to repurchase, redeem or prepay any Pari Passu Indebtedness is required to be made by the Borrower or any Restricted Subsidiary pursuant to the terms thereof on account of the occurrence of any event described in clause (a) above, at the

Exhibit 10.2

expiration of such offer the aggregate amount of the net proceeds thereof that has been offered to be applied to repurchase, redeem or prepay such Pari Passu Indebtedness shall exceed the aggregate principal amount of such net proceeds with respect to which such offer has been accepted; and

(d) if any offer to repurchase, redeem or prepay any Pari Passu Indebtedness is required to be made by the Borrower or any Restricted Subsidiary pursuant to the terms thereof on account of the occurrence of any event described in clause (b) above, at the expiration of such offer the aggregate amount of the net proceeds thereof that has been offered to be applied to repurchase, redeem or prepay such Pari Passu Indebtedness shall exceed the aggregate principal amount of such net proceeds with respect to which such offer has been accepted.

“Prepayment Notice” means a notice by the Borrower substantially in the form of Exhibit F.

 “Prime Rate” means the rate of interest publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.  Any change in such Prime Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced and whether or not earned by performance).

“Recipient” has the meaning set forth in Section 2.17(g).

“Refinance” has the meaning given it in the definition of “Refinancing Indebtedness”.

“Refinancing Indebtedness” means Indebtedness that is applied to refund, refinance, repurchase and retire or extend (collectively, “Refinance”) any Existing Indebtedness or any Indebtedness incurred under Section 6.03, and any Indebtedness previously Refinanced in accordance with this definition; provided that: (i) the Refinancing Indebtedness is the obligation (whether as a primary obligor or under a Guarantee) of the same Person or Persons (and not of any other Person) and, if the Indebtedness being Refinanced is subordinated to the Obligations, the Refinancing Indebtedness is also subordinated to the Obligations to the same extent as the Indebtedness being Refinanced; (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the scheduled maturity of the Indebtedness being Refinanced and is not subject to any requirement not applicable to the Indebtedness being Refinanced that such Indebtedness be prepaid, redeemed, repurchased or defeased on one or more scheduled dates or upon the happening of one or more events (other than events of default or change of control events); (iii) the Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being Refinanced; (iv) the Refinancing Indebtedness, if secured, is secured only by some or all of (but not more than) the assets that secure the

Exhibit 10.2

Indebtedness being Refinanced; and (v) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being Refinanced (except for issuance costs and increases in Attributable Indebtedness due solely to increases in the present value calculations resulting from renewals or extensions of the terms of the underlying leases in effect on the Effective Date); provided, further, that Indebtedness meeting the requirements of the foregoing clauses (i) through (v) may constitute Refinancing Indebtedness notwithstanding that it is not immediately applied to the Refinancing of other Indebtedness so long as (x) the Borrower designates such Indebtedness as Refinancing Indebtedness and (y) prior to their use for Refinancing other Indebtedness, the net proceeds of such Indebtedness are promptly (1) deposited in an account controlled by the Collateral Agent (and in which the Collateral Agent shall have been granted a security interest pursuant to the Security Documents), pursuant to an agreement satisfactory to the Borrower and the Administrative Agent, and held in such account pending the application of such net proceeds to Refinance such other Indebtedness or (2) except in the case of any Refinancing of Pari Passu Indebtedness, applied to prepay Revolving Loans, in which case an amount of the Revolving Commitments equal to the amount so prepaid will be held available and not borrowed pending, and will be made available (subject to the conditions to borrowing set forth herein) only to provide funds for, the application of such net proceeds to Refinance such other Indebtedness.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Replacement Lender” has the meaning assigned to such term in Section 2.22.

“Required Lenders” means, at any time, Lenders having Combined Credit Exposures and unused Commitments representing more than 50% of the sum of the total Combined Credit Exposures and unused Commitments at such time.  For purposes of this definition, Required Lenders shall be determined by excluding all Loans and Commitments held or beneficially owned by a Defaulting Lender.

“Responsible Officer” means the principal executive officer, the principal financial officer, the principal accounting officer, the treasurer or the controller of the Borrower.

“Restricted Cash and Cash Equivalents” means, as of any date, the cash and cash equivalents (a) held by the Captive Insurance Subsidiary and committed to third-party administrators for payment of the Borrower’s insurance claims, (b) held by Syndicated Persons to the extent that such cash and cash equivalents are required by the owners of such Syndicated Persons to be held in separate accounts and not otherwise commingled with the assets of the Borrower, (c) held by any Restricted Subsidiary to the extent that, and for so long as, such cash and cash equivalents may not be distributed to the owner or owners of the Equity Interests in

Exhibit 10.2

such Restricted Subsidiary under the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such subsidiary, (d) the cash collateral on deposit with any Issuing Bank as contemplated by Section 2.05(c) and (e) the cash collateral on deposit with the Administrative Agent pursuant to Section 2.05(l).

“Restricted Payment” means with respect to any Person: (a) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person’s Equity Interests (except that such a dividend or distribution payable solely in Equity Interests (other than Disqualified Stock) of such Person shall not constitute a Restricted Payment); (b) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person’s Equity Interests or any other payment or distribution made in respect thereof, either directly or indirectly (except that any such payment payable solely in Equity Interests (other than Disqualified Stock) of the Borrower shall not constitute a Restricted Payment); or (c) any payment on account of the purchase, redemption, retirement, defeasance or other acquisition for value, prior to any scheduled principal payment, sinking fund payment or Stated Maturity, of Subordinated Indebtedness of such Person or any of its subsidiaries (except that any such payment payable solely in Equity Interests (other than Disqualified Stock) of the Borrower shall not constitute a Restricted Payment).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Commitments” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to Section 2.20 or pursuant to assignments by or to such Lender pursuant to Section 9.04.  The amount of each Lender’s Revolving Commitment as of the Amendment Effective Date is set forth on Schedule 2.01.  The aggregate amount of the Lenders’ Revolving Commitments as of the Amendment Effective Date is $500,000,000.  The initial amount of the Revolving Commitment of any Lender that becomes a Revolving Lender after the Amendment Effective Date is set forth in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment or an Additional Revolving Commitment Amendment, as applicable.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and the portions of its LC Exposure and Swingline Exposure attributable to its Revolving Commitment at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(b).

“S&P” means Standard & Poor’s Corporation.

Exhibit 10.2

“Sale and Leaseback Transaction” means any arrangement whereby the Borrower or a Restricted Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease from the buyer or transferee the sold or transferred property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” has the meaning assigned to such term in the Collateral and Guarantee Agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated by the SEC thereunder.

“Securitization Transaction” means (a) any transfer by the Borrower or any Restricted Subsidiary of Receivables or interests therein (i) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables or interests in Receivables, or (ii) directly to one or more investors or other purchasers, or (b) any transaction in which the Borrower or a Restricted Subsidiary incurs Indebtedness or other obligations secured by Liens on Receivables.  The “amount” or “principal amount” of any Securitization Transaction shall be deemed at any time to be (A) in the case of a transaction described in clause (a) of the preceding sentence, the aggregate principal or stated amount of the Indebtedness or other securities referred to in such clause or, if there shall be no such principal or stated amount, the uncollected amount of the Receivables transferred pursuant to such Securitization Transaction net of any such Receivables that have been written off as uncollectible, and (B) in the case of a transaction described in clause (b) of the preceding sentence, the aggregate outstanding principal amount of the Indebtedness secured by Liens on the subject Receivables.

“Security Documents” means the Collateral and Guarantee Agreement, the IP Security Agreements, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to the Collateral and Guarantee Agreement or pursuant to Section 5.14 to secure any of the Obligations.

“Senior Notes” means (a) the Borrower’s 7.25% Senior Notes due 2018 and (b) the Borrower’s 7.75% Senior Notes due 2022.

“Senior Notes Indenture” means the Indenture dated December 1, 2009 by and between the Borrower and The Bank of Nova Scotia Trust Company of New York, as Trustee.

“Senior Notes Offering” means the issuance and sale by the Borrower of the Senior Notes.

“Senior Secured Indebtedness” of any Person means, as of any date of determination, the aggregate amount of Consolidated Total Indebtedness secured by a Lien on any assets of such Person as of such date.

Exhibit 10.2

“Senior Secured Leverage Ratio” means, at any date, the ratio of (a) Senior Secured Indebtedness of the Borrower and its Restricted Subsidiaries on such date to (b) Adjusted Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the period of four consecutive fiscal quarters of the Borrower and its Restricted Subsidiaries ended as of the end of the most recent fiscal quarter for which financial statements of the Borrower have been delivered under Section 5.01.

“Series A Preferred Stock” means the 400,000 shares of Series A Convertible Perpetual Preferred Stock of the Borrower having a par value of $0.10 per share.

“Solvent” means (a) the fair value of the assets of the Borrower and its Subsidiaries (or the Loan Parties, as applicable), on a consolidated basis, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and its Restricted Subsidiaries (or the Loan Parties, as applicable) on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Restricted Subsidiaries (or the Loan Parties, as applicable) on a consolidated basis will not have incurred any debts and liabilities, subordinated, contingent or otherwise, that they do not believe that they will be able to pay as such debts and liabilities become absolute and matured; and (d) the Borrower and its Restricted Subsidiaries (or the Loan Parties, as applicable) on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

“Specified Deposit Accounts” has the meaning assigned to such term in the Collateral and Guarantee Agreement.

“Stated Maturity” when used with respect to any security or any installment of interest thereon, means that date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board (or other applicable banking regulator) to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is subordinated in right of payment to the Obligations or any of them.

Exhibit 10.2

       “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means any Subsidiary that is, or is required under the terms of this Agreement to be, a party to any Security Document.

       “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall be a Swap Agreement.

       “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Aggregate Revolving Percentage of the total Swingline Exposure at such time.

       “Swingline Lender” means Barclays Bank PLC, in its capacity as lender of Swingline Loans hereunder or any other Lender designated by the Borrower and reasonably acceptable to the Administrative Agent that agrees to act as the “Swingline Lender” hereunder; provided that Swingline Loans made by no more than one Swingline Lender may be outstanding at any time.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Loan Commitment” means the obligation of a Swingline Lender to make Swingline Loans and of each Lender having a Revolving Commitment to participate in Swingline Loans pursuant to Section 2.04(c).

“Syndicated Interests” has the meaning set forth in the definition of Syndications.

“Syndicated Person” means a Person the Equity Interests of which constitute Syndicated Interests.

“Syndication Agent” means Citigroup Global Markets Inc., in its capacity as syndication agent hereunder.

Exhibit 10.2

“Syndications” means the sale of partnership or other Equity Interests (“Syndicated Interests”) in Subsidiaries or other Persons Controlled by the Borrower that own or operate surgery, diagnostic or other healthcare facilities to (a) participating physicians, radiologists and other specialists, (b) professional corporations and other legal entities owned or controlled by such participating physicians, radiologists and other specialists, and (c) participating hospitals and other healthcare providers.

“Taxes” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (and interest, fines, penalties and additions related thereto) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, that “Tax or Taxes on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make or otherwise fund Term Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to Section 2.20 or pursuant to assignments by or to such Lender pursuant to Section 9.01.  The amount of each Lender’s Term Commitment as of the Amendment Effective Date is set forth on Schedule 2.01.  The aggregate amount of the Lenders’ Term Commitments as of the Amendment Effective Date is $100,000,000.

“Term Lender” means a Lender with an outstanding Term Loan.

“Term Loan” means a Loan made pursuant to Section 2.01(a) and, if applicable, an Additional Tranche Term Loan Amendment.

“Terminated Lender” has the meaning assigned to such term in Section 2.22.

       “Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of the Loans, the use of the proceeds thereof, the continuation and reaffirmation of the Liens granted under the Security Documents, the amendment and restatement of the Existing Senior Secured Credit Agreement and the other transactions contemplated hereby.

       “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

       “Unrestricted Subsidiary” means (a) each Subsidiary of the Borrower listed on Schedule 1.01B, (b) any Subsidiary of the Borrower designated by a Financial Officer of the Borrower as an Unrestricted Subsidiary pursuant to Section 5.17 subsequent to the Effective Date and (c) any Subsidiary of an Unrestricted Subsidiary.

Exhibit 10.2

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended.

“Wholly Owned Restricted Subsidiary” of any Person means (a) a subsidiary of which 100% of the Common Equity (except for director’s qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Restricted Subsidiaries of such Person and (b) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield Differential” has the meaning assigned to such term in Section 2.20(b).

SECTION 1.02. Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement (including this Agreement or any other Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP.  (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed,

Exhibit 10.2

and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein; provided, further, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) All computations required to be made hereunder on a pro forma basis giving effect to any acquisition, investment, sale, disposition or similar event shall reflect on a pro forma basis such event and, to the extent applicable and otherwise permitted under Article 11 of Regulation S-X promulgated under the Securities Act, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Indebtedness and any projected synergies, cost savings and other adjustments or similar benefits expected to be realized as a result of such event.

SECTION 1.05. Senior Debt Status.  In the event that the Borrower or any Restricted Subsidiary shall at any time issue or have outstanding any Indebtedness that by its terms is subordinated or junior to any other Indebtedness of the Borrower or such Restricted Subsidiary, the Borrower shall take or cause such Restricted Subsidiary to take, as the case may be, all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness.  Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indentures or other agreements or instruments under which any such subordinated Indebtedness is outstanding and, if relevant, are further given all such other designations as shall be required under the terms of any such subordinated Indebtedness in order that the Lenders or the Administrative Agent may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness.

ARTICLE II

THE CREDITS

SECTION 2.01. Term Loan; Revolving Commitments.

(a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Term Lender agrees to make, on the Amendment Effective

Exhibit 10.2

Date, a Term Loan to the Borrower in an amount equal to such Term Lender’s Term Commitment.  The Borrower may make only one borrowing under the Term Commitment which shall be on the Amendment Effective Date.  Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed.  Subject to Section 2.11, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date for the Term Loans.  Each Term Lender’s Term Commitment shall terminate immediately and without further action on the Amendment Effective Date after giving effect to the funding of such Lender’s Term Commitment on such date.

(b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in dollars in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding its Revolving Commitment or (ii) the sum of the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings.  (a) On the Amendment Effective Date, each Term Loan is part of a Borrowing consisting of Term Loans held by the Term Lenders ratably in accordance with their Term Commitments on the Amendment Effective Date.  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not (i) affect the obligation of such Lender to make such Loan in accordance with the terms of this Agreement or (ii) affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Eurodollar Borrowing that results from a continuation of an outstanding Eurodollar Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) to the extent Borrowings may be used to finance such reimbursements.  After giving effect to all Borrowings, all conversions of Loans from one Type to the other and all continuations of Loans as the same Type, there shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding.

Exhibit 10.2

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of a Class of Loans if the Interest Period requested with respect thereto would end after the Maturity Date for such Class of Loans.

SECTION 2.03. Borrowing Mechanics.

(a) Borrowing Mechanics for Term Loans.  To request a Term Borrowing, the Borrower shall deliver to the Administrative Agent a fully executed Borrowing Request no later than (i) in the case of a Eurodollar Borrowing, three Business Days prior to the Amendment Effective Date and in the case of an ABR Borrowing, one Business Day prior to the Amendment Effective Date.  Promptly upon receipt by the Administrative Agent of such Borrowing Request, the Administrative Agent shall notify each Term Lender of the proposed Borrowing.

(b) Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request in writing (i) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable.  Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Class and the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06 or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement and the location and number of its account to which funds are to be disbursed.

If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class

Exhibit 10.2

and details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans.  (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during any Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request in writing, not later than 1:00 p.m., New York City time, on the day of the proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower pursuant to instructions previously agreed upon between the Swingline Lender and the Borrower by 2:00 p.m., New York City time, on the requested date of such Swingline Loan.  Each Revolving Lender acknowledges and agrees that in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Borrower deemed made pursuant to Section 4.02.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Aggregate Revolving Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Aggregate Revolving Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall promptly notify the Borrower of any participations in any Swingline Loans acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loans shall be

Exhibit 10.2

made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.  Notwithstanding anything herein to the contrary, the Swingline Lender shall not be obligated to make any Swingline Loans (i) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (ii) it does not in good faith believe that all conditions under Section 4.02 to the making of such Swingline Loan have been satisfied or waived by the Required Lenders or (iii) if any of the Revolving Lenders is a Defaulting Lender but, in the case of this clause (iii) only to the extent that (A) the Defaulting Lender’s participation in such Swingline Loan may not be reallocated pursuant to clause (a) of Section 2.21 or (B) other arrangements satisfactory to it and Borrower (including pursuant to clause (b) of Section 2.21) to eliminate such Swingline Lender’s risk with respect to the Defaulting Lender’s participation in such Swingline Loan (including cash collateralization by the Borrower of such Defaulting Lender’s pro rata share of the outstanding Swingline Loans) have not been entered into.

SECTION 2.05. Letters of Credit.  (a) General.  Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank to issue Letters of Credit for its own account or, so long as the Borrower is a joint and several co-applicant with respect thereto, for the account of any of the Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal and Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or send by facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of such Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, as applicable (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the account party for such Letter of Credit and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on the applicable Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance,

Exhibit 10.2

amendment, renewal or extension, (i) the aggregate Revolving Exposures will not exceed the aggregate Revolving Commitments and (ii) the total LC Exposure will not exceed the LC Commitment; provided that clause (ii) shall not apply to the issuance, amendment, renewal or extension of any Letter of Credit that is a Cash Collateralized Letter of Credit solely insofar as the term thereof extends beyond the Maturity Date for Revolving Loans.  Each Revolving Lender acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Borrower deemed to be made pursuant to Section 4.02.  Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (k) of this Section.

(c) Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date for Revolving Loans; provided that (A) any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date shall be automatically extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary by a specified time in advance of any such renewal; provided, further, that (1) the applicable Issuing Bank shall not be obligated to extend any such Letter of Credit if it has received written notice that a Default or an Event of Default has occurred and is continuing at the time the Issuing Bank must elect to allow such extension, or (2) in the event there is a Revolving Lender that is a Defaulting Lender, the Issuing Bank shall not be required to issue, renew or extend any Letter of Credit to the extent (x) the Defaulting Lender’s Applicable Aggregate Revolving Percentage of the aggregate amount available to be drawn under the Letter of Credit may not be reallocated pursuant to Section 2.21(a) or (y) the Issuing Bank has not otherwise entered into arrangements satisfactory to it and the Borrower (including pursuant to Section 2.21(b)) to eliminate the Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Applicable Aggregate Revolving Percentage of such LC Disbursement; and (B) any Letter of Credit may expire after the applicable date referred to in clause (ii) above if such Letter of Credit is, no later than 30 days before the Maturity Date for Revolving Loans, cash collateralized in an amount and manner and pursuant to documentation approved in writing by the applicable Issuing Bank (any such Letter of Credit being referred to as the “Cash Collateralized Letter of Credit”).

(d) Participations.  (i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof or upon the Effective Date in the case of each Existing Letter of Credit) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Aggregate Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank,

Exhibit 10.2

such Revolving Lender’s Applicable Aggregate Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this subparagraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(ii) Notwithstanding anything to the contrary in subparagraph (i) above or in paragraph (e) below, in the event that on the Maturity Date for Revolving Loans any Letter of Credit shall be a Cash Collateralized Letter of Credit, then the Revolving Lenders shall be deemed to have no participations in, and no obligations with respect to, such Letter of Credit except to the extent of the LC Disbursements made thereunder on or prior to the date that is five Business Days prior to such Maturity Date.

(e) Reimbursement.  (i) If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on (A) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, on any Business Day, or (B) the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement, if such notice is not received prior to such time on any Business Day or is received on a day that is not a Business Day; provided that, unless the Borrower shall have notified the Administrative Agent and the applicable Issuing Bank prior to 2:00 p.m., New York City time, on (A) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, on any Business Day, or (B) the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement, if such notice is not received prior to such time on any Business Day or is received on a day that is not a Business Day, the Borrower shall be deemed to have given a timely Borrowing Request to the Administrative Agent requesting Revolving Lenders make Revolving Loans that are ABR Loans on such date in an amount in Dollars equal to such LC Disbursement, subject to the amount of the unutilized portion of the Revolving Commitments and satisfaction of the conditions set forth in Section 4.02.

(ii) If the Borrower fails to make any payment described in subparagraph (i) above with respect to a Letter of Credit, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Aggregate Revolving Percentage thereof.  Promptly following receipt of such notice and in no event later than one Business Day following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Aggregate Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by the Revolving Lenders to the Borrower (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this subparagraph), and the Administrative Agent shall promptly

Exhibit 10.2

remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower in respect of any LC Disbursement, and in any event within one Business Day thereafter, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this subparagraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this subparagraph to reimburse an Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower (or any other account party in respect of the relevant Letter of Credit) of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

Exhibit 10.2

(g) Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it.  Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse or refinance such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at a rate per annum (computed in accordance with Section 2.13(e)) equal to the rate then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment (it being agreed that the rate at which such interest shall be deemed to accrue for the account of the Revolving Lenders shall correspond to the rate at which, pursuant to the next preceding sentence, interest accrues on the portion of the applicable unreimbursed LC Disbursement equal to the product of (x) the amount of such LC Disbursement and (y) the sum of the Applicable Aggregate Revolving Percentages of all the Revolving Lenders).

(i) Termination of an Issuing Bank.  Any Issuing Bank may cease to be an Issuing Bank at any time by written agreement among the Borrower, the Administrative Agent and such Issuing Bank.  The Administrative Agent shall promptly notify the Revolving Lenders of any such termination of an Issuing Bank.  At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12.  After the termination of an Issuing Bank hereunder, such Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not be required to issue additional Letters of Credit.

(j) Additional Issuing Banks; Issuing Banks for Existing Letters of Credit.  The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and the designated Lender, designate one or more additional Lenders to act as an Issuing Bank under the terms of this Agreement, and any Lender so designated shall become an Issuing Bank hereunder.  Each Lender identified as an issuer of any of the Existing Letters of Credit identified on Schedule 2.05 shall be an Issuing Bank hereunder with respect to each Existing Letter of Credit issued by such Lender; provided, however, that unless such Lender is Barclays Bank PLC or a Lender designated as an Issuing Bank in accordance with the immediately preceding sentence, such Lender shall have no obligation to issue any additional Letters of Credit (or to amend, renew or extend any Existing Letter of Credit) pursuant to the terms of this Agreement.

Exhibit 10.2

(k) Issuing Bank Reports.  Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof shall have changed), (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iii) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank and outstanding on such Business Day.

(l) Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of any Loans has been accelerated, Lenders with LC Exposures representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 7.01.  The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11.  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense (provided that such cash collateral shall be invested solely in investments that provide for preservation of capital), such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing more than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to deposit cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower (i) within three Business Days after all Events of Default have been cured or waived or (ii) immediately after the payment and performance in full of all Obligations hereunder and the termination of this Agreement.

(m) Rights of Issuing Bank.  Each Issuing Bank shall, to the extent applicable, have all of the benefits and immunities provided to the Administrative Agent under this Agreement

Exhibit 10.2

with respect to any actions taken or not taken by such Issuing Bank in connection with Letters of Credit.

SECTION 2.06. Funding of Borrowings.  (a) Subject to Section 2.03, each Lender shall make each Loan to be made by it hereunder on the date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the applicable Lenders.  The Administrative Agent will make such Loans available to the Borrower by wire transfer of immediately available funds to such account as provided in writing by the Borrower; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the applicable Borrowing.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections.  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert any such Borrowing (or any part thereof) to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an Interest Election Request pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable.

(c) Each Interest Election Request shall specify the following information:

Exhibit 10.2

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly, and in no event later than one Business Day, following receipt of an Interest Election Request the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments.  (a) Unless previously terminated, the Commitments for a Class of Loans will terminate on the Maturity Date for such Class of Loans.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of Revolving Loans, the total Revolving Exposure would exceed the total Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce any Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, by delivering a Commitment

Exhibit 10.2

Termination Notice to the Administrative Agent.  Promptly and in no event later than one Business Day following receipt of any Commitment Termination Notice, the Administrative Agent shall advise the Revolving Lenders and each Issuing Bank of the contents thereof.  Each Commitment Termination Notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a Commitment Termination Notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such Commitment Termination Notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments of such Class.

SECTION 2.09. Repayment of Loans; Evidence of Debt.  (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of the applicable Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date for Revolving Loans, (ii) to the Administrative Agent for the account of the applicable Term Lender the then unpaid principal amount of each Term Loan as provided in Section 2.10, (iii) to the Administrative Agent for the account of the applicable Lender of any Class of Additional Tranche Term Loans the then unpaid principal amount of each Additional Tranche Term Loan of such Class as provided in the applicable Additional Tranche Term Loan Amendment and (iv) to the Administrative Agent for the account of the Swingline Lender and any applicable Revolving Lenders, all Swingline Loans and all other amounts owed hereunder with respect to the Swingline Loans on the earlier of (x) the date which is 10 Business Days after the incurrence thereof and (y) the date of termination of the Revolving Commitments.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, if applicable, and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative

Exhibit 10.2

Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably acceptable to the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Amortization and Repayment of Term Loans.  The principal amounts of the Term Loans (other than Additional Tranche Term Loans) shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate amounts set forth below on the dates set forth below (each, an “Installment Date”), commencing September 30, 2011:

Amortization Date	Term Loan Installments
September 30, 2011	$1,250,000
December 31, 2011	$1,250,000
March 31, 2012	$1,250,000
June 30, 2012	$1,250,000
September 30, 2012	$1,250,000
December 31, 2012	$1,250,000
March 31, 2013	$1,250,000
June 30, 2013	$1,250,000
September 30, 2013	$1,875,000
December 31, 2013	$1,875,000
March 31, 2014	$1,875,000
June 30, 2014	$1,875,000
September 30, 2014	$2,500,000
December 31, 2014	$2,500,000
March 31, 2015	$2,500,000
June 30, 2015	$2,500,000
September 30, 2015	$2,500,000
December 31, 2015	$2,500,000
March 31, 2016	$2,500,000
Maturity Date for Term Loans	$65,000,000

Notwithstanding the foregoing, (x) such Installments shall be reduced ratably in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 2.11; and (y) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date for Term Loans.

SECTION 2.11. Prepayment of Loans; Cash Collateralization of Letters of Credit.  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section and payment of any amounts

Exhibit 10.2

required under Section 2.16; provided, that each such partial repayment shall be in an integral multiple of $1,000,000 and not less than $5,000,000.

(b) In the event and on each occasion that the aggregate Revolving Exposure exceeds the aggregate Revolving Commitments, the Borrower shall promptly prepay Revolving Borrowings in an aggregate amount equal to such excess.

(c) In the event and on each occasion that (i) any Net Proceeds are received or held by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Prepayment Event described in clause (a) or (c) of the definition of such term, within 10 Business Days after such Net Proceeds are received, (ii)  any Net Proceeds are received or held by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Prepayment Event described in clause (b) of the definition of such term, within one Business Day after such Net Proceeds are received, and (iii) any proceeds are received or held by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Prepayment Event described in clause (d) of the definition of such term, within 10 Business Days, the Borrower shall prepay Borrowings in accordance with and subject to paragraphs (d) and (e) below in an aggregate amount equal to 100% of the Applicable Prepayment Amount of such Net Proceeds.  Notwithstanding the foregoing, in the case of any Prepayment Event referred to in clause (a) or (c) of the definition of such term, if the Borrower shall deliver to the Administrative Agent within 10 Business Days of such Prepayment Event a certificate of a Financial Officer to the effect that the Borrower and the Restricted Subsidiaries intend to apply the Net Proceeds from such Prepayment Event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire Syndicated Interests or real property, equipment or other assets to be used in the business of the Borrower and the Restricted Subsidiaries, in each case, certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of the applicable time period (or committed to be applied by the end of the applicable time period and applied within 180 days after the end of the applicable time period), at which applicable time, a prepayment shall be required (to the extent not already made) in an amount equal to the Applicable Prepayment Amount.

(d) All amounts required to be paid pursuant to paragraph (c) of this Section shall be applied as follows: (i) first, to the prepayment of the Term Loan Borrowings (and ratably as between the Term Loan Borrowings of different Classes); except that amounts allocable to any Additional Tranche Term Loan Borrowings may be applied to other Term Loan Borrowings as provided in the applicable Additional Tranche Term Loan Amendment and (ii) second, after all Term Loan Borrowings have been repaid, to prepay Revolving Loan Borrowings (without a corresponding reduction in any Revolving Commitments and ratably as between the Revolving Loan Borrowings).  Subject to the sequence of application with respect to mandatory prepayments set forth above, prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid, and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

(e) In connection with any prepayment or cash collateralization of Letters of Credit hereunder, the Borrower shall deliver  the Administrative Agent a Prepayment Notice (i) in the

Exhibit 10.2

case of a prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing or cash collateralization of a Letter of Credit, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment or cash collateralization.  Each Prepayment Notice shall be irrevocable and shall specify the prepayment or cash collateralization date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment or cash collateralization, a reasonably detailed calculation of the amount of such prepayment or cash collateralization; provided, that if a Prepayment Notice with respect to an optional prepayment is given in connection with a conditional Commitment Termination Notice as contemplated by Section 2.08, then such Prepayment Notice may be revoked if such Commitment Termination Notice is revoked in accordance with Section 2.08.   Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12. Fees.  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of 0.50% per annum, on the daily unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate; provided, that (i) any commitment fee accrued with respect to any of the Revolving Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall be payable by the Borrower so long as such commitment fee shall otherwise have been due and payable by the Borrower prior to such time of such Lender becoming a Defaulting Lender and (ii) no commitment fee shall accrue on any of the Revolving Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the last of the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans of such Lender and the portion of the LC Exposure of such Lender attributable to such its Revolving Commitment (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to the portion of the LC Exposure of such Lender attributable to its Revolving Commitment, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such portion of the LC Exposure of such Lender attributable to its Revolving Commitment (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on

Exhibit 10.2

which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the portion of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the LC Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the LC Commitments terminate and any such fees accruing after the date on which the LC Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) In addition to any of the foregoing fees, the Borrower agrees to pay to the Administrative Agent such other fees (including administrative agency fees) payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest.  (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any LC Disbursement or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of overdue unreimbursed amounts with respect to any LC Disbursement, 2.00% per annum plus the rate otherwise applicable to such LC Disbursement as provided in Section 2.05 or (iii) in the case of any other amount, 2.00% per annum plus the highest rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

Exhibit 10.2

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the applicable Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Lenders with a majority in principal amount of the Commitments or Loans of any Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders of such Class by as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing of such Class, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15. Increased Costs.  (a)  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

Exhibit 10.2

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, after receipt of the certificate provided by such Lender or Issuing Bank pursuant to subsection (c) of this Section 2.15, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered in the amount set forth in the certificate of such Lender delivered pursuant to clause (c) below.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, after receipt of the certificate provided by such Lender or Issuing Bank pursuant to subsection (c) of this Section 2.15, from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be prima facie evidence of such amounts.  The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow,

Exhibit 10.2

convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurocurrency market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes.  (a)  Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes; provided that if the Borrower shall be required to deduct any Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall withhold or deduct an amount equal to such Taxes and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Without limiting or duplicating the provisions of clause (a) above, the Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than those resulting from such Person’s gross negligence or willful misconduct), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability and setting forth in reasonable detail the calculation and basis for such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

Exhibit 10.2

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower and on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), including the following, if applicable and, in all cases, only if such Foreign Lender is legally entitled to do so: (i) duly completed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN or (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law, as will permit such payments to be made without withholding or at a reduced rate.

(f) If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received, or is entitled to receive, a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall (i) pay over such refund, if received, to the Borrower or (ii) cooperate with the Borrower (at the Borrower’s sole expense) to obtain a refund, if not received, of such Indemnified Taxes or Other Taxes and pay over such refund, when received, to the Borrower, but in each case only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund, net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

Exhibit 10.2

(g) If any Governmental Authority shall determine that the Administrative Agent did not properly withhold any Tax from amounts paid to or for the account of any Lender or any of its Related Parties (each a “Recipient”) (whether because such Recipient failed to deliver or to complete properly any form or to notify the Administrative Agent of a change in circumstances that affected its exemption from withholding or for any other reason), such Lender shall indemnify the Administrative Agent for all amounts paid, directly or indirectly, by the Administrative Agent as a result of such determination, including any penalties or interest assessed by such Governmental Authority, and including Taxes imposed on amounts payable to the Administrative Agent under this paragraph, together with all reasonable costs and expenses related thereto.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.  (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 745 Seventh Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein shall be so made and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and

Exhibit 10.2

participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or 2.05(e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations.  If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

Exhibit 10.2

SECTION 2.20. Additional Loans and Commitments.  (a)  The Borrower, the Administrative Agent and one or more Lenders or other financial institutions may on one or more occasions, and without the consent of any other Lender, amend this Agreement to provide for (i) new Additional Tranche Term Loans of such Lenders or other financial institutions of one or more additional Classes or (ii) an increase to the existing Revolving Commitments (any Lender or other financial institution making a new Additional Tranche Term Loan or Term Commitment or extending a new Revolving Commitment pursuant to clause (i) or (ii) above being called an “Incremental Lender”); provided that (A) in the case of any Additional Tranche Term Loans established or any Additional Revolving Commitments established pursuant to clauses (i) or (ii) above, the aggregate principal amount thereof shall not exceed, the Permitted Incremental Amount at such time, plus Additional Tranche Term Loans and Additional Revolving Commitments so long as after giving effect thereto on a pro forma basis (assuming for purposes thereof that any Term Commitments and such Additional Revolving Commitments have been fully drawn), the Borrower and its Restricted Subsidiaries shall be in compliance with a Senior Secured Leverage Ratio of not greater than 2.00:1.00, (B) each Incremental Lender, if not already a Lender hereunder, shall be reasonably acceptable to the Administrative Agent and, in the case of an Incremental Lender establishing an Additional Revolving Commitment, each Issuing Bank and the Swingline Lender, (C) no Lender shall be required to participate in the Additional Tranche Term Loans or the Additional Revolving Commitments and (D) the aggregate principal amount of the new Additional Tranche Term Loans being established or the Additional Revolving Commitments being established on any one occasion pursuant to clause (i) or (ii) above shall be an integral multiple of $1,000,000 and not less than $25,000,000 (or shall equal the maximum amount of new Additional Tranche Term Loans or Additional Revolving Commitments, as the case may be, at the time permitted to be made or established under clause (A) of this proviso).

(b) In connection with any new Class of Additional Tranche Term Loans established pursuant to clause (i) of paragraph (a) of this Section, the Borrower, each Incremental Lender and the Administrative Agent shall execute and deliver an amendment agreement (an “Additional Tranche Term Loan Amendment”) setting forth, to the extent applicable, the following terms of such Additional Tranche Term Loans: (i) the designation of such Class, which shall be specified by the Administrative Agent, (ii) the maturity or termination date applicable to the Additional Tranche Term Loans or Commitments of such Class, (iii) any amortization applicable to the Additional Tranche Term Loans of such Class, (iv) the interest rate or rates applicable to the Additional Tranche Term Loans of such Class, (v) the fees applicable to the Additional Tranche Term Loans or Commitments of such Class, (vi) any original issue discount applicable to Additional Tranche Term Loans or Commitments of such Class, (vii) the initial Interest Period or Interest Periods applicable to Additional Tranche Term Loans or Commitments of such Class and (viii) any voluntary or mandatory prepayment requirements or Commitment reductions applicable to Additional Tranche Term Loans or Commitments of such Class (which, to the extent applicable, shall be consistent with Sections 2.08(b), 2.11(a) and 2.11(e)) and any restrictions on the voluntary or mandatory prepayment or reduction of Additional Tranche Term Loans or Commitments of Classes established after such Class, and implementing such additional amendments to this Agreement as shall be appropriate, in the judgment of the Administrative Agent, to give effect to the foregoing terms and to provide the rights and benefits of this Agreement and other Loan Documents to the Additional Tranche Term Loans of such Class, and such amendment will be effective to amend this Agreement and

Exhibit 10.2

the other Loan Documents on the terms set forth therein without the consent of any other Lender, any Issuing Bank or the Swingline Lender.  Except as contemplated by the preceding sentence, the terms of each new Class of Additional Tranche Term Loans established under this Section shall be the same as those of the Term Loans existing at the time such new Class is established.  Notwithstanding the foregoing, (i) except as provided in clauses (i) through (viii) above, no Additional Tranche Term Loan Amendment shall alter the rights of any Lender (other than the Incremental Lenders) in a manner that would not be permitted under Section 9.02 without the consent of such Lender unless such consent shall have been obtained, (ii) no Additional Tranche Term Loans shall (A) have a Maturity Date earlier than the Maturity Date of an outstanding Class of Term Loans without the prior written consent of Lenders holding a majority of the principal amount of the Term Loans of such Class or (B) have an average life to maturity shorter than the average life to maturity of an outstanding Class of Term Loans without the prior written consent of Lenders holding a majority of the principal amount of the Loans of such Class and (iii) if the initial yield on Eurodollar Term Loans (which shall be determined by the Administrative Agent and shall equal the sum of (x) the Adjusted LIBO Rate on such Additional Tranche Term Loans and (y) if such Additional Tranche Term Loans are initially made or established at a discount or the Lenders making the same receive a fee directly or indirectly from the Borrower or any Subsidiary for making or establishing such Additional Tranche Term Loans (the amount of such discount or fee, expressed as a percentage of such Additional Tranche Term Loans, being referred to herein as “OID”), the amount of such OID divided by four) exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to in each case as the “Yield Differential”), the Applicable Rate then in effect for Eurodollar Loans of the Term Loans, then the Applicable Rate in effect for such Term Loans shall automatically be increased by the applicable Yield Differential, effective upon the making of new Additional Tranche Term Loans.

(c) In connection with any establishment of Additional Revolving Commitments pursuant to clause (ii) of paragraph (a) of this Section, the Borrower, each Incremental Lender and the Administrative Agent shall execute and deliver an agreement (an “Additional Revolving Commitment Amendment”) amending Schedule 2.01 to reflect such Additional Revolving Commitments and implementing such additional amendments to this Agreement as shall be appropriate, in the judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to such Additional Revolving Commitments and the extensions of credit made pursuant thereto, and such amendment will be effective to amend this Agreement and the other Loan Documents on the terms set forth therein without the consent of any other Lender, any Issuing Bank or the Swingline Lender.  The terms of any such Additional Revolving Commitments and the extensions of credit made pursuant thereto shall be identical to those of the other Revolving Commitments and the extensions of credit made pursuant thereto.

(d) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Additional Tranche Term Loan Amendment and each Additional Revolving Commitment Amendment.

(e) Notwithstanding the foregoing, no new Loans or Commitments shall be made or established under this Section (including through the conversion of existing Loans or Commitments) unless (i) on the date such Loans are made or the date such Commitments become effective, (x) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be

Exhibit 10.2

satisfied, (y) the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.01 both immediately before and immediately after giving effect to such new Loans or Commitments, and (z) the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer and (ii) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation reasonably requested by the Administrative Agent consistent with those delivered on the Effective Date pursuant to Section 4.01.

(f) Upon the making of any Additional Tranche Term Loan or the effectiveness of any Additional Revolving Commitment of any Incremental Lender that is not already a Lender pursuant to this Section, such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Loans and Commitments of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Loans and Commitments of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Loans and Commitments of the applicable Class) hereunder.  Without limiting the generality of the foregoing, upon the effectiveness of an Additional Revolving Commitment of any Incremental Lender, such Incremental Lender shall be deemed to have acquired, on the terms set forth in Section 2.05, participations in outstanding Letters of Credit equal to such Revolving Lender’s Applicable Aggregate Revolving Percentage.

(g) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions that it deems necessary or advisable to ensure that, after giving effect to any Additional Revolving Commitments established pursuant to clause (ii) of paragraph (a) of this Section, the outstanding Revolving Loans are held by the Revolving Lenders in accordance with their new Applicable Aggregate Revolving Percentages.  This may be accomplished at the discretion of the Administrative Agent (i) by requiring outstanding Revolving Loans to be prepaid with the proceeds of a new Revolving Borrowing, (ii) by permitting the Revolving Borrowings outstanding at the time of any increase in the aggregate Revolving Commitments pursuant to this Section to remain outstanding until the last days of the respective Interest Periods therefor, even though the applicable Revolving Lenders would hold such Revolving Borrowings other than in accordance with their new Applicable Aggregate Revolving Percentages, or (iii) by any combination of the foregoing.  Any prepayment described in this paragraph shall be subject to Section 2.16, but otherwise shall be without premium or penalty.

SECTION 2.21. Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, to the extent there is an obligation of a Lender to acquire participations in Swingline Loans or Letters of Credit at the time a Lender having a Revolving Commitment becomes a Defaulting Lender then:

(a) all or any part of such commitment to acquire participations in Swingline Loans and Letters of Credit shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Aggregate Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent (i) the sum of the non-Defaulting Lenders’ Applicable Aggregate Revolving Percentage of the Revolving Exposure plus such Defaulting Lender’s Applicable Aggregate Revolving Percentage of Revolving Exposure do not exceed the total of all non-Defaulting Lenders’ Revolving Commitments, (ii)

Exhibit 10.2

the amount reallocated to any such non-Defaulting Lender shall not exceed such Lender’s unutilized Revolving Commitment and (iii) the conditions set forth in Section 4.02 are satisfied at such time;

(b) if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall (i) first, within one Business Day following notice by the Administrative Agent, prepay any outstanding Swingline Loans to the extent the Swingline Loan Commitments related thereto have not been reallocated pursuant to clause (a) above and (ii) second, within five Business Days following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s Applicable Aggregate Revolving Percentage of the LC Exposure (after giving effect to any partial reallocation pursuant to clause (a) above) for so long as such LC Commitment is outstanding; and

(c) if the Applicable Aggregate Revolving Percentage of the non-Defaulting Lenders' LC Exposure is reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.12 shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Aggregate Revolving Percentage.

SECTION 2.22. Removal or Replacement of a Lender.  Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to the Borrower that such Lender is entitled to receive payments under 2.15 or 2.17, (ii) the circumstances which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Borrower’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after the Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.02, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more assignees (each a “Replacement Lender”) in accordance with the provisions of Section 9.04 and the Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from a Terminated Lender; provided, that (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.12; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.15 or 2.17 or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated

Exhibit 10.2

Lender was a Non-Consenting Lender; provided, that the Borrower may not make such election with respect to any Terminated Lender that is also the Issuing Bank unless, prior to the effectiveness of such election, the Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled or cash collateralized or supported by a backup letter of credit in each case on terms reasonably acceptable to such Terminated Lender.  Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitment, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder arising with respect to events occurring prior to such termination shall survive as to such Terminated Lender.  Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.04.  In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.04 on behalf of a Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.04.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization and Authority.  (a) The Borrower and each Restricted Subsidiary is a corporation, partnership, limited liability company, trust or other legal entity duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its formation except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect.

(b) The Borrower and each Restricted Subsidiary (i) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in this Agreement and (ii) is qualified to do business in, and is in good standing in, every jurisdiction in which failure to so qualify or be in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c) Each Loan Party has the power and authority to enter into the Transactions.

(d) Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

Exhibit 10.2

SECTION 3.02. Execution; No Conflicts.  The execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents and the Transactions:

(a) have been duly authorized by all requisite corporate actions (including any required shareholder approval) of the Loan Parties required for the lawful execution, delivery and performance thereof;

(b) do not and will not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on the Borrower or any Restricted Subsidiary or its or any Restricted Subsidiary’s properties, or (iii) the certificate of incorporation, bylaws or other organizational documents of the Borrower or any Restricted Subsidiary, as applicable;

(c) do not and will not be in conflict with, result in a breach of, violate, give rise to a right of prepayment under or constitute a default under, any material contract, indenture, agreement or other instrument or document to which the Borrower or any Restricted Subsidiary is a party, or by which the properties or assets of the Borrower or any Restricted Subsidiary are bound; and

(d) do not and will not result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any Restricted Subsidiary (other than the Liens created by the Loan Documents).

SECTION 3.03. Solvency.  The Borrower and its Restricted Subsidiaries, taken as a whole, will be Solvent and the Loan Parties, taken as a whole, will be Solvent.

SECTION 3.04. Subsidiaries.  Schedule 3.04 sets forth as of the Effective Date, and each revised Schedule 3.04 delivered pursuant to Section 5.01(a)(iii) sets forth as of the end of the fiscal year of the Borrower most recently preceding the date on which it shall have been delivered, a list of all the Subsidiaries and the percentage ownership of the Borrower and the Subsidiaries therein, and identifies or will identify each Subsidiary that is a Subsidiary Loan Party, a Restricted Subsidiary and/or an Excluded Subsidiary on the Effective Date or as of the end of such fiscal year, as the case may be (and sets forth, (a) as to each such Excluded Subsidiary, whether it is, on the Effective Date or as of the end of such fiscal year, as the case may be, a Designated Syndicated Person or a Non-Material Subsidiary and (b) as to each Subsidiary, the amount, if any, of Equity Interests in such Subsidiary that are Class A Excluded Equity Interests or Class B Excluded Equity Interests), which schedule is (and each revision thereto shall be) true and correct in all material respects.  The shares of Equity Interests or other ownership interests listed on Schedule 3.04 are owned by the Borrower, directly or indirectly, free and clear of all Liens other than Liens permitted hereunder.

SECTION 3.05. Ownership Interests.  As of the Effective Date, the Borrower owns no Equity Interest in any Person other than the Persons set forth on Schedule 3.05 (which schedule is true and correct in all material respects), and Equity Interests in Persons not constituting Restricted Subsidiaries permitted under Section 6.02.

Exhibit 10.2

SECTION 3.06. Financial Condition.  (a) The Borrower has heretofore furnished to the Administrative Agent and each Lender (i) an audited consolidated balance sheet of the Borrower and the Subsidiaries as at December 31, 2009, and the notes thereto and the related consolidated statements of operations, stockholders’ deficit and cash flows for the fiscal year then ended, as examined and certified by PricewaterhouseCoopers LLP, independent public accountants and (ii) an unaudited condensed consolidated balance sheet of the Borrower and the Subsidiaries as at June 30, 2010, and the notes thereto and the related condensed consolidated statements of operations, stockholders’ deficit and cash flows for the fiscal quarters then ended).  Such financial statements (including the notes thereto) present fairly, in all material respects, the financial condition of the Borrower and the Subsidiaries and the results of their operations, the changes in their stockholders’ deficit and their cash flows for the applicable fiscal period then ending, in each case, all in conformity with GAAP consistently applied (subject, as to interim statements, to changes resulting from normal year-end audit adjustments and the absence of footnotes).  Since December 31, 2009, there has not occurred any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) The Borrower has, on or prior to the Effective Date, furnished to the Administrative Agent for distribution to the Lenders the Borrower’s forecast model with respect to Fiscal Years through 2015 including a projected consolidated statement of EBITDA and selected cash flow information (the “Model”).  The Model was prepared in good faith by the Borrower based on assumptions and estimates believed by the Borrower on the date thereof to be reasonable, was based on information that the Borrower reasonably believed to be the best information available to the Borrower after due inquiry and accurately reflects all material adjustments required to be made to give effect to the Transactions, subject to the following limitation. The Patient Protection and Affordable Care Act (Pub. L. No. 111-148) mandates the application of a productivity adjustment to the annual Medicare update for inpatient rehabilitation facilities starting in 2012, the exact amount of which adjustment is not known at this time; such adjustment may impact Medicare payment to the Borrower and, therefore, may impact the Model.

SECTION 3.07. Title to Properties.  Each of the Borrower and the Restricted Subsidiaries has good and valid title to, or valid leasehold interests in, all its real and personal property, except (a) for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes and (b) where failure to have such title or leasehold interest could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.08. Taxes.  The Borrower and each Restricted Subsidiary has filed or caused to be filed all material federal, state and local tax returns which are required to be filed by it (subject to any timely obtained extensions to file) and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which any reserves required under GAAP have been established, has paid or caused to be paid all material taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due and payable.

SECTION 3.09. Other Agreements.  Except as set forth on Schedule 3.09:

Exhibit 10.2

(a) neither the Borrower nor any Restricted Subsidiary is a party to or subject to any judgment, order, decree, agreement, lease or instrument, compliance with the terms of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(b) neither the Borrower nor any Restricted Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which the Borrower or any Restricted Subsidiary is a party, which default has resulted in, or if not remedied within any applicable grace period could reasonably be expected to result in, the revocation, termination, cancellation or suspension of the Medicaid Certification or the Medicare Certification of the Borrower or any Restricted Subsidiary, which revocation, termination, cancellation or suspension could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) any agreement or instrument to which the Borrower or any Restricted Subsidiary is a party (which defaults referred to in this clause (ii) have had, or if not remedied within any applicable grace period could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect);

(c) to the knowledge of the Borrower, no Contract Provider is a party to any judgment, order, decree, agreement or instrument, or subject to any restrictions, compliance with the terms of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(d) to the knowledge of the Borrower, no Contract Provider is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which such Person is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or suspension of the Medicaid Certification or the Medicare Certification of such Person, which revocation, termination, cancellation or suspension could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.10. Litigation.  Except as set forth on Schedule 3.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any Governmental Authority pending or, to the knowledge of the Borrower, threatened against the Borrower or any Restricted Subsidiary or, to the knowledge of the Borrower, pending or threatened by or against any Contract Provider or, to the knowledge of the Borrower, affecting any properties or rights of the Borrower or any Restricted Subsidiary or, to the knowledge of the Borrower, any Contract Provider, (i) which could, individually or in the aggregate, reasonably be expected to result in the revocation, termination, cancellation or suspension of the Medicaid Certification or the Medicare Certification of such Person, which revocation, termination, cancellation or suspension could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) which could otherwise, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) that as of the Amendment Effective Date purports to enjoin the execution and delivery of this Agreement or the consummation of the Transactions.

SECTION 3.11. Margin Stock.  The proceeds of the Loans and Letters of Credit made or issued under this Agreement will be used by the Borrower only for the purposes expressly

Exhibit 10.2

authorized herein.  None of such proceeds will be used, directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of purchasing or carrying any Margin Stock (other than Equity Interests in the Borrower or any Indebtedness of the Borrower that is convertible into Equity Interests in the Borrower) or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any such Margin Stock or for any other purpose which might constitute any of the Loans or Letters of Credit under this Agreement a “purpose credit” within the meaning of Regulation U or Regulation X of the Board.  Neither the Borrower nor any agent acting in its behalf has taken any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board.  Neither the Borrower nor any Restricted  Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

SECTION 3.12. Investment Company Status.  Neither the Borrower nor any Restricted Subsidiary is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. § 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the issuance of Letters of Credit and the performance by the Borrower and any Restricted Subsidiary of the Transactions will not violate any provision of said Act, or any rule, regulation or order issued by the SEC thereunder.

SECTION 3.13. Intellectual Property.  Except as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Borrower and each Restricted Subsidiary owns or has the right to use, under valid license agreements or otherwise, all Intellectual Property material to the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole, as conducted as of the Effective Date, free and clear of all Liens (other than Permitted Liens) and as contemplated by this Agreement, (ii) no claim has been asserted, threatened in writing or is pending by any Person challenging or questioning the ownership, registration or use of any Intellectual Property of the Borrower and the Restricted Subsidiaries or the validity or effectiveness of any Intellectual Property of the Borrower and the Restricted Subsidiaries, nor does the Borrower know of any valid basis for any such claim, (iii) to the best of the knowledge of the Borrower, the use of Intellectual Property by each of the Borrower and the Restricted Subsidiaries does not infringe, violate or misappropriate the rights of any Person in any material respect, (iv) as of the Effective Date, the Borrower and the Restricted Subsidiaries have made all necessary filings and recordations for Intellectual Property to protect and maintain their interests in such applications and registrations, all of which are subsisting, unexpired, valid and enforceable.

SECTION 3.14. No Untrue Statement.  Neither (a) this Agreement nor any certificate or document executed and delivered by or on behalf of any Loan Party in accordance with or pursuant to this Agreement nor (b) any written or formally presented statement, report, document (including the Information Memorandum), representation or warranty provided to the Administrative Agent or any Lender in connection with the negotiation or preparation of this Agreement (as modified or supplemented by other written or formally presented statements, reports, documents, representations and warranties furnished to the Lenders prior the date of this Agreement) contains any untrue statement of material fact or omits to state a material fact

Exhibit 10.2

necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not materially misleading.

SECTION 3.15. No Consents, Etc.  Neither the respective businesses or properties of any Loan Party, nor any relationship between the Borrower or any Restricted Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of this Agreement and the Transactions, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any Restricted Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, or the validity or enforceability of, this Agreement, other than any such consent, approval, authorization, filing, registration or qualification that has been duly obtained or effected, as the case may be.

SECTION 3.16. ERISA.  (a) The execution and delivery of this Agreement will not involve any “prohibited transaction”, as defined in Section 406 of ERISA or Section 4975 of the Code and there has been no “prohibited transaction” involving any Employee Benefit Plan that has resulted or could reasonably be expected to have a Material Adverse Effect, (b) each of the Borrower, each Restricted Subsidiary and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards imposed by ERISA and the Code and each is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, (c) there are no pending or, to the knowledge, of the Borrower, threatened claims or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that could, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and (d) no ERISA Event has occurred that could reasonably be expected to result in a Material Adverse Effect, and neither the Borrower nor any ERISA Affiliate is aware of any facts, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event that could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17. No Default.  No Default has occurred and is continuing.

SECTION 3.18. Environmental Matters.  Except as set forth in Schedule 3.18 or except with respect to other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) neither the Borrower nor any of the Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law and (b) neither the Borrower nor any of the Restricted Subsidiaries has become subject to, or has received notice of any claim with respect to or responsibility for (i) any Environmental Liability, and to the knowledge of the Borrower there is no basis for any such Environmental Liability and (ii) the Release or, to the knowledge of the Borrower, threatened Release of any Hazardous Materials.

SECTION 3.19. Employment Matters.  (a) Except as set forth on Schedule 3.19, as of the Effective Date, none of the employees of the Borrower or any Restricted Subsidiary are subject to any collective bargaining agreement.  There are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the knowledge

Exhibit 10.2

of the Borrower, threatened against the Borrower or any Restricted Subsidiary or between the Borrower or any Restricted Subsidiary and any of its employees, which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Except to the extent a failure to maintain compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Borrower and each Restricted Subsidiary are in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including those pertaining to wages, hours, occupational safety and taxation, and there is neither pending nor, to the knowledge of the Borrower, threatened any litigation, administrative proceeding or investigation in respect of such matters which could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 3.20. Reimbursement from Third-Party Payors.  The accounts receivable of the Borrower and each Restricted Subsidiary and each Contract Provider have been and will continue to be adjusted to reflect reimbursement permitted by third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third party payors.  In particular, the Borrower, each Restricted Subsidiary and each Contract Provider has paid or caused to be paid all known and undisputed refunds, overpayments or adjustments which have become due to any third party payor of health care benefits for any undisputed refund, overpayment or adjustment, except where such failure would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.21. Compliance with Laws.  Except as set forth in Schedule 3.21, each of the Borrower and the Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.22. Insurance.  The Borrower and the Restricted Subsidiaries maintain, in force, with financially sound and reputable insurance companies, and pay all premiums and costs related to, insurance coverages in such amounts (with no materially greater risk retention) and against such risks as are deemed by the management of the Borrower to be sufficient in accordance with the usual and customary practices of companies of established repute engaged in the same or similar lines of business as the Borrower and the Restricted Subsidiaries.

SECTION 3.23. Collateral Matters.  (a) When executed and delivered, the Collateral and Guarantee Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent thereunder together with instruments of transfer duly endorsed in blank, the Lien thereon granted pursuant to the Collateral and Guarantee Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are properly filed in the offices specified in the Perfection Certificate, the Collateral and

Exhibit 10.2

Guarantee Agreement will constitute a fully perfected Lien on and security interest in all right, title and interest of the grantors in the remaining Collateral (as defined therein) to the extent such Lien may be perfected by the filing of a financing statement in such offices, prior and superior to the rights of any other Person, except Liens expressly permitted by Section 6.06.

(b) Each Mortgage, upon execution and delivery by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been properly filed in the jurisdictions specified in the Perfection Certificate, the Lien thereon granted pursuant to the Mortgages will constitute a fully perfected Lien on all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, except Liens expressly permitted by Section 6.06.

(c) Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office and the filing of any applicable financing statements as provided in the preceding subsection (a), the Lien created under the Collateral and Guarantee Agreement will constitute a fully perfected Lien on all right, title and interest of the Loan Parties in the registered Intellectual Property or any applications therefore other than any “intent to use” application for which a statement of use has not been filed, in which a security interest may be fully perfected by filing in the United States Patent and Trademark Office and the United States Copyright Office, in each case prior and superior in right to any other Person, except Liens expressly permitted under Section 6.06 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and trademark applications or copyrights, respectively, acquired by the Loan Parties after the Effective Date).

SECTION 3.24. USA Patriot Act.  To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act.  No part of the proceeds of the Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.25. Flood Zone Properties.  No Mortgage encumbers improved real property that is located in a Flood Zone (except any such property as to which flood insurance has been obtained and is in full force and effect as required by this Agreement).

SECTION 3.26. OFAC.  Neither the Borrower nor any Subsidiary (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2011 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is

Exhibit 10.2

a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

ARTICLE IV

CONDITIONS

SECTION 4.01. Amendment Effective Date.  This amendment and restatement of the Existing Senior Secured Credit Agreement shall not become effective until the date on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.02):

(a) [Intentionally omitted]

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of (a) the general counsel of the Borrower and (b) Alston & Bird LLP and other counsel for the Loan Parties, covering such other matters relating to the Borrower, this Agreement or the Transactions as the Lenders shall reasonably request and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Borrower, the Subsidiaries, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e) [Intentionally omitted].

(f) The Administrative Agent and each Lender shall have received all fees and other amounts due and payable to it on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(g) [Intentionally omitted].

(h) [Intentionally omitted].

(i) The Lenders shall have received a detailed business plan of HealthSouth and its subsidiaries for the fiscal years 2011 through 2015 (including, without limitation, quarterly projections for the first four fiscal quarters ending after the Effective Date).

Exhibit 10.2

(j) The Administrative Agent and each Lender shall have received all such information as shall have been reasonably requested by it in order to enable it to comply with the requirements of the USA Patriot Act and any other “know your customer” or similar laws or regulations.

(k) On the Amendment Effective Date, (i) after giving effect to the consummation of the Transactions and any rights of contribution, the Borrower and its Restricted Subsidiaries, taken as a whole, shall be Solvent and the Loan Parties, taken as a whole, shall be Solvent and (ii) the Administrative Agent shall have received a solvency certificate from the Financial Officer of the Borrower and each Subsidiary Loan Party in form and substance satisfactory to the Administrative Agent, dated as of the Amendment Effective Date and addressed to the Agents and the Lenders, in each case in form, scope and substance satisfactory to the Administrative Agent.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)           The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent that any representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date); provided that any representation and warranty that is qualified as to materiality or material adverse effect shall, after giving effect to such qualifications as set forth therein, be true and correct in all respects.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated or been cancelled (or the Borrower’s obligation under such Letters of Credit shall have been cash collateralized or supported by letters of credit of other banks

Exhibit 10.2

naming the Issuing Banks as beneficiaries in a manner satisfactory to the Issuing Banks) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements, Reports, Etc.  (a)The Borrower shall deliver or cause to be delivered to the Administrative Agent for distribution to each Lender:

(i) not later than the earlier to occur of (x) 90 days after the end of each Fiscal Year of the Borrower and (y) the date on which the Borrower files financial statements with respect to the applicable Fiscal Year with the SEC (giving effect to any extension permitted by the SEC), consisting of a balance sheet, a statement of operations, a statement of stockholders’ equity and a statement of cash flows of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such Fiscal Year, together with statements in comparative form as of the end of and for the preceding Fiscal Year as summarized in the Form 10-K of the Borrower filed with the SEC pursuant to Section 13 of the Exchange Act for the corresponding period, and accompanied by a report of PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing selected by Borrower (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than as to matters relating to historical costs of fixed assets), which opinion shall state in effect that such financial statements (A) were audited using generally accepted auditing standards, (B) were prepared in accordance with GAAP consistently applied and (C) present fairly, in all material respects, the financial condition and results of operations of the Borrower and the Subsidiaries for the period covered;

(ii) not later than the earlier to occur of (x) 45 days after the end of each of the first three quarters of each Fiscal Year of the Borrower and (y) the date on which the Borrower files financial statements with respect to the applicable fiscal quarter with the SEC (giving effect to any extension permitted by the SEC), a balance sheet and related statements of income and cash flows of the Borrower and its Subsidiaries on a consolidated basis for such quarter and for the period beginning on the first day of such Fiscal Year of the Borrower and ending on the last day of such quarter, together with statements in comparative form for the corresponding date or period in the preceding Fiscal Year of the Borrower as summarized in the Form 10-Q of the Borrower filed with the SEC pursuant to Section 13 of the Exchange Act for the corresponding period, and certified by a Financial Officer as presenting fairly, in all material respects, the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(iii) concurrently with each delivery of financial statements under clause (i) or (ii) above, a certificate of a Financial Officer (A) certifying to the knowledge of such Financial Officer as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; (B) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01(a) and (b); (C) stating whether, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements

Exhibit 10.2

referred to in Section 3.06(a)(i) and (ii), the consolidated financial statements of the Borrower and the Subsidiaries delivered pursuant to clause (i) or (ii) above differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clause, had no such change in accounting principles and policies been made, and if so, providing a reasonably detailed description of such differences; and (D) concurrently with the delivery of financial statements under clause (ii) above, attaching an updated Schedule 3.04 hereto setting forth as of the date of the balance sheet included in such financial statements a list of all the Subsidiaries and the percentage ownership of the Borrower and the Subsidiaries therein, and identifying, as of such date, each Restricted Subsidiary, each Designated Syndicated Person, each Non-Material Subsidiary, Class A Excluded Equity Interest and Class B Excluded Equity Interest.

(iv) not later than 45 days after the beginning of each Fiscal Year in respect of such Fiscal Year (A) the annual business plan of the Borrower and its Subsidiaries for such Fiscal Year approved by the Board of Directors of the Borrower, (B) forecasts prepared by management of the Borrower for each fiscal quarter in such Fiscal Year and (C) forecasts prepared by management of the Borrower for such Fiscal Year, including, in each instance described in clauses (B) and (C) above, (x) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based;

(v) contemporaneously with the distribution thereof to the Borrower’s stockholders or the filing thereof with the SEC, as the case may be, copies of all material statements, reports, notices and filings distributed by the Borrower to its stockholders or filed with the SEC (including reports on Forms 10-K, 10-Q and 8-K) or any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange;

(vi) promptly after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of a Financial Officer setting forth the details as to such ERISA Event and the action that the Borrower, such Restricted Subsidiary or such ERISA Affiliate has taken or will take with respect thereto;

(vii) promptly after any Responsible Officer of the Borrower becomes aware of the commencement thereof, notice of any investigation, action, suit or proceeding before any Governmental Authority involving the condemnation or taking under the power of eminent domain of any material portion of its property;

(viii) within 10 days of the receipt by the Borrower or any Restricted Subsidiary, copies of all deficiency notices, compliance orders or adverse reports issued by any Governmental Authority or accreditation commission having jurisdiction over the licensing, accreditation or operation of any properties or assets of the Borrower or any Restricted Subsidiary or by any Governmental Authority or private insurance company pursuant to a provider agreement, which, if not timely complied with or cured, could reasonably be expected to result in the suspension or forfeiture of any license,

Exhibit 10.2

certification or accreditation, which suspension or forfeiture could reasonably be expected to have a Material Adverse Effect or the termination of any insurance or reimbursement program available to such Person that could reasonably be expected to have a Material Adverse Effect;

(ix) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender, through the Administrative Agent, may reasonably request; and

(x) simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (i) and (ii) above, a separate schedule displaying, with respect to the Unrestricted Subsidiaries the following(which shall be required only if Borrower has, or during the relevant period, had any Unrestricted Subsidiaries): (A) the Consolidated Total Assets of the Unrestricted Subsidiaries as of the date of such financial statements, (B) Adjusted Consolidated EBITDA of the Unrestricted Subsidiaries for the period of four consecutive fiscal quarters ending as of the date of such financial statements and (C), only with respect to such financial statements delivered pursuant to clause (i) above, Excess Cash Flow of the Unrestricted Subsidiaries for the Fiscal Year ended as of the date of such financial statements, in each case certified by a Financial Officer of the Borrower.

(b) Information required to be delivered pursuant to this Section shall be deemed to have been delivered if such information, or one or more annual, quarterly or other reports containing such information, shall have been posted by the Borrower on the Borrower’s website on the Internet (which, as of the Amendment Effective Date is www.healthsouth.com), at www.sec.gov/edgar/webusers.htm, on a Platform to which all of the Lenders have been granted access, or at another website identified to the Lenders and accessible by the Lenders without charge (and, in each case, a confirming electronic correspondence shall have been delivered to the Administrative Agent providing notice of such posting); provided that the Borrower shall deliver paper copies of such information to any Lender that requests such delivery.

SECTION 5.02. Maintain Properties.  The Borrower will, and will cause each of the Restricted Subsidiaries to, keep or maintain all properties and assets, including Intellectual Property, necessary in the operation of the business of the Borrower and the Restricted Subsidiaries, in good working order and condition (subject to ordinary wear and tear), and to make all needed repairs, replacements and renewals to such properties and assets in due course, in each case (a) as are reasonably necessary to conduct such business as currently conducted or as proposed to be conducted and in accordance with customary and prudent business practices and (b) except for any failure with respect to the foregoing that does not materially interfere with the Borrower’s and the Restricted Subsidiaries’ ability to conduct their business, taken as a whole, as currently conducted or as proposed to be conducted or to utilize such properties and assets for their intended purposes.

SECTION 5.03. Existence, Qualification, Etc.  The Borrower will, and will cause each of the Restricted Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all rights, permits, privileges,

Exhibit 10.2

licenses and franchises, in each case to the extent material to the Borrower and the Restricted Subsidiaries, taken as a whole, and (b) maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or leasing of property or the nature of its business makes such license or qualification necessary, except, with respect to clause (b) only, where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, sale or transfer that is not prohibited by the provisions of Article VI.

SECTION 5.04. Obligations.  The Borrower will, and will cause each of the Restricted Subsidiaries to, pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation that, if unpaid, would become a Lien against any of its properties or assets, except for any such obligations being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves, if any required under GAAP, have been established, and so long as any Lien resulting therefrom has not become enforceable or is the subject of proceedings that operate to stay the enforcement of such Lien.

SECTION 5.05. Insurance.  The Borrower will, and will cause each of the Restricted Subsidiaries to, at all times maintain, in force, with financially sound and reputable insurance companies, and pay all premiums and costs related to, insurance coverages in such amounts (with no materially greater risk retention) and against such risks as are deemed by the management of the Borrower to be sufficient in accordance with usual and customary practices of companies of established repute engaged in the same or similar business as the Borrower and the Restricted Subsidiaries.  The Borrower shall deliver to the Administrative Agent certificates of insurance evidencing the existence of insurance to be maintained by the Borrower and its Restricted Subsidiaries pursuant to Section 5.05 and, if applicable, the Administrative Agent shall be designated as an additional insured and loss payee as its interest may appear thereunder, or solely as the additional insured, as the case may be, thereunder.  Each policy of insurance shall contain a clause or endorsement requiring that the insurer shall endeavor to give not less than thirty (30) days’ prior written notice to the Administrative Agent in the event of cancellation of the policy.  The Administrative Agent shall have no obligation to give the Borrower or any Restricted Subsidiary notice of any notification received by the Administrative Agent with respect to any insurance policies or take any steps to protect the Borrower’s or any Restricted Subsidiary’s interests under such policies.

SECTION 5.06. True Books.  The Borrower will, and will cause each of the Restricted Subsidiaries to, keep true books of record and account in which full, true and correct entries (in all material respects) will be made of such dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements, so that the Borrower and each Restricted Subsidiary may prepare financial statements in accordance with GAAP.

SECTION 5.07. Right of Inspection.  The Borrower will, and will cause each of the Restricted Subsidiaries to, permit any Person designated by the Administrative Agent or any Lender (which shall be coordinated through the Administrative Agent) to visit and inspect any of its properties, corporate books and financial reports and to discuss its affairs, finances and

Exhibit 10.2

accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice and all at the expense of the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent and the Lenders shall not exercise such rights more than two times during any calendar year; provided further, that if any such inspection shall reasonably be expected to including viewing of any patient specific information, then prior to such inspection, the Administrative Agent or any Lender and any Person designated by the Administrative Agent or any Lender shall execute a business associate agreement that meets the requirements of the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d-1329d-8, as amended by the, Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5, and any regulations adopted thereunder.

SECTION 5.08. Observe All Laws.  The Borrower will, and will cause each of the Restricted Subsidiaries to, conform to and duly observe, and use reasonable efforts to cause all Contract Providers to conform to and duly observe, all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations and all other laws, rules and regulations of Governmental Authorities (including all laws, rules and regulations pertaining to the licensing of professional and other health care providers and all Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.09. Governmental Licenses.  The Borrower will, and will cause each of the Restricted Subsidiaries to, obtain and maintain, and use reasonable efforts to cause all Contract Providers to obtain and maintain, all material licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including material professional licenses, Medicaid Certifications and Medicare Certifications, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10. Notice of Material Events.  Upon any Responsible Officer of the Borrower obtaining knowledge of (a) any Default or Event of Default or (b) any event, development or occurrence that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, the Borrower shall promptly notify the Administrative Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Restricted Subsidiary proposes to take with respect thereto.

SECTION 5.11. Suits or Other Proceedings.  Upon any Responsible Officer of the Borrower obtaining knowledge of the filing or commencement of, or any written notice of intention of any Person to file or commence, any action, suit or proceeding, whether in law or in equity, (a) against the Borrower or any Restricted Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Restricted Subsidiary, which could reasonably be expected to have a Material Adverse Effect or (b) against the Borrower, any Restricted Subsidiary or any Contract Provider to suspend, revoke or terminate any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement or

Exhibit 10.2

Medicare Certification, which could reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly provide the Administrative Agent with written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

SECTION 5.12. Notice of Discharge of Hazardous Material or Environmental Complaint.  The Borrower will, and will cause the Restricted Subsidiaries to, promptly provide to the Administrative Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Restricted Subsidiary relating to any of the following which could reasonably be expected to have a Material Adverse Effect: (a) violation or alleged violation by the Borrower or any Restricted Subsidiary of any applicable Environmental Law; (b) Release or threatened Release by the Borrower or any Restricted Subsidiary, or at any Facility or property owned or leased or operated by the Borrower or any Restricted Subsidiary, of any Hazardous Material; or (c) any Environmental Liability.

SECTION 5.13. Information Regarding Collateral.  (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, as reflected in its organization documents, (ii) in any Loan Party’s jurisdiction of organization or corporate structure and (iii) in any Loan Party’s identity, Federal Taxpayer Identification Number or organization number, if any, assigned by the jurisdiction of its organization.  The Borrower also agrees promptly to provide to the Administrative Agent certified organizational documents reflecting any of the changes described in the preceding sentence.  The Borrower agrees not to effect or permit any change referred to in the preceding sentences unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent, for the benefit of the Lenders, to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral.  The Borrower also agrees promptly to notify the Administrative Agent, for the benefit of the Lenders, if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01(a), the Borrower shall deliver to the Administrative Agent a certificate on behalf of the Borrower of a Financial Officer setting forth the information required pursuant to the Perfection Certificate (other than that information required in item 4 of the Perfection Certificate as of the Effective Date) or confirming that there has been no change in such information since the later of the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.

SECTION 5.14. Further Assurances and After-Acquired Collateral.  (a) The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including (i) the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents, (ii) conducting lien searches and (iii) providing legal opinions reasonably satisfactory to the Administrative Agent), which may be required, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and to remain satisfied at all times and to evidence such satisfaction and the priorities of the Liens created under the Collateral and Guarantee Agreement.  Without limiting

Exhibit 10.2

the generality of the foregoing, (x) if it is known to a Financial Officer that, as a result of an acquisition, disposition or otherwise, a Subsidiary that is designated as an Excluded Subsidiary in Schedule 3.04 (as most recently revised in accordance with Section 5.01(a)(iii)) ceases to qualify as an Excluded Subsidiary or (y) a Designated Syndicated Person ceases to qualify as a Designated Syndicated Person, then the Borrower shall promptly take all actions to cause such Subsidiary to become a Subsidiary Loan Party and to otherwise cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary.

(b) The Borrower shall take all actions, including instructing the applicable tax authorities to pay any such Federal tax refunds into an account of the Borrower with and controlled by the Administrative Agent, as shall be reasonably requested by the Administrative Agent in order to create and perfect a Lien on the Borrower’s rights with respect to any Federal tax refunds that may be owed to the Borrower in an aggregate amount greater than $5,000,000 in any Fiscal Year as security for the Obligations (it being agreed that, unless an Event of Default described in Section 7.01(a), (b), (d) (solely with respect to Section 6.01), (g) or (h) shall have occurred and be continuing and the Administrative Agent or the Required Lenders shall have notified the Borrower to the contrary, the Borrower shall be not be required to comply with the provisions of this Section and shall be permitted to apply such funds for any purpose consistent with the provisions of this Agreement).

(c) The Borrower shall not, and shall not permit any Restricted Subsidiary to, deposit or maintain in any deposit account, other than a Specified Deposit Account, any amounts in excess of the amount required to be deposited or maintained in such deposit account in the ordinary course of business; provided that this clause (d) shall not be deemed to require the Borrower or any Restricted Subsidiary to deposit any Restricted Cash and Cash Equivalents to a Specified Deposit Account.  Schedule 5.14 sets forth as of the Effective Date a list of all the Specified Deposit Accounts. The Borrower shall deliver written notice to the Administrative Agent promptly after establishing or closing any Specified Deposit Account.

SECTION 5.15. Lenders’ Meetings.  Upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and the Lenders once during each Fiscal Year to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent or, if agreed to by the Administrative Agent, by teleconference) at such time as may be agreed to by the Borrower and the Administrative Agent.

SECTION 5.16. Maintenance of Ratings.  In the case of the Borrower, at all times use commercially reasonable efforts to maintain (a) public ratings issued by Moody’s and S&P with respect to its senior secured debt and (b) a public corporate rating from S&P and a public corporate family rating from Moody’s.

SECTION 5.17. Designation of Subsidiaries.  The Borrower may at any time after the Effective Date by notice from a Financial Officer of the Borrower to the Administrative Agent designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and immediately after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance with the covenants set forth in

Exhibit 10.2

Section 6.01, determined on a pro forma basis as of the end of the most recent fiscal quarter for which financial statements of the Borrower have been delivered under Section 5.01, as if such designation had occurred on the last day of such fiscal quarter of the Borrower and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance, (iii) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary and (iv) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, the sum of (A) the fair market value of assets of such Subsidiary as of such date of designation (the “Designation Date”), plus (B) the aggregate fair market value of assets of all Unrestricted Subsidiaries designated as Unrestricted Subsidiaries pursuant to this Section 5.17 as of the Designation Date (in each case measured as of the date of each such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary) shall not exceed 5% of the Consolidated Total Assets of the Borrower as of such Designation Date pro forma for such designation.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary.

SECTION 5.18. Certain Post-Closing Obligations.  As promptly as practicable, and in any event within the time periods after the Amendment Effective Date specified in Schedule 5.18 or such later date as the Administrative Agent agrees in its reasonable discretion, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.18, in each case except to the extent otherwise agreed to by the Administrative Agent.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been cancelled (or the Borrower’s obligation under such Letters of Credit shall have been cash collateralized or supported by letters of credit of other banks naming the Issuing Banks as beneficiaries in a manner satisfactory to the Issuing Banks) and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Financial Covenants.  (a) Interest Coverage Ratio.  The Borrower will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the ratio set forth below corresponding to such period:

Exhibit 10.2

Period	Minimum Ratio
Effective Date through December 31, 2012	2.50 to 1.00
January 1, 2013 through December 31, 2014	2.75 to 1.00
After December 31, 2014	3.00 to 1.00

(b) Leverage Ratio.  The Borrower will not permit the Leverage Ratio at any time during any period set forth below to exceed the ratio set forth below opposite such period:

Period	Maximum Ratio
Effective Date through December 31, 2010	5.00 to 1.00
January 1, 2011 through September 30, 2012	4.75 to 1.00
October 1, 2012 through September 30, 2014	4.50 to 1.00
After October 1, 2014	4.25 to 1.00

SECTION 6.02. Investments.  The Borrower will not, and will not permit any Restricted Subsidiary to, make any Investment, except:

(a) Investments in Loan Parties;

(b) Investments in Restricted Subsidiaries that are not Loan Parties:

(i) existing on the Effective Date;

(ii) consisting of loans, advances and other Indebtedness evidenced by promissory notes that, if held by the Borrower or Subsidiary Loan Parties, are pledged to the extent required under, and if so, in accordance with, the Collateral and Guarantee Agreement;

(iii) consisting of Indebtedness under the Borrower’s cash management system;

(iv) consisting of capital contributions to Syndicated Persons in an aggregate amount not greater than $10,000,000 per fiscal year;

(v) consisting of capital contributions to the Captive Insurance Subsidiary in the ordinary course of business; and

(vi) consisting of Investments by Restricted Subsidiaries that are not Loan Parties in Restricted Subsidiaries;

(c) Permitted Investments and Permitted Syndicated Interest Repurchases;

(d) Investments existing on the Effective Date and set forth on Schedule 6.02;

(e) Investments made in favor of physicians in connection with their medical practices in an aggregate amount outstanding at any time not in excess of $20,000,000;

Exhibit 10.2

(f) acquisitions permitted under Section 6.08;

(g) Investments in trade creditors or customers that are received pursuant to a plan of reorganization or liquidation;

(h) guarantees permitted under Sections 6.03;

(i) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j) Investments  to the extent the payment for such Investment is made with common Equity Interests of the Borrower;

(k) Investments arising in connection with Guarantees of operating leases or of other obligations of the Borrower or any Restricted Subsidiary that do not constitute Indebtedness, in each case, entered into in the ordinary course of business;

(l) loans and advances to officers and employees of the Borrower or any Restricted Subsidiary in the ordinary course of business in an aggregate amount outstanding at any time not in excess of $5,000,000;

(m) Investments under Swap Agreements permitted under this Agreement;

(n) Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary so long as such Investments were not made in connection with or in anticipation of such Person becoming a Restricted Subsidiary;

(o) Investments of the Borrower or a Restricted Subsidiary consisting of non-cash consideration received in connection with any Asset Sale permitted under Section 6.04;

(p) Investments in the nature of deposits, pledges or prepayments with respect to leases, utilities or suppliers in the ordinary course of business;

(q) Investments in the ordinary course of business resulting from the endorsement of drafts for collection; and

(r) other Investments at any time outstanding not exceeding (i) $200,000,000, plus (ii) so long as (x) no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom and (y) after giving effect thereto on a pro forma basis, the Borrower and its Restricted Subsidiaries shall be in compliance with (A) the financial covenants set forth in Section 6.01 and (B) a Leverage Ratio of not greater than 4.50:1.00, additional Investments up to the Available Amount at such time.

SECTION 6.03. Indebtedness; Subsidiary Preferred Stock.  The Borrower (a) shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume or otherwise become liable with respect to (collectively, “incur”), any Indebtedness (including Acquired Indebtedness) and (b) shall not permit any of its Restricted

Exhibit 10.2

Subsidiaries to issue (except to the Borrower or any of its Restricted Subsidiaries) or create any Preferred Stock or permit any Person (other than the Borrower or a Restricted Subsidiary) to own or hold any interest in any Preferred Stock of any such Subsidiary; provided that, in addition to Existing Indebtedness:

(i) the Borrower and the Restricted Subsidiaries may incur the Obligations;

(ii) the Borrower and the Restricted Subsidiaries may incur Refinancing Indebtedness;

(iii) the Borrower may incur any Indebtedness to any Restricted Subsidiary or any Restricted Subsidiary may incur any Indebtedness to the Borrower or to any Restricted Subsidiary, provided, that (1) such Indebtedness incurred by a Subsidiary Loan Party after the Effective Date is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and (2) any such Indebtedness of a Restricted Subsidiary (except Indebtedness arising through the ordinary course operation of the Borrower’s cash management system), to the extent held by the Borrower or a Subsidiary Loan Party, is evidenced by a promissory note pledged to the extent required under, and if so, in accordance with, the Collateral and Guarantee Agreement;

(iv) the Borrower and its Restricted Subsidiaries may incur any Indebtedness evidenced by letters of credit which are used in the ordinary course of business of the Borrower and its Restricted Subsidiaries;

(v) the Borrower and its Restricted Subsidiaries may incur Capitalized Lease Obligations, purchase money debt and Attributable Indebtedness in an aggregate principal amount on the date of incurrence that, when added to all other Indebtedness incurred pursuant to this clause (v) and then outstanding, does not exceed the greater of $150,000,000 and 8% of Consolidated Tangible Assets of the Borrower as of the end of the most recent fiscal quarter for which financial statements of the Borrower have been delivered under Section 5.01;

(vi) the Borrower and its Restricted Subsidiaries may enter into Swap Agreements in accordance with Section 6.15;

(vii) the Borrower may enter into Guarantees of Indebtedness of Restricted Subsidiaries, and Restricted Subsidiaries may enter into Guarantees of Indebtedness of the Borrower and other Restricted Subsidiaries, in each case, that are otherwise permitted hereunder; provided that any Investment resulting from a Guarantee by a Loan Party of Indebtedness of any Subsidary that is not a Loan Party must be permitted under Section 6.02;

(viii) the Borrower and its Restricted Subsidiaries may incur Permitted Unsecured Indebtedness to the extent consistent with the definition of such term and in an aggregate principal amount not to exceed $200,000,000;

(ix) so long as (i) no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom and (ii) after giving effect thereto

Exhibit 10.2

on a pro forma basis, the Borrower and its Restricted Subsidiaries shall be in compliance with (x) the financial covenants set forth in Section 6.01 and (y) a Leverage Ratio of not greater than 4.50:1.00, the Borrower and its Restricted Subsidiaries may incur additional Permitted Unsecured Indebtedness to the extent consistent with the definition of such term; and

(x) the Borrower may incur Pari Passu Indebtedness to the extent consistent with the definition of such term; provided that the (i) aggregate principal amount thereof shall not exceed, as of the time of the incurrence thereof, the Permitted Incremental Amount at such time, plus additional Pari Passu Indebtedness so long as after giving effect thereto on a pro forma basis, the Borrower and its Restricted Subsidiaries shall be in compliance with a Senior Secured Leverage Ratio of not greater than 2.00:1.00 and (ii) after giving effect thereto on a pro forma basis, (x) the Borrower and its Restricted Subsidiaries shall be in compliance with (x) the financial covenants set forth in Section 6.01 and (y) no Default or Event of Default shall have occurred and be continuing.

Notwithstanding anything to the contrary in the definition of “Refinancing Indebtedness”, for the avoidance of doubt, the Borrower and its Restricted Subsidiaries shall be permitted to incur Indebtedness that is applied to Refinance any Existing Indebtedness in an aggregate principal amount that is greater than the aggregate principal amount of Indebtedness being Refinanced then outstanding, to the extent that such excess amount is otherwise permitted under this Section 6.03.

SECTION 6.04. Disposition of Assets.  The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, consummate any Asset Sale unless (a) the Borrower or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets the subject of such Asset Sale, (b) immediately before and immediately after giving effect to such Asset Sale (x) no Default or Event of Default shall have occurred and be continuing and (y) the Borrower and its Restricted Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.01, (c) at least 75% of the consideration received by the Borrower or such Restricted Subsidiary therefor is in the form of cash or cash equivalents paid at the closing thereof and (d) an amount equal to all Net Proceeds of such Asset Sale is applied to payment of the Obligations as set forth in and to the extent required by Section 2.11(c).  The amount (without duplication) of (x) any Indebtedness (other than Subordinated Indebtedness) and other liabilities of the Borrower or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Borrower or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness or liability, (y) any notes, securities or similar obligations or items of property received from such transferee that are converted into, sold or exchanged by the Borrower or such Restricted Subsidiary within 180 days of receipt for cash (to the extent of the cash actually so received), and (z) any Designated Noncash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration previously received and then outstanding, does not exceed at the time of receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) $30,000,000, shall be deemed to be cash for purposes of this Section.  If at any time any non-cash consideration received by the Borrower or such

Exhibit 10.2

Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Proceeds thereof shall be applied to payment of the Obligations as set forth in and to the extent required by Section 2.11(c).

SECTION 6.05. Fundamental Changes.  The Borrower shall not, nor shall it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or wind up, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person (other than the Borrower) may merge into any Restricted Subsidiary in a transaction in which the surviving entity is, or upon the effectiveness of such merger will become, a Restricted Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is, or upon the effectiveness of such merger will become, a Subsidiary Loan Party, (iii) any Asset Sale permitted under Section 6.04 may be structured as a merger or consolidation and (iv) any Restricted Subsidiary may wind up, liquidate or dissolve if (A) the Borrower determines in good faith that such winding up, liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (B) with respect to any winding up, liquidation or dissolution of a Subsidiary Loan Party, all distributions in respect of Equity Interest of such Subsidiary Loan Party resulting from such winding up, liquidation or dissolution shall be made to the Borrower or other Subsidiary Loan Parties; provided that any such merger involving a Person that is not a Wholly Owned Restricted Subsidiary of the Borrower immediately prior to such merger shall not be permitted unless also permitted by Sections 6.02, 6.04, 6.08 and 6.14, as applicable.

SECTION 6.06. Liens.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, incur, create, assume or permit to exist any Lien upon any of its accounts receivable, contract rights, chattel paper, inventory, equipment, instruments, general intangibles, Intellectual Property or other property or assets of any character, whether now owned or hereafter acquired, or assign or sell any income or receivables (including accounts receivable) or rights in respect thereof, other than:

(a) Permitted Liens;

(b) Liens existing on the Effective Date and set forth on Schedule 6.06 (or if not set forth on such Schedule, where the Fair Market Value of the assets subject to such Lien is less than $25,000); provided that (i) such Liens shall secure only those obligations which they secure on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (ii) such Liens shall extend only to the assets to which they apply on the Effective Date;

(c) Liens on property, plant and equipment acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

Exhibit 10.2

(d) Liens securing Indebtedness permitted under (i) Section 6.03(i), (ii) Section 6.03(ii) and (iii) Section 6.03(v);

(e) Liens (other than Liens on any Equity Interests of any Restricted Subsidiary or other Person that is required to be pledged under the Collateral and Guarantee Agreement) that are not permitted by any other clause of this Section 6.06 securing Indebtedness in an aggregate principal amount not exceeding $300,000,000; and

(f) Pari Passu Indebtedness Liens.

SECTION 6.07. Restrictive Agreements.  Except for any agreement in effect (a) on the Effective Date or (b) at the time any Restricted Subsidiary becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, the Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor or (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower or of any Loan Party to grant a Lien on its assets to secure the Obligations; provided that the foregoing shall not apply to Contractual Obligations which (A) are contained in joint venture agreements and other similar agreements applicable solely to non-wholly owned Restricted Subsidiaries and other joint ventures entered into in the ordinary course of business and permitted pursuant to the terms hereof, (B) arise pursuant to applicable laws, rules, regulations and other requirements of any Governmental Authority, (C) arise in connection with any Asset Sale and is applicable solely to the property subject to such Asset Sale, (D) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.06 but solely to the extent any negative pledge relates to the property secured by such Lien or that expressly permits Liens for the benefit of the Secured Parties with respect to the Loans and the Obligations under the Loan Documents on a senior basis without the requirement that such holders of such Indebtedness be secured by such Liens on an equal and ratable, or junior, basis, (E) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions only relate to the assets subject thereto, (F) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.03(v) the extent that such restrictions apply only to the property or assets securing such Indebtedness, (G) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (H) are customary provisions of an agreement restricting assignment or transfer of such agreement entered into in the ordinary course of business, (I) are imposed by any amendments or Refinancings of Indebtedness that are otherwise permitted by the Loan Documents, (J) are imposed by the Permitted Unsecured Indebtedness Documents, so long as (x) such restrictions and conditions are not less favorable to the Lenders in any material respect than the restrictions and conditions set forth in the Permitted Unsecured Indebtedness Documents as in effect on the date of the first issuance of any Permitted Unsecured Indebtedness and (y) such restrictions on Liens expressly permit the Liens for the benefit of the Secured Parties with respect to the Loans and the Obligations under the Loan Documents, (K) are on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and (L) arise in the ordinary course of business, not relating to any Indebtedness, that do not,

Exhibit 10.2

individually or in the aggregate, materially detract from the value of the property or assets of the Borrower and its Restricted Subsidiaries, taken as whole, or adversely affect the Borrower’s ability to repay the Obligations, in each case, as determined in good faith by the Borrower; provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those in effect prior to such amendment or Refinancing.

SECTION 6.08. Acquisitions.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, acquire (a) any Person or Facility or (b) all or substantially all of the assets or a business or unit or division of any Person, in each case unless on each occasion when the aggregate amount of cash expended and Indebtedness assumed in connection with acquisitions permitted pursuant to this Section 6.08 shall have exceeded $50,000,000 and each multiple of $5,000,000 in excess thereof during any Fiscal Year, the Borrower shall have furnished to the Administrative Agent a certificate prepared and certified by a Financial Officer on a historical pro forma basis giving effect to all such acquisitions consummated during the applicable Fiscal Year, which certificate shall demonstrate (x) that no Default or Event of Default would exist immediately after giving effect thereto and (y) the Borrower would be in compliance with Section 6.01 immediately after giving effect to all such acquisitions and any related incurrence of Indebtedness.

SECTION 6.09. Restricted Payments; Optional Prepayments of Indebtedness.  (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to make any Restricted Payment except: (i) repurchases of Syndicated Interests in an aggregate amount in any Fiscal Year up to $20,000,000 plus the proceeds received during such Fiscal Year of any resale of such repurchased Syndicated Interests, (ii) each Restricted Subsidiary may make Restricted Payments to the Borrower and any other Restricted Subsidiary and any other Person that owns a direct Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, (iii) if (x) at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing and (y) the Borrower and its Restricted Subsidiaries would be in compliance with the financial covenants set forth in Section 6.01 after giving effect to such Restricted Payment on a pro forma basis, Restricted Payments to Persons that are not Loan Parties in an aggregate amount not exceeding (A) together with any optional prepayments of Indebtedness pursuant to Section 6.09(b)(ii), $200,000,000, plus (B) if, after giving effect such Restricted Payment on a pro forma basis, the Leverage Ratio would not be greater than 4.50:1.00, additional Restricted Payments up to the Available Amount at such time, (iv) repurchases by the Borrower of its common stock from holders thereof of less than 100 shares of its common stock and (v) the Borrower may make scheduled cash dividend payments at the times and to the extent required by the terms of any agreement evidencing or governing the Series A Preferred Stock.

(b) The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease the principal of, or interest on, or any other amount owing in respect of any Indebtedness, except:

(i) so long as (A) no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom and (B) after giving effect

Exhibit 10.2

thereto on a pro forma basis, the Leverage Ratio would not be greater than 4.50:1.00, repurchases, redemptions, prepayments or defeasance of the 2016 Notes with cash on hand or proceeds of the Loans or other Indebtedness the incurrence of which is not prohibited under Section 6.03; and

(ii) so long as (A) at the time of and after giving effect to thereto, no Default or Event of Default shall have occurred and be continuing and (B) the Borrower and its Subsidiaries would be in compliance with the financial covenants set forth in Section 6.01 after giving effect thereto on a pro forma basis, repurchases, redemptions, prepayments or defeasances of other Indebtedness of the Borrower or the Restricted Subsidiaries in an aggregate amount not exceeding (x) together with any Restricted Payments pursuant to Section 6.09(a), $200,000,000, plus (y) if, after giving effect thereto on a pro forma basis, the Leverage Ratio would not be greater than 4.50:1.00, additional repurchases, redemptions, prepayments or defeasances of such Indebtedness up to the Available Amount at such time.

(c) The Borrower will not demand payment on, or permit any Restricted Subsidiary to prepay, any intercompany note of a Restricted Subsidiary that is not a Loan Party that is pledged under the Collateral and Guarantee Agreement except for (i) payments made for valid business reasons and (ii) payments in connection with the liquidation of such Restricted Subsidiaries for valid business reasons.

SECTION 6.10. Compliance with ERISA.  The Borrower will not, and will not permit any of the Subsidiaries to:

(a) fail to make any contribution or payment to any Multiemployer Plan that the Borrower, a Restricted Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto that could reasonably be expected to result in a Material Adverse Effect;

(b) with respect to any Employee Benefit Plan, engage, or permit any Restricted Subsidiary or any ERISA Affiliate to engage, in any “prohibited transaction”, as defined in Section 406 of ERISA or Section 4975 of the Code, for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed that could reasonably be expected to result in a Material Adverse Effect; or

(c) fail, or permit any Restricted Subsidiary or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof except for such failures as would not reasonably be expected to result in material liability to the Borrower.

SECTION 6.11. Fiscal Year.  The Borrower will not change its fiscal year to a date other than December 31st, nor will it permit any Restricted Subsidiary to change its fiscal year (other than a change to conform the fiscal year of a Restricted Subsidiary to that of the Borrower).

Exhibit 10.2

SECTION 6.12. Dissolution, etc.  The Borrower will not, and will not permit any Restricted Subsidiary to, wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except, in the case of a Restricted Subsidiary, as permitted under Section 6.05.

SECTION 6.13. Transactions with Affiliates.  Neither the Borrower nor any of its Restricted Subsidiaries shall, directly or indirectly, enter into any transaction or a series of transactions, with or for the benefit of, any Affiliate of the Borrower or any of its Restricted Subsidiaries (an “Affiliate Transaction”), unless the terms of such Affiliate Transactions are at least as favorable as the terms which could be obtained by the Borrower or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties; provided, that the foregoing restriction shall not apply to (a) any Affiliate Transaction between the Borrower and any Subsidiary Loan Party; (b) reasonable and customary fees paid to members of the Board of Directors (or similar governing body) of the Borrower and its Subsidiaries; (c) compensation arrangements for officers and other employees of the Borrower and its Subsidiaries entered into in the ordinary course of business; and (d) the payment of premiums to the Captive Insurance Subsidiary in the ordinary course of business.

SECTION 6.14. Sale and Leaseback Transactions.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless the Attributable Indebtedness in respect of Sale and Leaseback Transactions can be incurred under Section 6.03.

SECTION 6.15. Swap Agreements.  The Borrower will not, and will not permit and Restricted Subsidiary to, enter into any Swap Agreement and will not permit any Swap Agreement to which the Borrower or any Restricted Subsidiary is a party to continue in effect after the Effective Date, except for (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any Restricted Subsidiary) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary, in each case entered into in the ordinary course of business and not for speculative purposes.

SECTION 6.16. Intentionally Omitted.

SECTION 6.17. Use of Proceeds.  The proceeds of any Letters of Credit and any Loans shall be applied by the Borrower for working capital or general corporate purposes of the Borrower or any of its Subsidiaries, including to fund the repayment of the Existing Indebtedness and the payment of fees and expenses incurred in connection therewith.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 6.18. Amendment of Material Agreements.  The Borrower will not, nor will it permit any Restricted Subsidiary to, permit any waiver, supplement, modification, amendment, termination or release of its certificate of incorporation, by-laws or other organizational documents in a manner which could, individually or in the aggregate, reasonably be expected to

Exhibit 10.2

(A) materially impair the Loan Parties’ ability to perform their obligations hereunder or under the other Loan Documents or (B) be adverse to the Lenders in any material respect.  The Borrower will not, nor will it permit any Restricted Subsidiary to, permit any waiver, supplement, modification or other amendment of the Senior Notes Indenture or any Existing Notes Indenture in each case that would (A) shorten the scheduled maturity, or decrease the weighted average life to maturity of, any Indebtedness incurred thereunder, (B) secure any of the Indebtedness incurred thereunder, (C) make the covenants therein more restrictive than the covenants in this Agreement or (D) add additional prepayment events thereto.  The Borrower will not, nor will it permit any Restricted Subsidiary to, permit any waiver, supplement or other modification of the Pari Passu Indebtedness Documents or the Permitted Unsecured Indebtedness Documents if, after giving effect thereto, any series of Pari Passu Indebtedness or Permitted Unsecured Indebtedness, as the case may be, shall cease to meet the requirements set forth in the definition of such respective term.

SECTION 6.19. Capital Expenditures.  The Borrower and the Restricted Subsidiaries will not make Capital Expenditures (other than those funded with proceeds of asset sales or insurance) in any Fiscal Year in an aggregate amount exceeding (a) $200,000,000, plus (b) the unused amount of such $200,000,000, in the immediately preceding Fiscal Year; provided that Capital Expenditures in any Fiscal Year shall be counted against the base $200,000,000 amount of Capital Expenditures permitted under this Section 6.19 for such Fiscal Year prior to being counted against any additional amounts available from the immediately preceding Fiscal Year, plus (c) if (i) no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom and (ii) after giving effect thereto on a pro forma basis, the Borrower and its Restricted Subsidiaries would be in compliance with (x) the financial covenants set forth in Section 6.01 and (y) a Leverage Ratio of not greater than 4.50:1.00, additional Capital Expenditures up to the Available Amount at such time.

SECTION 6.20. Change in Nature of Business.  The Borrower and its Restricted Subsidiaries will not engage in (a) any material line of business materially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Effective Date or (b) any business that is not related, complementary, ancillary or incidental thereto.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this

Exhibit 10.2

Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or any purported statement of fact contained in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or delivered or deemed made or delivered; except that any representation and warranty that is qualified as to materiality or material adverse effect shall, after giving effect to such qualifications as set forth therein, prove to have been incorrect in any respect when made or delivered to deemed made or delivered;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 1.05, 5.01(a)(viii), 5.03 (with respect to the Borrower’s existence), 5.10(a) or in Article VI;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(f) any event or condition occurs that results in any Material Indebtedness becoming due or being required to be prepaid, repurchased, redeemed or defeased prior to its or their scheduled maturity or any event or condition shall occur that (i) enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its or their scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer (to the extent not prohibited under this Agreement), or a casualty or condemnation event, of the property or assets securing such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Group of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Group or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Material Group shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any

Exhibit 10.2

proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Group or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i) the Borrower or any Material Group shall admit in writing its inability or fail generally to pay its debts as they become due;

(j) (i) one or more judgments for the payment of money in an aggregate amount in excess of $30,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or (ii) any action shall be legally taken by a judgment creditor which could reasonably be expected to result in the attachment or levy upon any material assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(k) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, has had, or could reasonably be expected to have a Material Adverse Effect;

(l) a Change of Control shall occur;

(m) Intentionally Omitted.

(n) Intentionally Omitted.

(o) the Guarantees under the Collateral and Guarantee Agreement of any material portion of the Subsidiary Loan Parties shall cease to be, or shall be asserted in writing by the Borrower or any Restricted Subsidiary not to be, valid and enforceable Guarantees of the Obligations, except as a result of a release of any Subsidiary Loan Party from its Guarantee expressly provided for in Section 9.13;

(p) any Liens on material assets purported to be created under the Security Documents shall cease to be, or shall be asserted in writing by the Borrower or any Restricted Subsidiary not to be, valid and perfected Liens on the Collateral purportedly subject thereto, with the priority required by the applicable Security Documents, except (i) as a result of the sale or other disposition of the applicable Collateral in one or more transactions permitted under the Loan Documents or (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral and Guarantee Agreement or as a result of the failure of the Collateral Agent or any other Secured Party to take any action within its control;

(q) the Borrower or any Restricted Subsidiary shall be subject to a criminal indictment that could reasonably be expected to have a Material Adverse Effect;

Exhibit 10.2

(r) so long as any Pari Passu Indebtedness is outstanding, the Intercreditor Agreement shall be asserted in writing by any Loan Party not to be, in whole or in part, legally valid, binding and enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenants or agreements therein), or otherwise not be effective to create the rights and obligations purported to be created thereunder; or

(s) the making of any repurchase, redemption or prepayment of Pari Passu Indebtedness required to be made by the Borrower pursuant to the terms thereof as a result of the occurrence of any event described in the definition of the term “Prepayment Event” without there having been made, prior to or substantially concurrently therewith, the prepayment required to be made on account of such Prepayment Event pursuant to Section 2.11(c);

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

THE AGENTS

SECTION 8.01. The Agents.  Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to them by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The provisions of this Section 8.01 (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Loan Party shall have any rights as a third-party beneficiary of any of the provisions of this Section 8.01 (other than as expressly provided herein).  Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agents and the Joint Bookrunners are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities

Exhibit 10.2

with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agent and the Joint Bookrunners shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents and all of the other benefits of this Section 8.01.  Each of the Syndication Agent, the Co-Documentation Agents and the Joint Lead Arrangers and the Joint Bookrunners, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.  Without limitation of the foregoing, neither the Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agents nor the Joint Bookrunners in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

The bank serving as the Administrative Agent and Collateral Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or Collateral Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or Collateral Agent.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers unless and until such Agent shall have received instructions from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances, as provided in Section 9.02) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and Collateral Agent or any of its Affiliates in any capacity.  Neither Agent shall be liable for any action taken or not taken by it (i) under or in connection with any Loan Document or (ii) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction).  Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the

Exhibit 10.2

satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Collateral Agent.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this paragraph and of Section 9.03 shall apply to any such sub-agent and to the Related Parties of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Related Parties were named herein.  Notwithstanding anything herein to the contrary, with respect to each such sub-agent appointed by an Agent, (i) such sub-agent shall be a third-party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third-party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) of such sub-agent shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third-party beneficiary or otherwise, against such sub-agent.

Each Lender, in proportion to its Applicable Aggregate Percentage, severally agrees to indemnify each Agent, Issuing Bank and Swingline Lender, to the extent that such Agent, Issuing Bank or Swingline Lender shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent, Issuing Bank or Swingline Lender in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s, Issuing Bank’s Swingline Lender’s, as applicable gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to any Agent, Issuing Bank or Swingline Lender, for any purpose shall, in the opinion of such Agent, Issuing Bank or Swingline Lender, as applicable, be insufficient or become impaired, such Agent, Issuing Bank or Swingline Lender, as applicable, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent, Issuing Bank or Swingline Lender against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost,

Exhibit 10.2

expense or disbursement in excess of such Lender’s Applicable Aggregate Revolving Percentage thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent, Issuing Bank or Swingline Lender against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower.  The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Administrative Agent by the Borrower and the Required Lenders or (ii) the thirtieth day after such notice of resignation.  Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Required Lenders shall have the right, upon five Business Days’ notice to the Borrower, to appoint a successor Administrative Agent subject to the reasonable satisfaction of the Borrower.  If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, then the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided, that until a successor Administrative Agent is so appointed by Required Lenders or the Administrative Agent, the Administrative Agent, by notice to the Borrower and Required Lenders, may retain its role as the Collateral Agent under any Security Document.  Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring the Administrative Agent and the retiring the Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, securities and other items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Security Documents, whereupon such retiring the Administrative Agent shall be discharged from its duties and obligations hereunder.  Except as provided above, any resignation of Barclays Bank or its successor as Administrative Agent pursuant to this Section 8.01 shall also constitute the resignation of Barclays Bank or its successor as the Collateral Agent.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 8.01 shall inure to its benefit as

Exhibit 10.2

to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder.  Any successor Administrative Agent appointed pursuant to this paragraph shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.  If Barclays Bank or its successor as Administrative Agent pursuant to this paragraph has resigned as Administrative Agent but retained its role as Collateral Agent and no successor Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, Barclays Bank or its successor may resign as Collateral Agent upon notice to the Borrower and Required Lenders at any time.  After any retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its respective Related Parties that at any time acted as a sub-agent in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Any resignation of Barclays Bank or its successor as the Administrative Agent pursuant to the preceding paragraph shall also constitute the resignation of Barclays Bank or its successor as the Swingline Lender, and any successor Administrative Agent appointed pursuant to Section 8.01 shall, upon its acceptance of such appointment, become the successor Swingline Lender for all purposes hereunder.  In such event (a) the Borrower shall prepay any outstanding Swingline Loans made by the retiring Administrative Agent in its capacity as Swingline Lender, (b) upon such prepayment, the retiring the Administrative Agent and Swingline Lender shall surrender any Swingline Note held by it to the Borrower for cancellation and (c) the Borrower shall issue, if so requested by the successor Administrative Agent and the Swingline Loan Lender, a new Swingline Note to the successor Administrative Agent and the Swingline Lender, in the principal amount of the Swingline Loan then in effect and with other appropriate insertions.

In addition to the foregoing, the Collateral Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and the Loan Parties.  The Administrative Agent shall have the right to appoint a financial institution as Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders and the Collateral Agent’s resignation shall become effective on the earlier of (a) the acceptance of such successor Collateral Agent by the Borrower and the Required Lenders or (b) the thirtieth day after such notice of resignation.  Upon any such notice of resignation, the Required Lenders shall have the right, upon five Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent.  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement and the Security Documents, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder or under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Security Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Security Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Security Documents.  After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the

Exhibit 10.2

provisions of this Agreement and the Security Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Security Documents while it was the Collateral Agent hereunder.

Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption and funding its Loans or by the funding of any new Class of Additional Tranche Term Loans pursuant to Section 2.20, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Amendment Effective Date or as of the date of funding of such Additional Tranche Term Loans.

Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Collateral and the Security Documents; provided, that, except as expressly set forth herein, neither Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations.  Subject to Section 9.02, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable may execute any documents or instruments (i) necessary to in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 9.02) have otherwise consented or (ii) release any Subsidiary Loan Party from the Guarantee in accordance with Section 9.13 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 9.02) have otherwise consented.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, each Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled,

Exhibit 10.2

for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

No Swap Agreement shall create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Subsidiary Loan Party under the Loan Documents except as expressly provided in the Collateral and Guarantee Agreement.  By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this paragraph.

Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than contingent indemnification obligations not yet due and payable and obligations under Swap Agreements not yet due and payable) have been paid in full, all Commitments have terminated or expired or been cancelled and no Letter of Credit shall be outstanding (or if any Letter of Credit remains outstanding, each such Letter of Credit shall have been backstopped or cash collateralized to the satisfaction of the Issuing Bank), upon request of the Borrower, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender or any Lender Counterparty) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of  the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

In case of the pendency of any proceeding under the Bankruptcy Code or other applicable law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent

Exhibit 10.2

shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the other Secured Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Secured Party to make such payments to the Administrative Agent.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or other Secured Party to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices.  (a) Subject to paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to the Borrower, to it at 3660 Grandview Parkway, Suite 200, Birmingham, AL 35243, Attention: Chief Financial Officer (Facsimile No. (205) 969-7582; Telephone No. (205) 967-7116);

(ii) if to the Administrative Agent, to Barclays Bank PLC, 745 Seventh Avenue, New York, NY 10019, Attention: Diane F. Rolfe, (Facsimile No. (212) 526-5115; Telephone No. (212) 526-1109); and

(iii) if to any other Lender or Issuing Bank, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender or Issuing Bank.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of

Exhibit 10.2

an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or from a material breach of any of the Loan Documents by such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, Issuing Banks and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including Borrowing Requests and Interest Election Requests) that it reasonably believes to be genuine and correct and to have been signed or sent or made by the proper Person or Persons even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the Issuing Banks, each Lender and the Related

Exhibit 10.2

Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.

SECTION 9.02. Waivers; Amendments.  (a) No failure or delay by either Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) None of this Agreement, any Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby, (iii) postpone the maturity of any Loan or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, in each case without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release all or substantially all Subsidiary Loan Parties from their Guarantees under the Collateral and Guarantee Agreement (except as expressly provided in Section 9.13), limit their liability in respect of such Guarantees or amend Section 5.02 of the Collateral and Guarantee Agreement, without the written consent of each Lender, (vii) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of collateral or payments due to Lenders holding Loans or Commitments of any Class differently than those holding Loans or

Exhibit 10.2

Commitments of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent, any Issuing Bank or any Swingline Lender without the prior written consent of such Agent, Issuing Bank or Swingline Lender, as the case may be.  Notwithstanding the foregoing or any other provision of this Agreement, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, each Issuing Bank or Swingline Lender) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.  (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Co-Documentation Agents, the Co-Lead Arrangers and Joint Bookrunners named on the cover page of this Agreement (who shall be third party beneficiaries of the agreements contained in this Section 9.03) (collectively, the “Agent/Arranger Parties”) and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Agents and the charges of Intralinks/IntraAgency, Syntrak or another relevant website or other information platform, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses of any Issuing Bank, including the reasonable and documented fees, charges and disbursements of counsel, incurred by such Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel for any such Person, in connection with the enforcement or protection of its or their rights in connection with this Agreement and the other Loan Documents, including its or their rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations; provided that, in the case of reimbursement of counsel, the Borrower’s obligations shall be limited to the reasonable fees, disbursement and other charges of one counsel for the Administrative Agent, one counsel to the Joint Bookrunners and one counsel to the other Lenders (as a group) and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Administrative Agent, the Joint Bookrunners and the other Lenders (as a group), and, in the case of actual or reasonably perceived conflicts of interest, where one or more of the Administrative Agent, the Joint Bookrunners and the other Lenders affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person.

Exhibit 10.2

(b) The Borrower shall indemnify each Agent/Arranger Party, each Lender, each Issuing Bank and the Swingline Lender and their respective Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or by any other Loan Document, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (including any such claim, litigation, investigation or proceeding brought by or on behalf of the Borrower or any of its Related Parties), whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.  Notwithstanding anything to the contrary in the foregoing, in the case of fees, charges and disbursements of counsel, the Borrower’s obligations shall be limited to the reasonable fees, disbursement and other charges of one counsel for the Indemnitees as a group and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Indemnitees as a group, and, in the in the case of actual or reasonably perceived conflict of interest, where one or more of Indemnitees affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent/Arranger Party, Issuing Bank or the Swingline Lender, or to any Related Party of any such Person, under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Person such Lender’s Contribution Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, and no Indemnitee shall assert, and hereby waives, any claim against the Borrower, (i) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof or (ii) for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems.

Exhibit 10.2

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and Indemnitees and other Persons entitled to expense reimbursement and indemnification under Section 9.03) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)           the Borrower; provided, further, that no consent of the Borrower shall be required (i) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below); or (ii) if an Event of Default described in clause (a), (b), (g) or (h) of Section 7.01 has occurred and is continuing, to any other assignee;

(B)           the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of a Loan or portion thereof to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)           in the case of any assignment of a Revolving Commitment, the Swingline Lender and each Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class (which remaining amount shall be deemed to include, for purposes of this clause, the aggregate amount of Commitments and Loans of such Class held by any Affiliate of the assigning Lender), the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan, $1,000,000, unless each of the Borrower, the Administrative Agent and the Issuing Banks otherwise

Exhibit 10.2

consents, provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection and; provided, further, that no consent of the Borrower shall be required if an Event of Default described in clause (a), (b), (g) or (h) of Section 7.01 has occurred and is continuing;

(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except that no such fee shall be payable in connection with an assignment by or to any Joint Bookrunner); provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable;

(D)           the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E)           in the case of an assignment by a Lender to a CLO (as defined below) managed by such Lender or by an Affiliate of such Lender, unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have been approved by the Borrower (the Borrower hereby agreeing that such approval, if requested, will not be unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, except that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such CLO; and

(F)           no assignment shall be made (1) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (2) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (E), or (3) to a natural person.

Exhibit 10.2

For purposes of this Section 9.04(b), the terms “Approved Fund” and “CLO” have the following meanings:

“Approved Fund” means with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by a Lender or an Affiliate of such Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount and any stated interest of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender (with respect to any entry relating to such Lender's Loans), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for

Exhibit 10.2

purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i)  Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any

Exhibit 10.2

such other party or on its behalf and notwithstanding that any Agent, Issuing Bank or Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e).  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Section 8.01 and the last sentence of the definition of the term “Applicable Rate” shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, except that the provisions of any commitment and fee letters between the Borrower and the other Persons serving as Agents or named on the cover page of this Agreement that by the express terms of such commitment letter or fee letter are to survive the execution and delivery of this Agreement shall continue in full force and effect and shall not be superseded hereby.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic submission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Issuing Bank, the Swingline Lender, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted

Exhibit 10.2

by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Issuing Bank, the Swingline Lender, such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Issuing Bank, the Swingline Lender or such Lender, irrespective of whether or not such Issuing Bank, the Swingline Lender or such Lender shall have made any demand under this Agreement and although such obligations may be unmatured or contingent or are owed to a branch or office of such Issuing Bank, the Swingline Lender or such Lender different from the bank or office holding such deposit or obligated on such obligation.  The rights of each Issuing Bank, the Swingline Lender and each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Issuing Bank, the Swingline Lender and such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

SECTION 9.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN  ANY LEGAL PROCEEDING DIRECTLY OR

Exhibit 10.2

INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality.  (a) The Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, representatives and agents, including accountants, legal counsel and other advisors (and to other Persons authorized by a Lender or Administrative Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.12), (b) to the extent requested by any regulatory authority but only after having made reasonable efforts to provide prior written notice to the Borrower (to the extent permitted to do so under applicable law), (c) to the extent  required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) to any rating agency when required by it (provided that, prior to any disclosure, such rating agency is instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from the Administrative Agent or any Lender), (g) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower and the Administrative Agent, Issuing Bank or Lender does not otherwise know such information is confidential.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  In addition, the Administrative Agent and each Lender, after providing prior written notice to the Borrower, may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the

Exhibit 10.2

lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.  Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND  ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13. Release of Subsidiary Loan Parties and Collateral.  (a) Notwithstanding any contrary provision herein or in any other Loan Document, (i) upon (A) any sale or other transfer in the ordinary course of business by the Borrower or any Restricted Subsidiary of any Collateral consisting of inventory or used, surplus, obsolete or outmoded machinery or equipment, in accordance with this Agreement, (B) the distribution of any Collateral to a Person other than the Borrower or a Restricted Subsidiary in connection with the dissolution of any Restricted Subsidiary, in accordance with this Agreement, (C) in the case of any Collateral consisting of the Equity Interests in any Restricted Subsidiary, the dissolution of such Restricted Subsidiary in accordance with this Agreement or (D) the effectiveness of any written consent (pursuant to Section 9.02) to the release of all or any portion of the security interest granted in any Collateral, the security interest in such Collateral shall automatically be released and (ii) if the Borrower shall request the release under the Collateral and Guarantee Agreement or any other Security Document of (A) any Restricted Subsidiary or any Collateral to be sold or otherwise disposed of (including through the sale or disposition of any Restricted Subsidiary owning any such Restricted Subsidiary or Collateral or resulting from the dissolution of a Restricted Subsidiary) to a Person other than the Borrower or a Restricted Subsidiary in a transaction permitted under the terms of this Agreement and not described in the immediately preceding clause (i) or (B) any Restricted Subsidiary, and any Collateral provided by such Restricted Subsidiary, to be dissolved or designated an Excluded Subsidiary or an Unrestricted Subsidiary in accordance with this Agreement, the Borrower shall deliver to the Administrative Agent a certificate executed by a Financial Officer to the effect that such dissolution, designation, sale or other disposition and the application of the proceeds thereof (if any) will

Exhibit 10.2

comply with the terms of this Agreement, and the Administrative Agent shall, without the consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Restricted Subsidiary or such Collateral substantially simultaneously with or at any time after such designation or the completion of such sale or other disposition.  Any such release shall be without recourse to, or representation or warranty by, the Administrative Agent and shall not require the consent of any Lender.  The Administrative Agent shall execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of a Restricted Subsidiary or Collateral required by this paragraph.

(b) Without limiting the provisions of Section 9.03, the Borrower shall reimburse the Collateral Agent for all costs and expenses, including reasonable and documented attorneys’ fees and disbursements, incurred by it in connection with any action contemplated by this Section 9.13.

SECTION 9.14. Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.  The Borrower shall promptly, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

SECTION 9.15. No Fiduciary Relationship.  The Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Agents, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.16. Amendment of Security Documents; Intercreditor Agreement.  The Lenders and the Issuing Banks acknowledge that obligations of the Borrower and the Restricted Subsidiaries under the Pari Passu Indebtedness and the Pari Passu Indebtedness Documents, and certain obligations related thereto, will be secured by Liens on assets of the Borrower and the Restricted Subsidiaries that constitute Pari Passu Indebtedness Collateral.  At the request of the Borrower, the Administrative Agent and/or the Collateral Agent shall enter into (a) such amendments as the Administrative Agent shall determine to be appropriate to the Security Documents to cause the Pari Passu Indebtedness to be secured on an equal and ratable basis with the other Obligations (as defined in the Collateral and Guarantee Agreement) and (b) the Intercreditor Agreement establishing the relative rights of the Secured Parties and of the secured parties under the Pari Passu Indebtedness with respect to the Pari Passu Indebtedness Collateral.  Each Lender and each Issuing Bank hereby irrevocably (a) consents to the pari passu treatment

Exhibit 10.2

of Liens to be provided for under the amended Security Documents and the Intercreditor Agreement, (b) authorizes and directs each Agent to execute and deliver the amendments to the Security Documents, the Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender or such Issuing Bank and without any further consent, authorization or other action by such Lender or such Issuing Bank, (c) agrees that, upon the execution and delivery thereof, such Lender or such Issuing Bank will be bound by the provisions of the amended Security Documents and the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) agrees that no Lender or Issuing Bank shall have any right of action whatsoever against any Agent as a result of any action taken by any Agent pursuant to this Section or in accordance with the terms of the Intercreditor Agreement.  Each Lender and each Issuing Bank hereby further irrevocably authorizes and directs each Agent to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Loans or any Pari Passu Indebtedness as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender or such Issuing Bank and without any further consent, authorization or other action by such Lender or such Issuing Bank.  Each Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section or in accordance with the terms of the Intercreditor Agreement to the full extent thereof.

SECTION 9.17. Confirmation of Loan Documents; No Novation.  As of the Amendment Effective Date, the Borrower hereby confirms and ratifies all of its obligations under the Loan Documents (in each case, as amended hereby as of such date) to which it is a party.  By its execution on the respective signature lines provided below, as of the Amendment Effective Date, each of the Guarantors hereby (a) confirms and ratifies all of its obligations and the Liens granted by it under the Loan Documents to which it is a party, (b) represents and warrants that the representations and warranties set forth in such Loan Documents are true and correct in all material respects on the Amendment Effective Date as if made on and as of such date (except to the extent that any representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date) and (c) confirms that all references in such Loan Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby as of the Amendment Effective Date without impairing any such obligations or Liens in any respect.  In addition, the Borrower and each of the Guarantors hereby confirm that they have entered into this Agreement solely to amend and restate the terms of the Existing Senior Secured Credit Agreement.  Each of the parties hereto that is also a party to the Existing Senior Secured Credit Agreement and each of the Guarantors do not intend this Agreement or the transactions contemplated hereby to be, and this Agreement and the transactions contemplated hereby shall not be construed to be, a novation of any of the Obligations (as defined in the Existing Senior Secured Credit Agreement) owing by the Borrower or any Guarantor under or in connection with the Existing Senior Secured Credit Agreement or any of the other Loan Documents (as defined in the Existing Senior Secured Credit Agreement).

Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HEALTHSOUTH CORPORATION

By:	/s/ Douglas E. Coltharp
Name: Douglas E. Coltharp
Title: Executive Vice President and Chief Financial Officer

Exhibit 10.2

GUARANTORS, in each case solely for the purpose of making the representations contained in the second sentence of Section 9.17:

Advantage Health Harmarville Rehabilitation Corporation
Beaumont Rehab Associates, Inc.
CMS Jonesboro Rehabilitation, Inc.
CMS Topeka Rehabilitation, Inc.
Continental Medical of Arizona, Inc.
Continental Medical Systems, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
HEALTHSOUTH LTAC of Sarasota, Inc.
HEALTHSOUTH of Austin, Inc.
HEALTHSOUTH of Dothan, Inc.
HEALTHSOUTH of Henderson, Inc.
HEALTHSOUTH of Houston, Inc.
HEALTHSOUTH of Mechanicsburg, Inc.
HEALTHSOUTH of Midland, Inc.
HEALTHSOUTH of Montgomery, Inc
HEALTHSOUTH of Nittany Valley, Inc.
HEALTHSOUTH of San Antonio, Inc.
HEALTHSOUTH of Sewickley, Inc.
HEALTHSOUTH of South Carolina, Inc.
HEALTHSOUTH of Spring Hill, Inc.
HEALTHSOUTH of Texarkana, Inc.
HEALTHSOUTH of Texas, Inc.
HEALTHSOUTH of Treasure Coast, Inc.
HEALTHSOUTH of Utah, Inc
HEALTHSOUTH of Yuma, Inc
HEALTHSOUTH Rehabilitation Center, Inc.
HealthSouth Rehabilitation Center of New Hampshire, Inc.
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.
HealthSouth Rehabilitation Hospital of New Mexico, Inc.
HEALTHSOUTH Rehabilitation Hospital of Northern Virginia, Inc.
HEALTHSOUTH Rehabilitation Hospital of Odessa, Inc.
HEALTHSOUTH Specialty Hospital, Inc.
Lakeshore System Services of Florida, Inc.
Rehab Concepts Corp.
Rehabilitation Hospital of Colorado Springs, Inc.
Rehabilitation Hospital of Fredericksburg, Inc.
Rehabilitation Hospital of Nevada - Las Vegas, Inc.
Rehabilitation Hospital of Petersburg, Inc.
Rehabilitation Hospital of Plano, Inc.
SCA-Dalton, Inc.
Sherwood Rehabilitation Hospital, Inc.
Tarrant County Rehabilitation Hospital, Inc.
Tyler Rehabilitation Hospital, Inc.
Western Neuro Care, Inc.
By:	/s/ Edmund M. Fay
Name: Edmund M. Fay
Title : Authorized Signatory

Signatures continue on Following Pages

Exhibit 10.2

Collin County Rehab Associates Limited Partnership
By:	Rehabilitation Hospital of Plano, Inc., its General Partner
Lakeview Rehabilitation Group Partners
By:	Continental Medical of Kentucky, Inc., its General Partner
Rehabilitation Hospital of Nevada - Las Vegas, L.P.
By:	Rehabilitation Hospital of Nevada –Las Vegas, Inc., its General Partner
Southern Arizona Regional Rehabilitation Hospital, L.P.
By:	Continental Rehabilitation Hospital of Arizona, Inc., its General Partner
Western Medical Rehab Associates, L.P.
By:	Western Neuro Care, Inc., its General Partner and its Managing General Partner
By:	/s/ Edmund M. Fay
Name: Edmund M. Fay
Title: Authorized Signatory

HEALTHSOUTH Bakersfield Rehabilitation Hospital Limited Partnership
HEALTHSOUTH Meridian Point Rehabilitation Hospital Limited Partnership
HEALTHSOUTH Northern Kentucky Rehabilitation Hospital Limited Partnership
HEALTHSOUTH Rehabilitation Hospital of Arlington Limited Partnership
HEALTHSOUTH Valley of the Sun Rehabilitation Hospital Limited Partnership
By:	HealthSouth Properties, LLC, their General Partner
By:	/s/ Edmund M. Fay
Name: Edmund M. Fay
Title: Authorized Signatory

HEALTHSOUTH of Ft. Lauderdale Limited Partnership
HEALTHSOUTH of Largo Limited Partnership
HEALTHSOUTH of Sarasota Limited Partnership
HEALTHSOUTH of Tallahassee Limited Partnership
By:	HealthSouth Real Property Holding, LLC, their General Partner
By:	/s/ Edmund M. Fay
Name: Edmund M. Fay
Title: Authorized Signatory

Signatures continue on Following Page

Exhibit 10.2

Advantage Health, LLC
HEALTHSOUTH Aviation, LLC
HealthSouth-Cypress Real Estate, LLC
HEALTHSOUTH Mesa Rehabilitation Hospital, LLC
HEALTHSOUTH of East Tennessee, LLC
HEALTHSOUTH of Erie, LLC
HEALTHSOUTH of Fort Smith, LLC
HEALTHSOUTH of Pittsburgh, LLC
HEALTHSOUTH of Reading, LLC
HEALTHSOUTH of Toms River, LLC
HEALTHSOUTH of York, LLC
HealthSouth Owned Hospitals Holdings, LLC
HealthSouth Properties, LLC
HealthSouth Real Property Holding, LLC
HealthSouth Real Estate, LLC
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC
HEALTHSOUTH Rehabilitation Hospital of South Jersey, LLC
HealthSouth Rehabilitation Hospital of Sugar Land, LLC
HEALTHSOUTH Rehabilitation Institute of Tucson, LLC
HealthSouth Specialty Hospital of North Louisiana, LLC
HealthSouth Sub-Acute Center of Mechanicsburg, LLC
New England Rehabilitation Management Co., LLC
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Institute of Western Massachusetts, LLC
Sarasota LTAC Properties, LLC
Sugar Land Real Estate, LLC
Trident Neurosciences Center, LLC
HealthSouth Elizabethtown Real Estate, LLC
HealthSouth Morgantown Real Estate, LLC
HealthSouth Rehabilitation Hospital of Miami, LLC
HealthSouth Rehabilitation Hospital of Gadsden, LLC

By:	/s/ Edmund M. Fay
Name: Edmund M. Fay
Title: Authorized Signatory

Exhibit 10.2

BARCLAYS BANK PLC, as Administrative
Agent, as Collateral Agent and as a Leader

By:	/s/ Diane Rolfe
Name: Diane Rolfe
Title: Director

Bank of America N.A., as a Lender

By:	/s/ Jill J. Hogan
Name: Jill J. Hogan
Title: Vice President

Citicorp North America, Inc., as a Lender

By:	/s/ Dina Garthwaite
Name: Dina Garthwaite
Title: Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

Exhibit 10.2

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Sherrese Clarke
Name: Sherrese Clarke
Title: Authorized Signatory

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Dawn LeeLum
Name: Dawn LeeLum
Title: Executive Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Sharon Liss
Name: Sharon Liss
Title: Authorized Signatory

SUNTRUST BANK, as a Lender

By:	/s/ John Cappellari
Name: John Cappellari
Title: Vice President

Exhibit 10.2

Wells Fargo Bank, National Association, as a Lender

By:	/s/ Kirk Tesch
Name: Kirk Tesch
Title: Director

RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Alexander L. Rody
Name: Alexander L. Rody
Title: Senior Vice President

Regions Bank, as a Lender

By:	/s/ Brian Heslop
Name: Brian Heslop
Title: Senior Vice President

FIRST COMMERCIAL BANK, A DIVISION OF SYNOVUS BANK, as a Lender

By:	/s/ Anne H. Lovette
Name: Anne H. Lovette
Title: Senior Relationship Manager

Exhibit 10.2

Execution Version
Credit Agreement

Schedules

Schedules         Description

1.01A             Existing Indebtness

1.01B             Unrestricted Subsidiaries

1.01C             Designated Syndicated Persons

2.01                Commitments

2.05                Existing Letters of Credit

3.04                Subsidiares

3.05                Ownership Interests

3.09                Other Agreements

3.10                Litigation

3.18                Environmental Matters

3.19                Employment Matters

3.21              Compliance with Laws

5.14                Specified Deposit Accounts

5.18                Post Closing Obligations

6.02                Investments

6.06                Liens

Exhibit 10.2

Schedule 1.01A

Existing Indebtedness

1.	8.375% Senior Notes due 2011 issued under Indenture, dated September 28, 2001, between HEALTHSOUTH Corporation and National City Bank, Trustee, as from time to time amended.

2.
7.625% Senior Notes due 2012 issued pursuant to Indenture dated May 22, 2002, between HEALTHSOUTH Corporation and The Bank of Nova Scotia Trust Company of New York, Trustee, as amended from time to time.

3.
10.75% Senior Notes due 2016 issued pursuant to Indenture dated June 14, 2006, between HEALTHSOUTH Corporation and The Bank of Nova Scotia Trust Company of New York, Trustee, as amended from time to time.

4.
7.25% Senior Notes due 2018 issued pursuant to Indenture dated October 7, 2010, between HEALTHSOUTH Corporation and The Bank of Nova Scotia Trust Company of New York, Trustee, as amended from time to time.

5.
8.125% Senior Notes due 2020 issued pursuant to Indenture dated December 1, 2009, between HEALTHSOUTH Corporation and The Bank of Nova Scotia Trust Company of New York, Trustee, as amended from time to time.

6.
7.75% Senior Notes due 2022 issued pursuant to Indenture dated October 7, 2010, between HEALTHSOUTH Corporation and The Bank of Nova Scotia Trust Company of New York, Trustee, as amended from time to time.

7.
Rehab Concepts Corporation, SCA-Dalton, Inc. and HealthSouth Rehabilitation Hospital of Arlington Limited Partnership have a note payable in the original principal amount of $35,000,000 in favor of HSC, Ltd. (captive insurance company).

8.	The Existing Letters of Credit set forth on Schedule 2.05 which is incorporated herein by reference.

9.	All Indebtedness between Borrower and its Subsidiaries existing on the Effective Date.

10.	Capital Lease Obligations set forth on attached schedule.

11.	Subsidiary notes payable set forth on attached schedule.

12.
Indebtedness owing by HealthSouth of Fort Smith, LLC (the “Buyer”) to Fort Smith HMA, LLC (the “Seller”) and Health Management Associates, Inc. (“HMA”) in the original principal amount of $8,393,256 pursuant to the terms of the Non Competition Agreement dated September 30, 2010, by and among Buyer, Seller and HMA.

13.	Purchase obligations are set forth on attached schedule.

14.	Guarantee obligations are set forth on attached schedule.

Exhibit 10.2

Schedule 1.01A

Existing Indebtedness

HealthSouth Corporation
Capital Lease Obligations - 2010 RollForward
Year to Date - September 2010

Facility ID	Tree	Bal @ 09/30/2010 per G/L	Lessee	Lessor
Continuing Operations
02029100	OTHR_CONTINUING	($1,151,260.24)	Healthsouth Rehabilitation Center of Birmingham, LTD.	Healthsouth Real Property Holding Corporation
03002700	IP_CONTINUING	($2,497,674.55)	Healthsouth of Ft. Lauderdale Limited Partnership	MPT of Ft. Lauderdale, LLC
03004200	IP_CONTINUING	($5,143,128.02)	Healthsouth of Montgomery, Inc.	HRT of Alabama, Inc.
03004400	IP_CONTINUING	($3,396,406.92)	Healthsouth of Tallahassee Limited Partnership	Healthcare Realty Trust Incorporated
03004700	IP_CONTINUING	($6,001,531.27)	Healthsouth of Nittany Valley, Inc.	Pennsylvania HRT, Inc.
03006000	IP_CONTINUING	($6,459,968.28)	Rebound, LLC	Lakeshore Foundation f/k/a Jefferson Tuberculosis Sanitorium
03007000	IP_CONTINUING	($10,076,297.06)	Rebound, LLC	The Healthcare Authority of the City of Huntsville
03009200	IP_CONTINUING	($8,793,288.94)	Rehabilitation Hospital of Colorado Springs, Inc. & K.C. Rehabilitation Hospital, Inc & Central	Healthcare Property Investors, Inc. &HCPI/Little Rock Limited Partnership & HCPI/Colorado.
03010100	IP_CONTINUING	($11,836,933.95)	Healthsouth/Maine Medical Center, LLC	Maine Medical Center
03011400	IP_CONTINUING	($4,123,152.46)	Healthsouth/GHS, LLC	Penn State Geisinger Clinic
03011900	IP_CONTINUING	($7,910,584.34)	Rehabilitation Hospital of Colorado Springs, Inc. & K.C. Rehabilitation Hospital, Inc & Central	Healthcare Property Investors, Inc. &HCPI/Little Rock Limited Partnership & HCPI/Colorado.
03012500	IP_CONTINUING	($12,282,212.41)	Rehabilitation Hospital of Colorado Springs, Inc. & K.C. Rehabilitation Hospital, Inc & Central	Healthcare Property Investors, Inc. &HCPI/Little Rock Limited Partnership & HCPI/Colorado.
03017200	IP_CONTINUING	($10,764,100.22)	Healthsouth Rehabilitation Hospital of South Jersey, LLC	Sherman Avenue Enterprises, LLC
09002200	OTHR_CONTINUING	($1,618,940.25)	Healthsouth Corporation	Lake Otis Professional Center, LLC
95005000	IP_CONTINUING	($1,223,037.26)	Healthsouth Corporation	HR Acquisition of Pennsylvania, Inc.
Total		($93,278,516.17)
		Ties to GL for September

Non-Consolidated and Equity Method Facilities
03011600	IPEQUITY	($7,377,239.16)	Rehabilitation Hospital of Colorado Springs, Inc. & K.C. Rehabilitation Hospital, Inc & Central	Healthcare Property Investors, Inc. &HCPI/Little Rock Limited Partnership & HCPI/Colorado.
53017600	COMPANY50S	($9,140,198.73)
55014700	COMPANY50S	($282,305.63)
50999700	COMPANY50S	($18,252,655.00)
Total		($35,052,398.52)

Total G/L		($128,330,914.69)
		$ (128,330,914.68)

Exhibit 10.2

Schedule 1.01A

Existing Indebtedness

Schedule 1.01A(a): Notes Payable

Facility #	Subsidiary Payor (Name on document)	Third Party Payee	Debt Instrument Type	Date of Debt Instrument	Original Principal Amount	Aggregate Outstanding Principal Balance (as of 9/30/10)
03-0171	Rehabilitation Hospital of Fredericksburg, Inc.
FGG Rehab Care Fredericksburg, LLC 1,
FGG Rehab Care Fredericksburg, LLC 2,
FGG Rehab Care Fredericksburg, LLC 3,
FGG Rehab Care Fredericksburg, LLC 4,
FGG Rehab Care Fredericksburg, LLC 5,
FGG Rehab Care Fredericksburg, LLC 6,
FGG Rehab Care Fredericksburg, LLC 7,
FGG Rehab Care Fredericksburg, LLC 8,
FGG Rehab Care Fredericksburg, LLC 9,
FGG Rehab Care Fredericksburg, LLC 10,
FGG Rehab Care Fredericksburg, LLC 11,
FGG Rehab Care Fredericksburg, LLC 12,
FGG Rehab Care Fredericksburg, LLC 13,
FGG Rehab Care Fredericksburg, LLC 14,
FGG Rehab Care Fredericksburg, LLC 15,
FGG Rehab Care Fredericksburg, LLC 16,
FGG Rehab Care Fredericksburg, LLC 1,
5 FGG Rehab Care Fredericksburg, LLC 18,
			Lease (booked as Notes Payable)	10/5/2007	$ 12,500,000.00	$ 12,500,000.00

03-0174	HealthSouth Mesa Rehabilitation Hospital, LLC	HR Acquisition 1 Corporation	Lease (booked as Notes Payable)	10/20/2009	$ 15,454,315.00	$ 15,454,315.00

Exhibit 10.2

Schedule 1.01A

Existing Indebtedness

ITG Obligations				9/30/2010
Bold vendor name indicates $ updated due to renewal or is new item				Remaining
Vendor	GL Exp To	Description	New Effective Dates	2010 Impact	2011	2012	2013	2014	2015
CTS Inc	Contract Services	QA Services	01/01/07 - 02/28/11	180,000	120,000	0	0	0	0
Rite Way Service Inc	Contract Services	Dist Ctr Housekeeping	04/07/10 - 04/06/11	9,703	0	0	0	0	0
Eaton Electrical	Repairs & Maintenance	Data Center UPS	11/01/10 - 10/31/11	10,836	0	0	0	0	0
Trane US Inc	Repairs & Maintenance	ITG & Data Center HVAC Maint	11/01/09 - 10/31/12	14,719	58,876	44,082	0	0	0
Gartner Inc PPD	Maintenance Contracts	Core Research	03/01/10 - 02/29/12	0	109,685	0	0	0	0
Oracle America Inc	Maintenance Contracts	DB/RAC/Adv Compr (HL) (Contr #s 1484812, 1913120, 2091801, 2761882, 3113566)	05/27/11 - 05/26/12	0	973,379
Oracle America Inc	Maintenance Contracts	BEA Weblogic Express (CS) (Contr #s 8321081)	08/15/11 - 08/14/12	0	4,197
Oracle America Inc	Maintenance Contracts	Hyperion Planning/Workforce/Financials (JC) (Contr #s 2754713, HE077096003, HE077096005, 4104020)	05/26/11 - 05/25/12	0	505,791
Oracle America Inc	Maintenance Contracts	PS Enterprise/HR/Fin/UPK (MM) (Contr #s 2126694, 2373066, P041168900038, P950270000024, 4101147)	04/16/11 - 04/15/12	0	1,540,675
Sungard Availability Services	Maintenance Contracts	Schedule A BCP Agrmnt	07/01/09 - 06/30/12	75,000	300,000	150,000	0	0	0
Xerox Corporation	Maintenance Contracts	Equipment Lease	01/07/08 - 01/06/11	10,527	0	0	0	0	0
Verizon (prev MCI)	Telecom/Datacom	Telecom/Datacom	04/01/08 - 03/31/11	462,500	462,500	0	0	0	0
AT&T CompleteLink	Telecom/Datacom	Telecom/Datacom	07/01/08-06/30/10	0	0	0	0	0	0
Total ITG Service and Support Obligations				763,285	4,075,102	194,082	0		0

						Total ITG obligations			5,032,469
HR Obligations
				9/30/2010
Bold vendor name indicates $ updated due to renewal or is new item
Vendor	GL Expensed To	Description	New Effective Dates		2011	2012	2013	2014	2015
Enwisen	Contract Services	Onboarding Automation	11/01/10 - 10/31/11	35,250	0	0	0	0	0
HealthStream	Contract Services	Learning Center Fees	06/01/10-05/31/11	72,500	0	0	0	0	0
HR Solutions	Contract Services	Survey	11/01/10 - 10/31/11	18,000	47,000	0	0	0	0
SAI Compliance	Contract Services	Compliance and Sexual Harassment	10/01/10 - 09/30/11	65,284	171,707	0	0	0	0
TALX Corporation	Contract Services	Unemploy/Verification	01/01/08 -5yr contract	0	92,772	97,411	0	0	0
Taleo	Recruiting	Enteprise Staffing Suite	03/26/10 - 03/25/15	0	196,440	196,440	196,440	196,440	0
Total HR Service and Support Obligations				191,034	507,919	293,851	196,440	196,440	0

						Total HR obligations			1,385,684

Exhibit 10.2

CIS Obligations (010215)
				9/30/2010
Bold vendor name indicates $ updated due to renewal or is new item				Remaining
Vendor	GL Exp To	Description	New Effective Dates	2012 Impact	2011	2012	2013	2014	2015
Cerner Corporation	Maintenance Contracts	CIS Remote Hosting Fees; Appl Mgmt Fees; SW/HW Support	07/01/09 - 05/31/13	182,046	850,062	694,642	177,234

				182,046	850,062	694,642	177,234	0	0

						Total CIS obligations			1,903,984

								Total	8,322,137

Total Obligations Recap
				10/1/2010 - 12/31/2010	2011	2012	2013	2014	2015
ITG				763,285	4,075,102	194,082	0	0	0
HR				191,034	507,919	293,851	196,440	196,440	0
CIS				182,046	850,062	694,642	177,234	0	0
Supply Chain				476,556	932,551	959,929	988,394	1,018,010	0

				1,612,920	6,365,634	2,142,504	1,362,068	1,214,450	0

							Total Obligations		12,697,576

Exhibit 10.2

Schedule 1.01A

Existing Indebtedness

HealthSouth Corporation
Financial Reporting Package
2010 Q3
Guarantees

Instructions
Please see separate Word file for instructions to this worksheet.

				Sale or Closure	Operating Facility, RE Company, Mgt Company, Holding/Overhead Company	Facility Owned, Cap Lease, Op Lease	Lease Accrual Balance	Lease Termination	Lease Buy-out Date	Comments on lease terminations,	Future Minimum Lease Payments if obligated under	Remaining Term in Months
Division	Facility #	Facility Name	Date Closed	(S/C)	(O, R, M, H)	(O, CL, OL)	(09/30/2010)	Date	(if applicable)	assumptions, and continuing obligations	Lease Agreement	Max	Min
Inpatient		See Inpatient tab					10,409,230				10,409,230	105	105

Surgery		See Surgery tab					16,526,107				16,526,107	69	2

Outpatient		See Outpatient tab					4,487,830				4,487,830	78	1

Diagnostic		See Diagnostic tab					7,426,795				7,426,795	69	8

Corporate		See Corporate tab					-				-	-	-

48	count of leases with balances at 09/30/2010
									Total Lease Guarantee		38,849,962	105	1

Are you aware of any other HealthSouth guarantees that need to be considered for disclosure under FASB Accounting Standards Codification 420-10? If yes, please explain.

Exhibit 10.2

Schedule 1.01A

Existing Indebtedness

Facility #	Facility Name	Q4-2010	2011 Annual Commitment	2012 Annual Commitment	2013 Annual Commitment	2014 Annual Commitment	2015 and beyond
030002	Florence	-	-	-	-	-	-
030006	Albuquerque	-	-	-	-	-	-
030011	Columbia	-	-	-	-	-	-
030013	Humble	-	-	-	-	-	-
030015	Largo	-	-	-	-	-	-
030016	Fort Worth	3,950.00	9,987.00	2,360.00	2,360.00	-	-
030017	Kingsport	-	-	-	-	-	-
030018	Vanderbilt	2,542.58	10,170.33	10,170.33	10,170.33	10,170.33	5,085.17
030019	Concord	-	-	-	-	-	-
030021	Charleston	-	-	-	-	-	-
030022	Dothan	-	-	-	-	-	-
030024	Memphis	-	-	-	-	-	-
030025	Miami Rehab	-	-	-	-	-	-
030026	Sea Pines	-	-	-	-	-	-
030027	Sunrise	8,902.50	35,610.00	29,690.00	24,475.00	7,700.00	-
030030	Tom's River	53,342.25	40,570.42	-	-	-	-
030031	Mechanicsburg	4,929.31	19,717.00	11,501.00	-	-	-
030033	Lake Erie	3,514.60	15,464.00	15,619.00	8,591.00	-	-
030036	Austin	-	-	-	-	-	-
030037	North Houston	-	-	-	-	-	-
030039	Midland/Odessa	-	-	-	-	-	-
030040	Texarkana	-	-	-	-	-	-
030041	Utah	29,300.00	1,600.00	-	-	-	-
030042	Montgomery	-	-	-	-	-	-
030043	Fort Smith	-	-	-	-	-	-
030044	Tallahassee	27,122.25	28,404.00
030045	Treasure Coast	-	-	-	-	-	-
030046	Sarasota	39,000.00	156,000.00	117,000.00	-	-	-
030047	Nittany Valley	1,672.68	2,509.02	-
030048	York	7,041.00	28,165.00	29,150.00	12,570.83	-	-
030053	San Antonio	-	-	-	-	-	-
030056	Reading	1,312.34	-	-	-	-
030057	HealthSouth Rehab of Sewickely	51,287.55	13,150.20	13,150.20	6,071.40	2,532.00	2,321.00
030058	Rockhill	-	-	-	-	-	-
030060	Lakeshore	15,000.00	60,000.00	60,000.00	-	-	-
030070	North Alabama	-	-	-	-	-	-

Exhibit 10.2

Schedule 1.01A

Existing Indebtedness

Facility #	Facility Name	Q4-2010	2011 Annual Commitment	2012 Annual Commitment	2013 Annual Commitment	2014 Annual Commitment	2015 and beyond
030074	Chattanooga	26,800.00	104,200.00	69,467.00	-	-	-
030076	Northern Kentucky	-	-	-	-	-	-
030077	Huntington	870.00	1,740.00	-	-	-	-
030083	Cane Creek	-	-	-	-	-	-
030087	Tri-State	-	-	-	-	-	-
030088	Mountainview	4,940.00	20,550.00	4,729.00	-	-	-
030089	Bakersfield	-	-	-	-	-	-
030090	Arlington	-	-	-	-	-	-
030091	Chesapeake	-	-	-	-	-	-
030092	Valley of the Sun	7,465.50	1,420.00
030093	Virginia	286.00	1,143.49	1,143.49	1,143.49	476.00	-
030094	Scottsdale	3,918.00	-	-	-	-	-
030095	Tucson	-	-	-	-	-	-
030096	Western Hills	-	-	-	-	-	-
030097	Southern Hills	-	-	-	-	-	-
030100	Harmarville	114,000.00	-	-	-	-	-
030101	Portland	5,314.00	21,256.00	15,942.00	-	-	-
030104	Western Mass	-	-	-	-	-	-
030111	Rusk	-	-	-	-	-	-
030112	Emerald Coast	-	-	-	-	-	-
030113	UVA	-	-	-	-	-	-
030114	Geisinger Rehab
030115	Southern Arizona	-	-	-	-	-	-
030117	Fayetteville	2,622.00	10,488.00	10,488.00	2,622.00
030118	Jonesboro	1,296.00	-	-	-	-	-
030119	Colorado Springs	-	-	-	-	-	-
030124	Topeka	-	-	-	-	-	-
030125	Mid-America	-	-	-	-	-	-
030126	Wesley	-	-	-	-	-	-
030127	Lakeview	-	-	-	-	-	-
030128	Alexandria	1,865.31	7,461.25	7,461.25	4,295.31	1,080.00	-
030134	Las Vegas	-	-	-	-	-	-
030140	City View	-	-	-	-	-	-
030142	Plano	-	-	-	-	-	-
030143	Beaumont	-	-	-	-	-	-
030144	Tyler	-	-	-	-	-	-

Exhibit 10.2

Schedule 1.01A

Existing Indebtedness

Facility #	Facility Name	Q4-2010	2011 Annual Commitment	2012 Annual Commitment	2013 Annual Commitment	2014 Annual Commitment	2015 and beyond
030145	Wichita Falls	69.38	176.25	-	-	-	-
030157	Tustin Rehab Hospital	-	-	-	-	-	-
030159	BJC	9,433.00	17,283.00	5,531.25	-	-	-
030160	Rockford	-	-	-	-	-	-
030161	Gadsden	2,028.12	-	-	-	-	-
030162	Henderson	-	-	-	-	-	-
030163	Tinton Falls	-	-	-	-	-	-
030164	North Memphis	-	-	-	-	-	-
030166	Anderson, SC	3,670.35	2,753.00	2,065.05	-	-	-
030167	Springhill	-	-	-	-	-	-
030168	Phenix City	-	-	-	-	-	-
030170	Petersburg	-	-	-	-	-	-
030171	Fredericksburg	7,495.00	30,506.00	15,516.00	-	-	-
030172	Vineland	1,777.50	7,054.00	6,436.35	1,476.00	-	-
030174	East Valley	-	-	-	-	-	-
030176	Altoona	5,443.50
030202	Puerto Rico	-	-	-	-	-	-
030203	Manati	-	-	-	-	-	-
031001	Specialty Services LTCH	4,245.63	16,984.00	9,905.00		-	-
031002	HRI & HRI LTCH	-	-	-	-	-	-
031003	Ruston (Nth Louisana)	-	-	-	-	-	-
031004	Las Vegas	-	-	-	-	-	-
031007	Greater Pitts LTCH	81,936.00	7,740.00	1,290.00	-	-	-
031010	Sarasota LTCH	18,000.00	72,000.00	54,000.00	-	-	-
		552,392.35	744,101.96	492,614.92	73,775.36	21,958.33	7,406.17

Exhibit 10.2

Schedule 1.01B

Unrestricted Securities

None

Exhibit 10.2

Schedule 1.01C

Designated Syndicated Persons

None

Exhibit 10.2

Schedule 2.01

Commitments and Applicable Percentage

Lender	Revolving Credit Loan Amount ($)	Revolving Credit Loan Percentage (%)
Barclays Bank PLC	$67,500,000	13.500%
Bank of America, N.A.	$52,500,000	10.500%
Citicorp North America, Inc.	$52,500,000	10.500%
Goldman Sachs Bank USA	$52,500,000	10.500%
Morgan Stanley Bank, N.A.	$52,500,000	10.500%
JP Morgan Chase Bank, N.A.	$40,000,000	8.000%
Royal Bank of Canada	$40,000,000	8.000%
SunTrust Bank	$40,000,000	8.000%
Wells Fargo Bank, National Association	$40,000,000	8.000%
Raymond James Bank, FSB	$22,500,000	4.500%
Regions Bank	$20,000,000	4.000%
First Commercial Bank a division of Synovus Bank	$20,000,000	4.000%
TOTAL	$500,000,000	100%

Exhibit 10.2

Schedule 2.05

Existing Letters of Credit

Issuer	Beneficiary	L/C Number	Total
First Commercial	South Carolina Workers Comp	10001394	$ 2,550,000.00
First Commercial	Zurich American Insurance	10000484	$ 75,000.00
First Commercial Total			$ 2,625,000.00
JP Morgan	HCS Limited	S-297635	$ 3,000,000.00
	THCI Mortgage Holding Company	P-231375	$ 3,479,080.25
	Florida Power & Light	P-230372	$ 469,600.00
	Continental Casualty	P-624026	$ 8,174,690.00
		P-624027	$ 593,091.00
	Insurance Company of North America (ACE)	P-226863	$ 1,511,000.00
		P-714994	$13,138,819.00
	Mutual Indemnity (Bermuda) Ltd.	P-229216	$ 515,748.00
	Reliance National Indemnity Co.	P-236633	$ 148,815.00
	NHP Tucson Healthcare Associates, LP	P-230266	$ 750,000.00
	Southern California Edison	S-311270	$ 28,000.00
	Insurance Company of North America	P-226862	$ 5,164,572.00
	Reliance Insurance Company	P-235443	$ 85,143.00
	Altoona	S-777571	$ 556,218.00
	Westchester	S-782084	$ 8,430,474.00
JP Morgan Total			$ 46,045,250.25
Grand Total			$ 48,670,250.25

Exhibit 10.2

Schedule 3.04

Subsidiaries

Name	HealthSouth Percentage Ownership	Excluded Equity Interests	Subsidiary Loan Party	Non - Loan Party Subsidiary*	Excluded Subsidiary**	Restricted/ Unrestricted Subsidiary
Advantage Health Development Corp.	100.00%				NMS	Restricted
Advantage Health Harmarville Rehabilitation Corporation	100.00%		x			Restricted
Advantage Health, LLC	100.00%		x			Restricted
AnMed Enterprises, Inc./HealthSouth, L.L.C.	50.00%	Class B		x		Restricted
Anderson Magnetic Imaging Limited Partnership	98.00%	Class B		x		Restricted
Athens Magnetic Imaging, LTD.	97.94%	Class B		x		Restricted
BJC/HealthSouth Rehabilitation Center, L.L.C.	50.00%	Class B		x		Restricted
Back Center Associates, Limited Partnership	100.00%				NMS	Restricted
Baton Rouge Rehab, Inc.	100.00%				NMS	Restricted
Beaumont Rehab Associates Limited Partnership	100.00%		x			Restricted
CMS Alexandria Rehabilitation, LLC	100.00%				NMS	Restricted
CMS Development and Management Company, Inc.	100.00%				NMS	Restricted
CMS Elizabethtown, Inc.	100.00%				NMS	Restricted
CMS Fayetteville Rehabilitation, Inc.	100.00%				NMS	Restricted
CMS Jonesboro Rehabilitation, Inc.	100.00%		x			Restricted
CMS Kansas City Rehabilitation, Inc.	100.00%				NMS	Restricted
CMS Outpatient Centers of South Texas, Inc.	100.00%				NMS	Restricted
CMS Rehab of WF, L.P.	75.00%	Class B		x		Restricted
CMS Sherwood Rehabilitation, Inc.	100.00%				NMS	Restricted
CMS Topeka Rehabilitation, Inc.	100.00%		x			Restricted
CMS Wichita Rehabilitation, Inc.	100.00%				NMS	Restricted
CMSI Systems of Texas, Inc.	100.00%				NMS	Restricted
Central Arkansas Rehabilitation Associates, L.P.	50.00%	Class B		x		Restricted
Central Louisiana Rehab Associates, L.P.	69.75%	Class B		x		Restricted
Chattanooga-SC, Inc.	100.00%				NMS	Restricted
Collin County Rehab Associates Limited Partnership	100.00%		x			Restricted
Conroe Surgery Center, L.P.	66.80%	Class B		x		Restricted
Continental Medical Systems, Inc.	100.00%		x			Restricted
Continental Medical of Arizona, Inc.	100.00%		x			Restricted

Exhibit 10.2

Schedule 3.04

Subsidiaries

Name	HealthSouth Percentage Ownership	Excluded Equity Interests	Subsidiary Loan Party	Non - Loan Party Subsidiary*	Excluded Subsidiary**	Restricted/ Unrestricted Subsidiary
Continental Medical of Colorado, Inc.	100.00%				NMS	Restricted
Continental Medical of Kentucky, Inc.	100.00%				NMS	Restricted
Continental Rehab of W.F., Inc.	100.00%				NMS	Restricted
Continental Rehabilitation Hospital of Arizona, Inc.	100.00%		x			Restricted
DHC Subsidiary Dissolution Corporation	100.00%				NMS	Restricted
FAUNCE CORNER WELLNESS ASSOCIATES	50.00%	Class B		x		Restricted
Former Surgery Holdings, LLC	100.00%				NMS	Restricted
Gamma Knife Center at Barnes-Jewish Hospital, L.L.C.	50.00%	Class B		x		Restricted
HCA Wesley Rehabilitation Hospital, Inc.	50.50%	Class B		x		Restricted
HCS Limited	100.00%	Class A		x		Restricted
HRC Services, Inc.	100.00%				NMS	Restricted
HSC Of Bradenton, Inc.	100.00%				NMS	Restricted
HSC of Beaumont, Inc.	100.00%				NMS	Restricted
HSC of Cincinnati, Inc.	100.00%				NMS	Restricted
HSC of Southwest Houston, Inc.	100.00%				NMS	Restricted
HealthSouth Aviation, LLC	100.00%		x			Restricted
HealthSouth Bakersfield Rehabilitation Hospital Limited Partnership	100.00%		x			Restricted
HealthSouth Clinical Research, L.L.C.	100.00%				NMS	Restricted
HealthSouth Doctors Hospital, Inc.	100.00%				NMS	Restricted
HealthSouth LTAC of Sarasota, Inc.	100.00%		x			Restricted
HealthSouth Medical Center, Inc.	100.00%				NMS	Restricted
HealthSouth Meridian Point Rehabilitation Hospital Limited Partnership	100.00%		x			Restricted
HealthSouth Mesa Rehabilitation Hospital, LLC	100.00%		x			Restricted
HealthSouth Metro West Hospital, Inc.	100.00%				NMS	Restricted
HealthSouth Middletown Real Estate, LLC	100.00%				NMS	Restricted
HealthSouth Middletown Rehabilitation Hospital, LLC	100.00%				NMS	Restricted
HealthSouth Network Services of New York IPA, Inc.	100.00%				NMS	Restricted
HealthSouth Northern Kentucky Rehabilitation Hospital Limited Partnership	100.00%		x			Restricted
HealthSouth Of Henderson, Inc.	100.00%		x			Restricted
HealthSouth Of Mechanicsburg, Inc.	100.00%		x			Restricted

Exhibit 10.2

Schedule 3.04

Subsidiaries

Name	HealthSouth Percentage Ownership	Excluded Equity Interests	Subsidiary Loan Party	Non - Loan Party Subsidiary*	Excluded Subsidiary**	Restricted/ Unrestricted Subsidiary
HealthSouth Of Sea Pines Limited Partnership	75.00%	Class B		x		Restricted
HealthSouth Owned Hospitals Holdings, LLC	100.00%		x			Restricted
HealthSouth Properties, LLC	100.00%		x			Restricted
HealthSouth Provo Surgical Center Limited Partnership	66.00%	Class B		x		Restricted
HealthSouth Real Estate, LLC	100.00%		x			Restricted
HealthSouth Real Property Holding, LLC	100.00%		x			Restricted
HealthSouth Rehab Hospital Holdings, Inc.	100.00%				NMS	Restricted
HealthSouth Rehabilitation Center of New Hampshire, Ltd.	100.00%		x			Restricted
HealthSouth Rehabilitation Center, Inc.	100.00%		x			Restricted
HealthSouth Rehabilitation Hospital of Altoona, LLC	55.00%	Class B		x		Restricted
HealthSouth Rehabilitation Hospital of Arlington Limited Partnership	100.00%		x			Restricted
HealthSouth Rehabilitation Hospital of Cypress, LLC	100.00%				NMS	Restricted
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC	100.00%		x			Restricted
HealthSouth Rehabilitation Hospital of Manati, Inc.	100.00%		x			Restricted
HealthSouth Rehabilitation Hospital of Marion County, LLC	100.00%				NMS	Restricted
HealthSouth Rehabilitation Hospital of New Mexico, Ltd.	100.00%		x			Restricted
HealthSouth Rehabilitation Hospital of Northern Virginia, Inc.	100.00%		x			Restricted
HealthSouth Rehabilitation Hospital of Ocala, LLC	100.00%				NMS	Restricted
HealthSouth Rehabilitation Hospital of Odessa, Inc.	100.00%		x			Restricted
HealthSouth Rehabilitation Hospital of South Jersey, LLC	100.00%		x			Restricted
HealthSouth Rehabilitation Hospital of Sugar Land, LLC	100.00%		x			Restricted
HealthSouth Rehabilitation Hospital of TC, LLC	100.00%				NMS	Restricted
HealthSouth Rehabilitation Institute of Tucson, LLC	100.00%		x			Restricted

Exhibit 10.2

Schedule 3.04

Subsidiaries

Name	HealthSouth Percentage Ownership	Excluded Equity Interests	Subsidiary Loan Party	Non - Loan Party Subsidiary*	Excluded Subsidiary**	Restricted/ Unrestricted Subsidiary
HealthSouth Rehabilitation Systems of Texas Limited Partnership	100.00%				NMS	Restricted
HealthSouth S.C. of Aventura, Inc.	100.00%				NMS	Restricted
HealthSouth S.C. of Park City, Inc.	100.00%				NMS	Restricted
HealthSouth Specialty Hospital of North Louisiana, LLC	100.00%		x			Restricted
HealthSouth Specialty Hospital of Union, Inc.	100.00%				NMS	Restricted
HealthSouth Specialty Hospital, Inc.	100.00%		x			Restricted
HealthSouth Sportsmedicine Holdings, Inc.	100.00%				NMS	Restricted
HealthSouth Sub-Acute Center of Mechanicsburg, Inc.	100.00%		x			Restricted
HealthSouth Surgery Center of Aventura, L.P.	80.00%			x		Restricted
HealthSouth Surgery Center of Norwalk, L.P.	93.00%	Class B		x		Restricted
HealthSouth Surgery Center of Reading, Inc.	100.00%				NMS	Restricted
HealthSouth Surgery Center of Roseland, L.P.	88.00%	Class B		x		Restricted
HealthSouth Surgery Centers of Chattanooga, L.P.	89.70%	Class B		x		Restricted
HealthSouth Valley of the Sun Rehabilitation Hospital Limited Partnership	100.00%		x			Restricted
HealthSouth of Alabama, LLC	100.00%				NMS	Restricted
HealthSouth of Altoona, Inc.	100.00%				other	Restricted
HealthSouth of Austin, Inc.	100.00%		x			Restricted
HealthSouth of Centennial Hills, LLC	100.00%				NMS	Restricted
HealthSouth of Dothan, Inc.	100.00%		x			Restricted
HealthSouth of East Tennessee, LLC	100.00%		x			Restricted
HealthSouth of Erie, LLC	100.00%		x			Restricted
HealthSouth of Fort Smith, LLC	100.00%		x			Restricted
HealthSouth of Ft. Lauderdale Limited Partnership	100.00%		x			Restricted
HealthSouth of Georgia, LLC	100.00%				NMS	Restricted
HealthSouth of Houston, Inc.	100.00%		x			Restricted
HealthSouth of Largo Limited Partnership	100.00%		x			Restricted
HealthSouth of Midland, Inc.	100.00%		x			Restricted

Exhibit 10.2

Schedule 3.04

Subsidiaries

Name	HealthSouth Percentage Ownership	Excluded Equity Interests	Subsidiary Loan Party	Non - Loan Party Subsidiary*	Excluded Subsidiary**	Restricted/ Unrestricted Subsidiary
HealthSouth of Missouri, LLC	100.00%				NMS	Restricted
HealthSouth of Montgomery, Inc.	100.00%		x			Restricted
HealthSouth of New Hampshire, Inc.	100.00%				NMS	Restricted
HealthSouth of New Mexico, Inc.	100.00%		x			Restricted
HealthSouth of Nittany Valley, Inc.	100.00%		x			Restricted
HealthSouth of Phenix City, Inc.	100.00%				NMS	Restricted
HealthSouth of Pittsburgh, LLC	100.00%		x			Restricted
HealthSouth of Reading, LLC	100.00%		x			Restricted
HealthSouth of San Antonio, Inc.	100.00%		x			Restricted
HealthSouth of Sarasota Limited Partnership	100.00%		x			Restricted
HealthSouth of Sewickley, Inc.	100.00%		x			Restricted
HealthSouth of South Carolina, Inc.	100.00%		x			Restricted
HealthSouth of Spring Hill, Inc.	100.00%		x			Restricted
HealthSouth of Tallahassee Limited Partnership	100.00%		x			Restricted
HealthSouth of Texarkana, Inc.	100.00%		x			Restricted
HealthSouth of Texas, Inc.	100.00%		x			Restricted
HealthSouth of Toms River II, LLC	100.00%				NMS	Restricted
HealthSouth of Toms River, LLC	100.00%		x			Restricted
HealthSouth of Treasure Coast, Inc.	100.00%		x			Restricted
HealthSouth of Utah, Inc.	100.00%		x			Restricted
HealthSouth of York, LLC	100.00%		x			Restricted
HealthSouth of Yuma, Inc.	100.00%		x			Restricted
HealthSouth-Cypress Real Estate, LLC	100.00%		x			Restricted
HealthSouth-Montgomery, Inc.	100.00%				NMS	Restricted
HealthSouth/Deaconess, L.L.C.	78.00%	Class B		x		Restricted
HealthSouth/GHS Limited Liability Company	50.00%	Class B		x		Restricted
HealthSouth/Maine Medical Center Limited Liability Company	50.00%	Class B		x		Restricted
HealthSouth/Methodist Rehabilitation Hospital Limited Partnership	70.00%	Class B		x		Restricted
Horizon Medical Management, Inc.	100.00%				NMS	Restricted
Hospital Health Systems, Inc.	100.00%				NMS	Restricted
Houston Rehabilitation Associates	80.00%	Class B		x		Restricted

Exhibit 10.2

Schedule 3.04

Subsidiaries

Name	HealthSouth Percentage Ownership	Excluded Equity Interests	Subsidiary Loan Party	Non - Loan Party Subsidiary*	Excluded Subsidiary**	Restricted/ Unrestricted Subsidiary
J.C. Blair/HealthSouth Rehabilitation and Sports Medicine Center, LLC	50.00%	Class B		x		Restricted
K.C. Rehabilitation Hospital, Inc.	80.00%	Class B		x		Restricted
Kansas Rehabilitation Hospital, Inc.	60.00%	Class B		x		Restricted
Kokomo Rehabilitation Hospital, Inc.	100.00%				NMS	Restricted
Kokomo Rehabilitation Hospital, L.P.	100.00%				NMS	Restricted
Krinsky Pty. Limited	100.00%				NMS	Restricted
LH Real Estate Company, Inc.	99.50%	Class B		x		Restricted
Lakeshore System Services of Florida, Inc.	100.00%		x			Restricted
Lakeview Rehabilitation Group Partners	100.00%		x			Restricted
Lancaster Medical Centre, Inc.	100.00%				NMS	Restricted
Lancaster Surgery Center, Ltd.	65.00%	Class B		x		Restricted
Lancaster Surgical Center, Inc.	100.00%				NMS	Restricted
MMDC of Pennsylvania, Inc.	100.00%				NMS	Restricted
Magnetic Imaging of Belleville, Ltd	100.00%				NMS	Restricted
Mancor Medical Management Company, Inc.	100.00%				NMS	Restricted
Mid-America Outpatient Centers, Inc.	100.00%				NMS	Restricted
NIA Cancer Treatment Center, Inc.	100.00%				NMS	Restricted
NIA of Indian River, Inc.	100.00%				NMS	Restricted
NSC Manahawkin, Inc.	100.00%				NMS	Restricted
NSC Oklahoma City, Inc.	100.00%				NMS	Restricted
NSC Phoenix, Inc.	100.00%				NMS	Restricted
NSC Provo, Inc.	100.00%				NMS	Restricted
National Imaging Affiliates of Washington, Inc.	100.00%				NMS	Restricted
Neuro Imaging Institute, Inc.	100.00%				NMS	Restricted
Nevada Rehabilitation Hospital, Inc.	100.00%				NMS	Restricted
New England Home Health Care, Inc.	96.80%	Class B		x		Restricted
New England Rehabilitation Management Co., LLC	100.00%		x			Restricted
New England Rehabilitation Services of Central Massachusetts, Inc.	50.00%	Class B		x		Restricted
Northeast Arkansas Rehabilitation Unit, Inc.	100.00%				NMS	Restricted
Northeastern Magnetic Imaging, LTD.	99.20%	Class B		x		Restricted
Northwest Arkansas Rehabilitation Associates	50.00%	Class B		x		Restricted
Ohio Valley General Hospital-Harmarville Outpatient Rehabilitation Center, Inc.	100.00%				NMS	Restricted
Orthopaedic Associates of Broward, Inc.	100.00%				NMS	Restricted
Pacific Rehab of Mississippi, Inc.	100.00%				NMS	Restricted

Exhibit 10.2

Schedule 3.04

Subsidiaries

Name	HealthSouth Percentage Ownership	Excluded Equity Interests	Subsidiary Loan Party	Non - Loan Party Subsidiary*	Excluded Subsidiary**	Restricted/ Unrestricted Subsidiary
Paremed, Inc.	100.00%				NMS	Restricted
Pawtucket Outpatient Medical Building, Inc.	100.00%				NMS	Restricted
Physician Practice Management Corporation	100.00%				NMS	Restricted
Piedmont HealthSouth Rehabilitation, LLC	97.50%	Class B		x		Restricted
Plano Health Associates Limited Partnership	100.00%				NMS	Restricted
Premier Ambulatory Surgery of Forest Park, Inc.	100.00%				NMS	Restricted
Premier Surgery of Forest Park, L.P.	72.00%	Class B		x		Restricted
Professional Sports Care New Brunswick, L.P.	95.00%	Class B		x		Restricted
Rebound, LLC	100.00%		x			Restricted
Rehab Concepts Corp.	100.00%		x			Restricted
Rehabilitation Hospital Corporation Of America, LLC	100.00%		x			Restricted
Rehabilitation Hospital of Colorado Springs, Inc.	100.00%		x			Restricted
Rehabilitation Hospital of Fredericksburg, Inc.	100.00%		x			Restricted
Rehabilitation Hospital of Nevada-Las Vegas, Inc.	100.00%		x			Restricted
Rehabilitation Hospital of Nevada-Las Vegas, L.P.	100.00%		x			Restricted
Rehabilitation Hospital of Petersburg, Inc.	100.00%		x			Restricted
Rehabilitation Hospital of Phenix City, L.L.C.	50.00%	Class B		x		Restricted
Rehabilitation Hospital of Plano, Inc.	100.00%		x			Restricted
Rehabilitation Institute Of Western Massachusetts, LLC	100.00%		x			Restricted
Romano Rehabilitation Hospital, Inc.	100.00%				NMS	Restricted
Rusk Rehabilitation Center, LLC	75.00%	Class B		x		Restricted
SCA - Green River, Inc.	100.00%				NMS	Restricted
SCA - Ukiah Joint Venture, LLC	100.00%				NMS	Restricted
SCA - Yuma, Inc.	100.00%				NMS	Restricted
SCA-Dalton, Inc.	100.00%		x			Restricted
SCA-Roseland, Inc.	100.00%				NMS	Restricted
SCA-Ukiah, Inc.	100.00%				NMS	Restricted
Saint Barnabas / HealthSouth Rehabilitation Center LLC	75.00%	Class B		x		Restricted

Exhibit 10.2

Schedule 3.04

Subsidiaries

Name	HealthSouth Percentage Ownership	Excluded Equity Interests	Subsidiary Loan Party	Non - Loan Party Subsidiary*	Excluded Subsidiary**	Restricted/ Unrestricted Subsidiary
San Angelo Imaging Affiliates, Inc.	100.00%				NMS	Restricted
Sarasota LTAC Properties, LLC	100.00%		x			Restricted
SelectRehab, Inc.	100.00%				NMS	Restricted
Sherwood Rehabilitation Hospital, Inc.	100.00%		x			Restricted
Southeast Texas Rehabilitation Hospital, Inc.	100.00%		x			Restricted
Southern Arizona Regional Rehabilitation Hospital, L.P.	100.00%		x			Restricted
Sugar Land Real Estate, LLC	100.00%		x			Restricted
Tarrant County Rehabilitation Hospital, Inc.	100.00%		x			Restricted
Terre Haute Regional Rehabilitation Hospital, L.P.	100.00%				NMS	Restricted
Terre Haute Rehabilitation Hospital, Inc.	100.00%				NMS	Restricted
Texas Hospital Partners, Inc.	100.00%				NMS	Restricted
The Kelton Corporation	100.00%				NMS	Restricted
The Medical Center at Symmes, Lahey / Advantage Health Partnership	60.00%	Class B		x		Restricted
The Western Pennsylvania Hospital-Harmarville Outpatient Rehabilitation Center Joint Venture	50.00%	Class B		x		Restricted
Trident Neurosciences Center, LLC	100.00%		x			Restricted
Tyler Rehab Associates, L.P.	50.00%	Class B		x		Restricted
Tyler Rehabilitation Hospital, Inc.	100.00%		x			Restricted
Ukiah Surgery Center, L.P.	70.00%	Class B		x		Restricted
University of Virginia/HealthSouth L.L.C.	50.00%	Class B		x		Restricted
Van Matre Rehabilitation Center LLC	50.00%	Class B		x		Restricted
Vanderbilt Stallworth Rehabilitation Hospital, L.P.	50.00%	Class B		x		Restricted
Wellmont/HealthSouth IRF, LLC	75.00%	Class B		x		Restricted
West Virginia Rehabilitation Hospital, Inc.	80.00%	Class B		x		Restricted
Western Medical Rehab Associates, L.P.	100.00%		x			Restricted
Western Neuro Care, Inc.	100.00%		x			Restricted
Westside Surgery Center, Ltd.	66.23%	Class B		x		Restricted
Whitman Development, Inc.	100.00%				NMS	Restricted
Yuma Rehabilitation Hospital, LLC	51.00%	Class B		x		Restricted

*	Subsidiaries that are not wholly-owned and/or are not Domestic Subsidiaries
**
“DSP” means Designated Syndicated Person; “NMS” means Non-Material Subsidiary; and HealthSouth of Altoona, Inc. is separately defined as an Excluded Subsidiary having been previously released as a Guarantor.

Exhibit 10.2

Schedule 3.05

Ownership Interests

1.	The subsidiaries listed on Schedule 3.04 are incorporated herein by reference.

Exhibit 10.2

Schedule 3.09

Other Agreements

With the exception of customary provisions in leases and other contracts restricting the assignment thereof, the following agreements or the following matters:

1.	See Litigation Schedule 3.10 which is incorporated herein by reference.

Exhibit 10.2

Schedule 3.10

Litigation

The litigation described in HealthSouth Corporation’s Form 10-K for the year ended December 31, 2010, is incorporated herein by reference.

Exhibit 10.2

Schedule 3.18

Environmental Matters

None

Exhibit 10.2

Schedule 3.19

Employment Matters

Approximately 67 employees at the Borrower’s Toms River, New Jersey Rehabilitation Hospital are represented by a labor union.

Exhibit 10.2

Schedule 3.21

Compliance with Laws

 The Litigation described on Schedule 3.10 which alleges certain failures to comply with laws is incorporated herein by reference.

Exhibit 10.2

Schedule 5.14

Specified Deposit Accounts

Account Type	Name of Financial Institution	Account Number	Financial Institution Address	City	State	Zip Code
EFT (Payroll Account)	Wells Fargo	2079900557420	171 17th St., Suite 100	Atlanta	GA	30363
EFT	Wells Fargo	2079900578658	171 17th St., Suite 100	Atlanta	GA	30363
EFT	Bank of America	3751567844	600 Peachtree Street NE	Atlanta	GA	30308
Concentration	Bank of America	3751567844	600 Peachtree Street NE	Atlanta	GA	30308
Concentration	Wells Fargo	2080000700946	171 17th St., Suite 100	Atlanta	GA	30363
Concentration	First Commercial Bank	1060032195	P.O. Box 11746	Birmingham	AL	35202
Repurchase Agreement	First Commerical	9060032195	P.O. Box 11746	Birmingham	AL	35202
Money Market Mutual Fund	Smith Barney	41771006-19	Foxleigh Bldg Ste 255, 2330 West Joppa Rd	Lutherville	MD	21093
Money Market Savings	Bank of America	4426628156	600 Peachtree Street NE	Atlanta	GA	30308
Money Market Savings	Capital One Bank	2081344887	313 Carondelet Street	New Orleans	LA	70130
Money Market Savings	Renasant Bank	6440018589	301 North 20th Street	Birmingham	AL	35203
Money Market Savings	Royal Bank of Canada	5310059019	2000 Meadow Lake Dr	Birmingham	AL	35242

Exhibit 10.2

Schedule 5.18

Within sixty (60) days following the Amendment Effective Date (or such longer period as permitted by the Administrative Agent in its sole discretion), with respect to each Mortgaged Property, (i) mortgage or deed of trust amendments, as required by the Collateral Agent, (ii) endorsements to existing title insurance policies, as required by the Collateral Agent; provided that the underlying title policy will not be required to be amended otherwise, and (iii) payment of any additional mortgage, documentary or intangibles tax in connection with the foregoing required by the relevant jurisdiction.

Exhibit 10.2

Schedule 6.02

Investments

1.	Interests in Subsidiaries or other entities listed on Schedule 3.04 are incorporated herein by reference.

2.	Items 5 and 7 set forth on Schedule 1.01A are incorporated herein by reference.

Exhibit 10.2

Schedule 6.06

Liens Existing on the Effective Date

Debtor	Jurisdiction	Secured Party,if any	File Number and Date	Collateral
HEALTHSOUTH OF FORT SMITH, INC.	Arkansas, State	VGM FINANCIAL SERVICES A DIVISION OF TCF EQUIPMENT FINANCE, INC.	7130622808 5/30/08	Leased equipment, fixtures , inventory, goods, and software leased from secured party; accounts, money, general intangibles, instruments, documents and chattel paper
SHERMAN AVENUE ENTERPRISES, LLC HEALTHSOUTH REHABILITATION HOSPITAL OF SOUTH JERSEY, LLC1	Delaware, State	WELLS FARGO BANK, NATIONAL ASSOCIATION SECRETARY OF HOUSING AND URBAN DEVELOPMENT	2008 2715256 8/7/08	All property located on or used in operation of South Jersey Rehabilitation Hospital in Vineland, NJ
SOUTHERN ARIZONA REGIONAL REHABILITATION HOSPITAL, L.P.2	Delaware, State	NHP TUCSON HEALTHCARE ASSOCIATES LIMITED PARTNERSHIP	3198755 4 7/31/03	All personal property and fixtures owned or used in the operation of Debtor’s business on certain real estate
WESTERN MEDICAL REHAB ASSOCIATES, L.P3	Delaware, State	14851 Yorbe Street, LLC	5128019 8 4/15/05	All collateral located on certain leased real estate

1 Lien granted in connection with real property lease

2 Lien granted in connection with real property lease

3 Lien granted in connection with real property lease

Exhibit 10.2
EXECUTION VERSION

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]2 hereunder are several and not joint.]3  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2 Select as appropriate.

3 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit 10.2

[the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1. Assignor[s]:

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3. Borrower: HEALTHSOUTH CORPORATION, a Delaware corporation

4. Administrative Agent: BARCLAYS BANK PLC, as the administrative agent under the Credit Agreement

5.           Credit Agreement:  Second Amended and Restated Credit Agreement dated as of May [__], 2011, among the Borrower, the Lenders party thereto, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent.

6. Assigned Interest[s]:

Assignor[s]4	Assignee[s]5	Facility Assigned6	Aggregate Amount of Commitment for all Lenders7	Amount of Commitment Assigned	Percentage Assigned of Commitment8	CUSIP Number

			$____________	$_________	_________%
			$____________	$_________	_________%
			$____________	$_________	_________%

[7.           Trade Date:                      __________________]9

4 List each Assignor, as appropriate.

5 List each Assignee, as appropriate.

6 Fill in appropriate terminology for the type of facility being assigned under this Assignment Agreement (e.g. Revolving Commitment or Term Loan).

7Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

9 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Exhibit A – Assignment and Assumption]

Exhibit 10.2

8.           Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By: _____________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By: _____________________________
Title:

Exhibit 10.2

[Consented to and]10 Accepted:

BARCLAYS BANK PLC, as
Administrative Agent

By: _________________________________
       Title:

[Consented to:]11

HEALTHSOUTH CORPORATION

By: _________________________________
       Title:

[Consented to:]12

[________],
as Swingline Lender
By: _________________________________
       Title:

[Consented to:]13

[_____],
as Issuing Bank
By: _________________________________

10 To be added unless assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.

11 To be added unless (1) assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, (2) an Event of Default described in clause (a), (b), (g) or (h) of Section 7.01 of the Credit Agreement has occurred and is continuing on the date of such assignment or (3) assignment is during the primary syndication of the Revolving Loans to persons identified by the Joint Bookrunners to the Borrower on or prior to the Effective Date.

12 To be added in the case of assignment of a Commitment.

13 To be added for each Issuing Lender in the case of Assignment of a Commitment.

[Exhibit A – Assignment and Assumption]

Exhibit 10.2
EXECUTION VERSION

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.         Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transaction contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transaction contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[Annex 1 to Assignment and Assumption]

Exhibit 10.2

2.         Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.         General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[Annex 1 to Assignment and Assumption]

Exhibit 10.2
EXECUTION VERSION

EXHIBIT B

[FORM OF]

PERFECTION CERTIFICATE

Reference is made to the Second Amended and Restated Credit Agreement dated as of May [__], 2011 (the “Credit Agreement”), among HealthSouth Corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Barclays Bank PLC, as the administrative agent and the collateral agent (in such capacities, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral and Guarantee Agreement referred to therein, as applicable.

The undersigned, a Financial Officer and the chief legal officer, respectively, of the Borrower, on this [_____] (the “Effective Date”), hereby certify to the Administrative Agent and each other Secured Party as follows:

1.	Names and Formation.

(a) The exact legal name of the Borrower and each subsidiary of the Borrower that is a Subsidiary Loan Party as of the Effective Date (each individually, a “Grantor” and collectively, the “Grantors”), as such name appears in its respective certificate of formation, is as set forth on Schedule 1 attached hereto in the column entitled “Legal Name of Grantor”.

(b) The jurisdiction of formation of each Grantor that is a registered organization is set forth on Schedule 1 attached hereto in the column entitled “State of Grantor’s Formation”.

(c) Set forth on Schedule 1 attached hereto in the column entitled “Grantor’s Other Legal Names (last 5 years)” is each other legal name each Grantor has had in the past five years, together with the date of the relevant change.

(d) Except as set forth in Schedule 1 attached hereto in the column entitled “Changes in Grantor’s Identity or Corporate Structure (last 5 years)”, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(e) Set forth on Schedule 1 attached hereto in the column entitled “All Other Names used by Grantor, including Trade Names (last 5 years)” is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

[Exhibit B - Perfection Certificate]

Exhibit 10.2

(f) Set forth on Schedule 1 attached hereto in the column entitled “Grantor’s Organizational ID #” is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization.

(g) Set forth on Schedule 1 attached hereto in the column entitled “Grantor’s FEIN #” is the Federal Taxpayer Identification Number of each Grantor.

2.	Current Locations.

(a) The chief executive office of each Grantor is located at the address set forth on Schedule 2 attached hereto in the column entitled “Location of Grantor’s Chief Executive Office”.

(b) Set forth on Schedule 2 attached hereto in the column entitled “Location Where Grantor’s Books and Records are Maintained” are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”).

(c) Set forth on Schedule 2 attached hereto in the column entitled “Location Where Grantor’s Material Collateral is Maintained” are all the locations where such Grantor maintains any material Equipment or other material Collateral.

(d) Set forth on Schedule 2 attached hereto in the column entitled “Other Material Places of Business of Grantor” are all the material places of business of such Grantor not identified in paragraph (a), (b) or (c) above.

(e) Set forth on Schedule 2 attached hereto in the column entitled “Persons Other than Grantor Having Possession of Material Collateral” are the names and addresses of all Persons other than such Grantor that have possession of any of the material Collateral of such Grantor.

3.
Unusual Transactions. All Accounts have been originated by the Grantors and their predecessors in interest and all Inventory has been acquired by the Grantors and their predecessors in interest in the ordinary course of business.

4.
File Search Reports.  File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.14

5.	[Intentionally omitted]

6.	[Intentionally omitted]

7.
Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests that evidence the Borrower’s ownership interest in each Grantor and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7 is each equity investment of the Borrower that represents 50% or less of the equity of the entity in which such investment was made.

14 This disclosure is applicable only to the Effective Date.

[Exhibit B - Perfection Certificate]

Exhibit 10.2

8.
Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all promissory notes and other evidence of indebtedness held by the Borrower and each Subsidiary that are required to be pledged under the Collateral and Guarantee Agreement, including all intercompany notes between the Borrower and each Subsidiary and each Subsidiary and each other Subsidiary.

9.
Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all outstanding advances (not arising through the ordinary course of operation of the Borrower’s cash management system) made by the Borrower to any Subsidiary or made by any Subsidiary to the Borrower or to any other Subsidiary (other than those identified on Schedule 8), which outstanding advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Administrative Agent under the Collateral and Guarantee Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Borrower or any Subsidiary.

10.
Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth each property that is included within the definition of Mortgaged Property as of the Effective Date, and for each such property (a) the exact name of the Person that, to the best knowledge of Borrower, owns or leases such property as such name appears in its certificate of incorporation or other organizational document, (b) the street address, city and state where each property is located, (c) if a leased property, the name, to the best knowledge of Borrower, of the owner of the fee simple interest in the property, and (d) in the “Comments” column of Schedule 10, additional information which may affect such Person’s ability to grant a first priority security interest in such property.

11.	Intellectual Property.

(a) Attached hereto as Schedule 11 (a) is a schedule setting forth all of each Grantor’s: (1) registered Patents and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each registered Patent and Patent Application owned by any Grantor, (ii) registered Trademarks and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each registered Trademark and Trademark application owned by any Grantor.

(b) Attached hereto as Schedule 11(b) is a schedule setting forth all of each Grantor’s registered Copyrights and Copyright Applications, including the name of the registered owner, title, the registration number or application number and the expiration

[Exhibit B - Perfection Cerificate]

Exhibit 10.2

date (if already registered) of each registered Copyright or Copyright Application owned by any Grantor.

12.	Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all commercial tort claims in excess of $3,000,000 held by any Grantor, including a brief description thereof.

13.
Deposit Accounts. Attached hereto as Schedule 13 is a true and correct list of all Specified Deposit Accounts maintained by the Grantors, including the name and address of the depositary institution, the type of account and the account number.

14.
Securities Accounts. Attached hereto as Schedule 14 is a true and correct list of securities accounts maintained by the Grantors, including the name and address of the intermediary institution, the type of account and the account number.

IN WITNESS WHEREOF, the undersigned have duly executed this Perfection Certificate as of the Effective Date.

HEALTHSOUTH CORPORATION,

by

______________________________
Name:
Title:

by

______________________________
Name:
Title:

[Exhibit B - Perfection Certificate]

Exhibit 10.2
EXHIBIT C

[FORM OF]

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of [ ], 20[__],

among

HEALTHSOUTH CORPORATION,

the other GRANTORS party hereto,

BARCLAYS BANK PLC,
as the Collateral Agent and
the Authorized Representative for the Credit Agreement Secured Parties,

[                   ],
as the Initial Additional Authorized Representative,

and each ADDITIONAL AUTHORIZED REPRESENTATIVE
from time to time party hereto

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

FIRST LIEN INTERCREDITOR AGREEMENT dated as of [•] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among HEALTHSOUTH CORPORATION, a Delaware corporation (the “Company”), the other GRANTORS (as defined below) party hereto, BARCLAYS BANK PLC, as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”) and as the Authorized Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [•], as the Authorized Representative for the Initial Additional Secured Parties (in such capacity, the “Initial Additional Authorized Representative”) and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party hereto, as the Authorized Representative for any Secured Parties of any other Class.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent, for itself and on behalf of its Related Secured Parties, the Initial Additional Authorized Representative, for itself and on behalf of its Related Secured Parties, and each Additional Authorized Representative, for itself and on behalf of its Related Secured Parties, agree as follows:15

1. Definitions

(a) Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Additional Authorized Representative” has the meaning assigned to such term in Article VI.

“Additional Authorized Representative Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit I, appropriately completed.

“Additional First Lien Documents” means the indentures or other agreements under which Additional First Lien Obligations of any Class are issued or incurred and all other notes, instruments, agreements and other documents evidencing or governing Additional First Lien Obligations of such Class or providing any guarantee, Lien or other right in respect thereof.

15      This form of the Intercreditor Agreement reflects an assumption that a single entity shall have been appointed as the “Collateral Agent” to hold all Liens granted in favor of the Secured Parties to secure the First Lien Obligations, and that all such Liens have been granted under a single set of security documents.  If, in connection with the incurrence of the Initial Additional First Lien Obligations, more than one entity shall have been appointed as the “Collateral Agent” to hold Liens granted in favor of the Secured Parties of different Classes to secure the First Lien Obligations of such Classes, or if such Liens have been granted under one or more distinct sets of security documents, appropriate modifications shall be made to this form of Intercreditor Agreement to accommodate such structure with a view to providing to, or placing on, the Authorized Representatives of each Class, and the Secured Parties of each Class, the rights and benefits, or the obligations, contemplated to be held or assumed by them hereunder (including appropriate arrangements with respect to Possessory Collateral to ensure the continued perfection by possession of the Liens on the Possessory Collateral).

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

“Additional First Lien Obligations” means all obligations of the Company and the other Grantors that shall have been designated as such pursuant to Article VI.

“Additional Secured Parties” means the holders of any Additional First Lien Obligations.

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (a) until the earlier of (i) the Discharge of the Credit Agreement Obligations and (ii) the occurrence of the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (b) from and after the earlier of (i) the Discharge of the Credit Agreement Obligations and (ii) the occurrence of the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representatives” means the Administrative Agent, the Initial Additional Authorized Representative and each Additional Authorized Representative.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.06.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Class”, when used in reference to (a) any First Lien Obligations, refers to whether such First Lien Obligations are the Credit Agreement Obligations, the Initial Additional First Lien Obligations or the Additional First Lien Obligations of any Series, (b) any Authorized Representative, refers to whether such Authorized Representative is the Administrative Agent, the Initial Additional Authorized Representative or the Additional Authorized Representative with respect to the Additional First Lien Obligations of any Series, (c) any Secured Parties, refers to whether such Secured Parties are the Credit Agreement Secured Parties, the Initial Additional Secured Parties or the holders of the Additional First Lien Obligations of any Series, and (d) any First Lien Credit Documents, refers to whether such First Lien Credit Documents are the Credit Agreement Documents, the Initial Additional First Lien Documents or the Additional First Lien Documents with respect to Additional First Lien Obligations of any Series.

“Collateral” means all assets of any of the Grantors now or hereafter subject to a Lien created pursuant to any Security Document to secure any First Lien Obligations.

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

“Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Company” has the meaning assigned to such term in the preamble hereto.

“Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Secured Parties of the same Class as the Authorized Representative that is the Applicable Authorized Representative with respect to such Shared Collateral at such time.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of May [__], 2010, among the Company, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent.

“Credit Agreement Collateral Agreement” has the meaning assigned to the term “Guarantee and Collateral Agreement” under the Credit Agreement.

“Credit Agreement Documents” has the meaning assigned to the term “Loan Documents” under the Credit Agreement.

“Credit Agreement Obligations” has the meaning assigned to the term “Obligations” under the Credit Agreement.

“Credit Agreement Secured Parties” has the meaning assigned to the term “Secured Parties” under the Credit Agreement.

“Default” means a “Default” (or a similar event, however denominated) as defined in any First Lien Credit Document.

“DIP Financing” has the meaning assigned to such term in Section 2.06.

“DIP Financing Liens” has the meaning assigned to such term in Section 2.06.

“DIP Lenders” has the meaning assigned to such term in Section 2.06.

“Discharge” means, with respect to any Shared Collateral and First Lien Obligations of any Class, the date on which First Lien Obligations of such Class are no longer secured by Liens on such Shared Collateral.  The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of the Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of the Credit Agreement Obligations with Additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document that has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

“Event of Default” means an “Event of Default” (or a similar event, however denominated) as defined in any First Lien Credit Document.

“First Lien Credit Documents” means, collectively, (a) the Credit Agreement Documents, (b) the Initial Additional First Lien Documents and (c) the Additional First Lien Documents.

“First Lien Obligations” means (a) all the Credit Agreement Obligations, (b) all the Initial Additional First Lien Obligations and (c) all the Additional First Lien Obligations.

“First Lien Security Documents” means the Credit Agreement Collateral Agreement and the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Collateral Agent for the purpose of securing First Lien Obligations of any Class.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit II, appropriately completed.

“Grantors” means, at any time, the Company and each Subsidiary that, at such time, has granted a security interest in any of its assets pursuant to any Security Document to secure any First Lien Obligations of any Class.  The Persons that are Grantors on the date hereof are set forth on Schedule 1.

“Impairment” has the meaning assigned to such term in Section 2.02.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the preamble hereto.

“Initial Additional First Lien Documents” means that certain [[Indenture] dated as of [•], 20[•], among the Company, [the Guarantors identified therein] and [•], as [Trustee], and all other instruments, agreements and other documents evidencing or governing Initial Additional First Lien Obligations or providing any guarantee, Lien or other right in respect thereof.

“Initial Additional First Lien Obligations” has the meaning assigned to the term [•] in the Initial Additional Secured Documents.

“Initial Additional Secured Parties” means the holders of any Initial Additional First Lien Obligations.

“Insolvency or Liquidation Proceeding” means:

       any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

       any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

       any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.02.

“Intervening Lien” has the meaning assigned to such term in Section 2.02.

“LC Cash Collateral” means any Collateral in the form of one or more Deposit Accounts or Securities Accounts, and all Financial Assets or other funds held in or credited to any such Deposit Account or Securities Account, all Security Entitlements in respect thereof and all Proceeds of any of the foregoing, in each case in which a security interest has been granted by the Company or any other Grantor to secure Credit Agreement Obligations consisting of obligations in respect of Letters of Credit pursuant to Section 2.05(c), 2.05(l) or 2.11(d) of the Credit Agreement (or any equivalent successor provision).  For purposes hereof, the terms “Deposit Accounts”, “Securities Accounts”, “Financial Assets”, “Security Entitlements” and “Proceeds” have the meaning assigned thereto in the New York UCC.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of such Class as the Class of the First Lien Obligations (other than the First Lien Obligations of the same Class as the Class of the Controlling Secured Parties with respect to such Shared Collateral) secured by valid and perfected Liens on such Shared Collateral the aggregate amount of which exceeds the aggregate amount of First Lien Obligations of any other Class (other than the First Lien Obligations of the same Class as the Class of the Controlling Secured Parties with respect to such Shared Collateral) secured by valid and perfected Liens on such Shared Collateral.

“Mortgaged Property” means any parcel of real property and improvements thereto that constitute Shared Collateral.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative in respect of any Shared Collateral, the date that is 180 days (throughout which 180-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative with respect to such Shared Collateral) after the occurrence of both (a) an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative with respect to such Shared Collateral and that an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (ii) the First Lien Obligations of the Class with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Additional First Lien Documents of such Class; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur (and shall be deemed not to have occurred for all purposes hereof) with respect to any Shared Collateral (A) at any time the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral (or the Administrative Agent shall have instructed the Collateral Agent to do the same) or (B) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Secured Parties that are not Controlling Secured Parties at such time with respect to such Shared Collateral.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction.  Possessory Collateral includes, without limitation, any “Certificated Securities”, “Promissory Notes”, “Instruments” and “Chattel Paper” (as such terms are defined under the New York UCC), in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(b).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

replacement for such indebtedness (in whole or in part), in each case, whether by adding or replacing lenders, creditors, agents, borrowers, guarantors or otherwise and including any of the foregoing effected through any credit agreement, indenture or other agreement or instrument or after the original instrument giving rise to such indebtedness has been terminated.  “Refinanced” and “Refinancing” have correlative meanings.

“Related Secured Parties” means, with respect to the Authorized Representative of any Class, the Secured Parties of such Class.

“Responsible Officer” means, with respect to any Person, the principal executive officer, the principal financial officer, principal accounting officer, treasurer, general counsel or another executive officer of such Person.

“Secured Parties” means (a) the Credit Agreement Secured Parties, (b) the Initial Additional Secured Parties and (c) the Additional Secured Parties.

“Series”, when used in reference to Additional First Lien Obligations, refers to such Additional First Lien Obligations as shall have been issued or incurred pursuant to the same indentures or other agreements and with respect to which the same Person acts as the Authorized Representative.

“Shared Collateral” means, at any time, Collateral on which the Collateral Agent shall have at such time a valid and perfected Lien for the benefit of Secured Parties of any two or more Classes; provided that, for the avoidance of doubt, LC Cash Collateral shall not constitute Shared Collateral.  If First Lien Obligations of more than two Classes are outstanding at any time, then any Collateral shall constitute Shared Collateral with respect to First Lien Obligations or Secured Parties of any Class only if the Collateral Agent has at such time a valid and perfected Lien on such Collateral securing First Lien Obligations of such Class for the benefit of the Secured Parties of such Class.

       (b) Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

       (c) Concerning the Collateral Agent and the Authorized Representatives.   Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Collateral Agent and the Administrative Agent, whether on behalf of itself or, in the case of the Administrative Agent, on behalf of any other Credit Agreement Secured Party, is made in reliance on the authority granted to the Collateral Agent and the Administrative Agent pursuant to the authorization thereof under the Credit Agreement.  It is understood and agreed that the Collateral Agent and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into whether any other Credit Agreement Secured Party is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Collateral Agent or the Administrative Agent for any failure of any other Credit Agreement Secured Party to comply with the terms hereof or for any other Credit Agreement Secured Party taking any action contrary to the terms hereof.

       Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Authorized Representative of any Class not referred to in paragraph (a) above, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to such Authorized Representative pursuant to the authorization thereof under the First Lien Credit Documents of such Class.  It is understood and agreed that any such Authorized Representative shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against such Authorized Representative for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

2. Priorities and Agreements with Respect to Shared Collateral

(a) Equal Priority.   Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing First Lien Obligations of any Class, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any First Lien Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.02), each Authorized Representative, for itself and on behalf of its Related Secured Parties, agrees that valid and perfected Liens on any Shared Collateral securing First Lien Obligations of any Class shall be of equal priority with valid and perfected Liens on such Shared Collateral securing First Lien Obligations of any other Class.

 Each Authorized Representative, for itself and on behalf of its Related Secured Parties, agrees that, notwithstanding any provision of any First Lien Credit Document to the contrary (but subject to Section 2.02), if (i) an Event of Default shall

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

have occurred and is continuing and such Authorized Representative or any of its Related Secured Parties is taking action to enforce rights or exercise remedies in respect of any Shared Collateral, (ii) any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding or (iii) such Authorized Representative or any of its Related Secured Parties receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than this Agreement), then the proceeds of any sale, collection or other liquidation of any Shared Collateral obtained by such Authorized Representative or any of its Related Secured Parties on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Authorized Representative or any of its Related Secured Parties (all such proceeds, distributions and payments being collectively referred to as “Proceeds”), shall be applied as follows:

 (i)  FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of any First Lien Credit Document, including all costs and expenses incurred by the Collateral Agent in connection with such sale, collection or other liquidation, or such other enforcement of rights or exercise of remedies (including all court costs and the fees and expenses of its agents and legal counsel);

 (ii)  SECOND, to the payment in full of the First Lien Obligations of each Class secured by a valid and perfected Lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed ratably in accordance with the amounts of the First Lien Obligations of each such Class on the date of such application); provided that amounts applied under this clause SECOND during any period when the First Lien Obligations of any such Class shall not be due and payable in full shall be allocated to the First Lien Obligations of such Class as if such First Lien Obligations were at the time due and payable in full, and any amounts allocated to the payment of the First Lien Obligations of such Class that are not yet due and payable shall be transferred to, and held by, the Authorized Representative of such Class solely as collateral for the First Lien Obligations of such Class (and shall not constitute Shared Collateral for purposes hereof) until the date on which the First Lien Obligations of such Class shall have become due and payable in full (at which time such amounts shall be applied to the payment thereof); and

 (iii)  THIRD, after payment in full of all the First Lien Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

 It is acknowledged that the First Lien Obligations of any Class may, subject to the limitations set forth in the First Lien Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Class.

 Notwithstanding anything in this Agreement or any First Lien Security Document to the contrary, LC Cash Collateral held by the Administrative Agent, the Collateral Agent or any Issuing Bank pursuant to Section 2.05(c), 2.05(l) or 2.11(d) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement (or such successor provision).

(b) Impairments.  It is the intention of the parties hereto that the Secured Parties of any Class (and not the Secured Parties of any other Class) bear the risk of (a) any determination by a court of competent jurisdiction that (i) any First Lien Obligations of such Class are unenforceable under applicable law or are subordinated to any other obligations (other than to any First Lien Obligations of any other Class), (ii) any First Lien Obligations of such Class do not have a valid and perfected Lien on any of the Collateral securing any First Lien Obligations of any other Class and/or (iii) any Person (other than any Authorized Representative or any Secured Party) has a Lien on any Shared Collateral that is senior in priority to the Lien on such Shared Collateral securing First Lien Obligations of such Class, but junior to the Lien on such Shared Collateral securing any First Lien Obligations of any other Class (any such Lien being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”), or (b) the existence of any Collateral securing First Lien Obligations of any other Class that does not constitute Shared Collateral with respect to First Lien Obligations of such Class (any condition referred to in clause (a) or (b) with respect to First Lien Obligations of such Class being referred to as an “Impairment” of such Class); provided that the existence of any limitation on the maximum claim that may be made against any Mortgaged Property that applies to First Lien Obligations of all Classes shall not be deemed to be an Impairment of First Lien Obligations of any Class.  In the event an Impairment exists with respect to First Lien Obligations of any Class, the results of such Impairment shall be borne solely by the Secured Parties of such Class, and the rights of the Secured Parties of such Class (including the right to receive distributions in respect of First Lien Obligations of such Class pursuant to Section 2.01(b)) set forth herein shall be modified to the extent necessary so that the results of such Impairment are borne solely by the Secured Parties of such Class.  In furtherance of the foregoing, in the event First Lien Obligations of any Class shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or Proceeds to be distributed in respect of First Lien Obligations of such Class.  In addition, in the event the First Lien Obligations of any Class are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to the First Lien Obligations of such Class or the First Lien Documents of such Class shall refer to such obligations or such documents as so modified.

(c) Actions with Respect to Shared Collateral; Prohibition on Certain Contests.   Notwithstanding anything to the contrary in the First Lien Credit Documents (other than this Agreement), (i) only the Collateral Agent shall, and shall have the right to, exercise, or refrain from exercising, any rights, remedies and powers with respect to

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

the Shared Collateral, including any action to enforce its security interest in or realize upon any Shared Collateral and any right, remedy or power with respect to any Shared Collateral under any intercreditor agreement (other than this Agreement), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not be required, and shall not, follow any instructions or directions with respect to Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Secured Party, other than the Applicable Authorized Representative), it being understood and agreed that, notwithstanding any such instruction or direction by the Applicable Authorized Representative, the Collateral Agent shall not be required to take any action that, in its opinion, could expose the Collateral Agent to liability or be contrary to any First Lien Document or applicable law, and (iii) no Non-Controlling Authorized Representative or any other Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, take any other action to enforce its security interest in or realize upon, or exercise any other right, remedy or power with respect to (including any right, remedy or power under any intercreditor agreement other than this Agreement) any Shared Collateral, whether under any First Lien Credit Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such rights, remedies and powers with respect to Shared Collateral.  Notwithstanding the equal priority of the Liens established under Section 2.01(a), the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral.  No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party, or any other exercise by the Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party of any rights, remedies or powers with respect to the Shared Collateral, or seek to cause the Collateral Agent to do so.  Nothing in this paragraph shall not be construed to limit the rights and priorities of the Collateral Agent, any Authorized Representative or any other Secured Party with respect to any Collateral not constituting Shared Collateral.

 Each of the Authorized Representatives agrees that it will not accept any Lien on any asset of any Grantor securing First Lien Obligations of any Class for the benefit of any Secured Party of such Class other than pursuant to the First Lien Security Documents, other than (i) any Liens on LC Cash Collateral created pursuant to Sections 2.05(c), 2.05(l) and 2.11(d) of the Credit Agreement (or any equivalent successor provision), (ii) any funds deposited for the discharge or defeasance of First Lien Obligations of any Class and (iii) any rights of set-off created under the First Lien Credit Documents of any Class.

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

 Each of the Authorized Representatives agrees, for itself and on behalf of its Related Secured Parties, that neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity, attachment, creation, perfection, priority or enforceability of a Lien held by or on behalf of any other Authorized Representative or any of its Related Secured Parties in all or any part of the Collateral, (ii) the validity,  enforceability or effectiveness of any First Lien Obligation of any Class or any First Lien Security Document of any Class or (iii) the validity, enforceability or effectiveness of the priorities, rights or duties established by, or other provisions of, this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent, any Authorized Representative or any of its Related Secured Parties to enforce this Agreement.

(d) No Interference; Payment Over.   Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, agrees that (i) neither such Authorized Representatives nor its Related Secured Parties will (and each hereby waives any right to) take or cause to be taken any action the purpose of which is, or could reasonably be expected to be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (ii) except as provided in Section 2.03, neither such Authorized Representatives nor its Related Secured Parties shall have any right (A) to direct the Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, (iii) neither such Authorized Representatives nor its Related Secured Parties will (and each hereby waives any right to) institute any suit or proceeding, or assert in any suit or proceeding any claim, against the Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or such other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, and (iv) neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent, any Authorized Representative or any of its Related Secured Parties to enforce this Agreement.

 Each Authorized Representative, on behalf of itself and its Related Secured Parties, agrees that if such Authorized Representative or any of its Related Secured Parties shall at any time obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b)) at any time prior to the Discharge of First Lien Obligations of each other Class, (i) such Authorized Representative or its Related Secured Party, as the case may be, shall

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

promptly inform each Authorized Representative thereof, (ii) such Authorized Representative or its Related Secured Party shall hold such Shared Collateral or Proceeds in trust for the benefit of the Secured Parties of any Class entitled thereto pursuant to Section 2.01(b) and (iii) such Authorized Representative or its Related Secured Party shall promptly transfer such Shared Collateral or Proceeds to the Collateral Agent, for distribution in accordance with Section 2.01(b).

(e) Automatic Release of Liens; Amendments to First Lien Security Documents.   Notwithstanding anything to the contrary in the First Lien Credit Documents or First Lien Security Documents (but subject to the provisions of Section 9.02 of the Credit Agreement in the case of the release of all or substantially all of the “Collateral” (as defined in the Credit Agreement) from the Liens of the Security Documents (as defined in the Credit Agreement)), if at any time the Collateral Agent forecloses upon or otherwise exercises rights, remedies and powers against any Shared Collateral resulting in a disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens on such Shared Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties of all Classes, will automatically be released and discharged; provided that any Proceeds realized therefrom shall be applied pursuant to Section 2.01(b).

 Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that (i) the Collateral Agent may enter into any amendment or other modification to any First Lien Security Document so long as the Collateral Agent receives a certificate of the Company stating that such amendment or other modification is permitted by the terms of the First Lien Credit Documents of each Class and (ii) the Collateral Agent may enter into any amendment or other modification to any First Lien Security Document solely as such First Lien Security Document relates to First Lien Obligations of a particular Class so long as (A) such amendment or modification is in accordance with the First Lien Credit Documents of such Class and (B) such amendment or modification does not adversely affect the interests of the Secured Parties of any other Class.

 Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such consents, confirmations, authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment or modification to any First Lien Security Document provided for in this Section.

(f) Certain Agreements with Respect to Bankruptcy and Insolvency Proceedings.   The Authorized Representative of each Class, for itself and on behalf of its Related Secured Parties, agrees that, if the Company or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, neither such Authorized Representative nor its Related

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

Secured Parties will raise any objection to any such financing or to the Liens on the Shared Collateral securing any such financing (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, in each case unless the Applicable Authorized Representative[, or any Controlling Secured Party,] shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Controlling Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of such Class retain the benefit of their Liens on all such Shared Collateral subject to the DIP Financing Liens, including proceeds thereof arising after the commencement of the Bankruptcy Case, with such Liens having the same priority with respect to Liens of the Secured Parties of any other Class (other than any Liens of the Secured Parties of such other Class constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of such Class are granted Liens on any additional collateral provided to the Secured Parties of any other Class as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with such Liens having the same priority with respect to Liens of the Secured Parties of any other Class (other than any Liens of the Secured Parties of such other Class constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (C) if any amount of such DIP Financing or cash collateral is applied to repay any First Lien Obligations, such amount is applied in accordance with Section 2.01(b), and (D) if the Secured Parties of any Class are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied in accordance with Section 2.01(b); provided that the Secured Parties of each Class shall have a right to object to the grant, as security for the DIP Financing, of a Lien on any Collateral subject to Liens in favor of the Secured Parties of such Class or its Authorized Representative that shall not constitute Shared Collateral; and provided further that any Secured Party receiving adequate protection granted in connection with the DIP Financing or such use of cash collateral shall not object to any other Secured Party receiving adequate protection comparable to any such adequate protection granted to such Secured Party.

(g) Reinstatement.  If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations of any Class previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law), then the terms and conditions of Article II shall be fully applicable thereto until all the First Lien Obligations of such Class shall again have been paid in full in cash.

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

(h) Insurance and Condemnation Awards.  As between the Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the exclusive right, subject to the rights of the Grantors under the First Lien Secured Documents, to settle and adjust claims in respect of Shared Collateral under policies of insurance covering or constituting Shared Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Shared Collateral; provided that any Proceeds arising therefrom shall be subject to Section 2.01(b).

(i) Refinancings.  The First Lien Obligations of any Class may be Refinanced, in whole or in part, in each case, without notice to, or the consent of any Secured Party of any other Class, all without affecting the priorities provided for herein or the other provisions hereof; provided that nothing in this paragraph shall affect any limitation on any such Refinancing that is set forth in the First Lien Credit Documents of any such other Class; and provided further that, if any obligations of the Grantors in respect of such Refinancing indebtedness shall be secured by Liens on any Shared Collateral, then such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement and the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed an Additional Authorized Representative Joinder Agreement.

(j) Possessory Collateral Agent as Gratuitous Bailee for Perfection.   The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section.  Pending delivery to the Collateral Agent, each Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section.

 The duties or responsibilities of the Collateral Agent and each Authorized Representative under this Section shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

3. Determinations with Respect to Obligations and Liens

Whenever, in connection with the exercise of its rights or the performance of its obligations hereunder, the Collateral Agent or the Authorized Representative of any Class shall be required to determine the existence or amount of any First Lien Obligations of any Class, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Class (and whether such Lien constitutes a valid and perfected Lien), it may

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

request that such information be furnished to it in writing by the Authorized Representative of such Class and shall be entitled to make such determination on the basis of the information so furnished; provided that if, notwithstanding such request, the Authorized Representative of the applicable Class shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of a Responsible Officer the Company.  The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination or any action or not taken pursuant thereto.

4. Concerning the Collateral Agent

(a) Appointment and Authority.   Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, hereby irrevocably appoints Barclays Bank PLC to act as the Collateral Agent hereunder and under each of the First Lien Security Documents, and authorizes the Collateral Agent to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such actions and powers as are reasonably incidental thereto.  In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, hereby grants to the Collateral Agent any required powers of attorney to execute any First Lien Security Document governed by the laws of such jurisdiction on such Secured Party’s behalf.  Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Shared Collateral, and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the First Lien Security Documents.

 Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights, remedies or powers to which the Non-Controlling Secured Parties would otherwise be entitled to as a result of their Non-Controlling Secured Obligations.  Without limiting the foregoing, each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation.  Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, waives any claim they may now or hereafter have against the Collateral Agent or the Authorized Representative or any Secured Party of any other Class arising out of (i) any actions that the Collateral Agent or any such Authorized Representative or Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale or other disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.06, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Company or any of the Subsidiaries, as debtor-in-possession.  Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing Secured Parties for whom such Collateral constitutes Shared Collateral.

 Each of the Authorized Representatives, for itself and on behalf of its Relates Secured Parties, acknowledges and agrees that, upon any other obligations being designated hereunder as Additional First Lien Obligations or any other Person becoming an Additional Authorized Representative or any other Persons becoming Additional Secured Parties, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and Secured Parties and such Additional Authorized Representative and Additional Secured Parties.

(b) Rights as a Secured Party.   The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party of any Class as any other Secured Party of such Class and may exercise the same as though it were not the Collateral Agent and the term “Secured Party”, “Secured Parties”, “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Additional Secured Party” or “Additional Secured Parties”, as applicable, shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity.  The Person serving as the Collateral Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.

(c) Exculpatory Provisions.  The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents.  Without limiting the generality of the foregoing, the Collateral Agent:

 (i)  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

 (ii)  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;

 (iii)  shall not, except as expressly set forth in this Agreement and in the First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any of its Subsidiaries or any of its other Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

 (iv)  shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement;

 (v)  shall be deemed not to have knowledge of any Default or Event of Default under any First Lien Secured Documents of any Class unless and until notice describing such Default or Event Default is given to the Collateral Agent by the Authorized Representative of such Class or the Company; and

 (vi)  shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any First Lien Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

First Lien Security Document or any other agreement, instrument or document, or the validity, attachment, creation, perfection, priority or enforceability of any Lien purported to be created by the First Lien Security Documents, (v) the value or the sufficiency of any Collateral for First Lien Obligations of any Class or (v) the satisfaction of any condition set forth in any First Lien Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

(d) Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Collateral Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person.  The Collateral Agent may consult with legal counsel (who may be counsel for the Company, any other Grantor or any Authorized Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) Delegation of Duties.  The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent.  The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent, and shall apply to their respective activities as the Collateral Agent.

(f) Resignation of Collateral Agent.  The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the First Lien Security Documents to each Authorized Representative and the Company.  Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Company, to appoint a successor.  If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify each Authorized Representative and the Company that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the First Lien Security Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Secured Parties under any First Lien Security Document, the retiring Collateral Agent shall continue to hold such Collateral solely for purposes of maintaining the perfection of the security interests of the Secured

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided above.  Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the First Lien Security Documents (if not already discharged therefrom as provided above).  Notwithstanding the resignation of the Collateral Agent hereunder and under the First Lien Security Documents, the provisions of this Article and Article VIII of the Credit Agreement and the equivalent provision of any Additional First Lien Document shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Secured Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.  Upon any notice of resignation of the Collateral Agent hereunder and under the First Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent.

(g) Collateral Matters.  Each of the Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

 (i)  to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Sections 2.03 and 2.05 or upon receipt of a certificate of a Responsible Officer of the Company stating that such release is permitted by the terms of the First Lien Credit Documents; and

 (ii)  to release any Grantor from its obligations under the First Lien Security Documents upon receipt of a certificate of a Responsible Officer of the Company stating that such release is permitted by the terms of the First Lien Credit Documents.

5. No Reliance; No Liability

(a) No Reliance; Information.  Each Authorized Representative, for itself and on behalf of its Related Secured Parties, acknowledges that (a) such Authorized Representative and its Related Secured Parties have, independently and without reliance upon the Collateral Agent, any other Authorized Representative or any of its Related Secured Parties, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the First Lien Credit Documents to which they are party and (b) such Authorized Representative and its Related Secured Parties will, independently and without reliance upon the Collateral

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

Agent, any other Authorized Representative or any of its Related Secured Parties, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other First Lien Credit Document to which they are party.  The Collateral Agent or the Authorized Representative or Secured Parties of any Class shall have no duty to disclose to any Secured Party of any other Class any information relating to the Company or any of the Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations, that is known or becomes known to any of them or any of their Affiliates.  If the Collateral Agent or the Authorized Representative or any Secured Party of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, the Authorized Representative or any Secured Party of any other Class, it shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

(b) No Warranties or Liability.   Each Authorized Representative, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that, neither the Collateral Agent nor the Authorized Representative or any Secured Party of any other Class has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Credit Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon.  The Authorized Representative and the Secured Parties of any Class will be entitled to manage and supervise their loans and other extensions of credit in the manner determined by them.

 No Authorized Representative or Secured Parties of any Class shall have any express or implied duty to the Authorized Representative or any Secured Party of any other Class to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a Default or an Event of Default under any First Lien Credit Document (other than, in each case, this Agreement), regardless of any knowledge thereof that they may have or be charged with.

6. Additional First Lien Obligations

The Company may, at any time and from time to time, subject to any limitations contained in the First Lien Credit Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of any of the Grantors that would, if such Liens were granted, constitute Shared Collateral as “Additional First Lien Obligations” by delivering to the Collateral Agent and each Authorized Representative party hereto at such time a certificate of a Responsible Officer of the Company:

 (i)           describing the indebtedness and other obligations being designated as Additional First Lien Obligations, and including a statement of the

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

 (ii)           setting forth the Additional First Lien Documents under which such Additional First Lien Obligations are issued or incurred or the guarantees of such Additional First Lien Obligations are, or are to be, created, and attaching copies of such Additional First Lien Documents as each Grantor has executed and delivered to the Person that serves as the administrative agent, trustee or a similar representative for the holders of such Additional First Lien Obligations (such Person being referred to as the “Additional Authorized Representative”) with respect to such Additional First Lien Obligations on the closing date of such Additional First Lien Obligations, certified as being true and complete by a Responsible Officer of the Company;

 (iii)           identifying the Person that serves as the Additional Authorized Representative;

 (iv)           certifying that the incurrence of such Additional First Lien Obligations, the creation of the Liens securing such Additional First Lien Obligations and the designation of such Additional First Lien Obligations as “Additional First Lien Obligations” hereunder do not violate or result in a default under any provision of the First Lien Credit Documents in effect at such time;

 (v)           certifying that the Additional First Lien Documents authorize the Additional Authorized Representative to become a party hereto by executing and delivering an Additional Authorized Representative Joinder Agreement and provide that upon such execution and delivery, such Additional First Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and

 (vi)           attaching a fully completed Authorized Representative Joinder Agreement executed and delivered by the Additional Authorized Representative.

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice as “Additional First Lien Obligations” shall become Additional First Lien Obligations for all purposes of this Agreement.

7. Miscellaneous

(a) Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

 (i)           if to any Grantor, to it (or, in the case of any Grantor other than the Company, to it in care of the Company) at [  ];

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

 (ii)           if to the Collateral Agent or the Administrative Agent, to it at Barclays Bank PLC, 745 Seventh Avenue, New York, New York 10019, Attention of [•] (Facsimile No.: [•]), with a copy to [  ];

 (iii)           if to the Initial Additional Authorized Representative, to it at [ ]; and

 (iv)           if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.  As agreed to in writing by any party hereto from time to time, notices and other communications to such party may also be delivered by e-mail to the e-mail address of a representative of such party provided from time to time by such party.

(b) Waivers; Amendment; Joinder Agreements.   No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

 Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and each Authorized Representative then party hereto; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Company’s prior written consent; provided further that (i) without the consent of any party hereto, (A) this Agreement may be supplemented by an Authorized Representative Joinder Agreement, and an Additional Authorized Representative may become a party hereto, in accordance with Article VI and (B) this Agreement may be supplemented by a Grantor Joinder Agreement, and a Subsidiary may become a party hereto, in accordance with Section 7.13, and (ii) in connection with any Refinancing of First Lien Obligations of any Class, or the incurrence

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

of Additional First Lien Obligations of any Class, the Collateral Agent and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of the Collateral Agent, any Authorized Representative or the Company, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence and are reasonably satisfactory to the Collateral Agent and each such Authorized Representative.

(c) Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

(d) Effectiveness; Survival.  This Agreement shall become effective when executed and delivered by the parties hereto.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.  This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding against the Company or any of the Subsidiaries.

(e) Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

(f) Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(g) Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(h) Submission to Jurisdiction Waivers; Consent to Service of Process.  The Collateral Agent and each Authorized Representative, for itself and on behalf of its Related Secured Parties, irrevocably and unconditionally:

 (i)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

 (ii)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

 (iii)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 7.01;

 (iv)           agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

 (v)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(i) WAIVER OF JURY TRIAL.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN  ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(j) Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

(k) Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement (including Section 2.05 hereof) and the provisions of any of the other First Lien First Lien Credit Documents, the provisions of this Agreement shall control.

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

(l) Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another.  Except as expressly provided in this Agreement, none of the Company, any other Grantor, any other Subsidiary or any other creditor of any of the foregoing shall have any rights or obligations hereunder, and none of the Company, any other Grantor or any other Subsidiary may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

(m) Additional Grantors.  In the event any Subsidiary shall have granted a Lien on any of its assets to secure any First Lien Obligations, the Company shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”.  Upon the execution and delivery by any Subsidiary of a Grantor Joinder Agreement, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein.  The execution and delivery of any such instrument shall not require the consent of any other party hereto.  The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

(n) Integration.  This Agreement, together with the other First Lien Credit Documents, represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other First Lien Credit Documents.

(o) Further Assurances.  Each of the Collateral Agent, each Authorized Representative and the Grantors agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Collateral Agent or any Authorized Representative may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent,

By
Name:
Title:

[•], as Initial Additional Authorized Representative,

By
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE 1 HERETO

By
Name:
Title:

[Exhibit C – Intercreditor Agreement]

Exhibit 10.2
SCHEDULE 1

Initial Grantors

[Schedule 1 to Intercreditor Agreement]

Exhibit 10.2
EXHIBIT I

[FORM OF] ADDITIONAL AUTHORIZED REPRESENTATIVE AGENT JOINDER AGREEMENT NO. [•] dated as of [•], 20[••] (the “Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [•], 20[••] (the “Intercreditor Agreement”), among HEALTHSOUTH CORPORATION, a Delaware corporation (the “Company”), the GRANTORS party thereto, BARCLAYS BANK PLC, as the Collateral Agent and the Administrative Agent, [•], as the Initial Additional Authorized Representative, and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party thereto.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Company and the other Grantors propose to issue or incur “Additional First Lien Obligations” designated by the Company as such in accordance with Article VI of the Intercreditor Agreement in a certificate of a Responsible Officer of the Company delivered concurrently herewith to the Collateral Agent and the Authorized Representatives (the “Additional First Lien Obligations”).  The Person identified in the signature pages hereto as the “Additional Authorized Representative” (the “Additional Authorized Representative”) will serve as the administrative agent, trustee or a similar representative for the holders of the Additional First Lien Obligations (the “Additional Secured Parties”).

The Additional Authorized Representative wishes, in accordance with the provisions of the Intercreditor Agreement, to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional Secured Parties, the rights and obligations of an “Additional Authorized Representative” and “Secured Parties” thereunder.

Accordingly, the Additional Authorized Representative, for itself and on behalf of its Related Secured Parties, and the Company agree as follows, for the benefit of the Collateral Agent, the existing Authorized Representatives and the existing Secured Parties:

Section 1.01. Accession to the Intercreditor Agreement.  The Additional Authorized Representative hereby (a) accedes and becomes a party to the Intercreditor Agreement as an “Additional Authorized Representative”, (b) agrees, for itself and on behalf of the Additional Secured Parties, to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that (i) the Additional First Lien Obligations and Liens on any Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Authorized Representative and the Additional Secured Parties shall have the rights and obligations specified under the Intercreditor Agreement with respect to an “Authorized Representative” or a “Secured Party”, and shall be subject to and bound by the provisions of the Intercreditor Agreement.  The Intercreditor Agreement is hereby incorporated by reference.

[Exhibit I to Intercreditor Agreement]

Exhibit 10.2

Section 1.02.  Representations and Warranties of the Additional Authorized Representative.  The Additional Authorized Representative represents and warrants to the Collateral Agent, the existing Authorized Representatives and the existing Secured Parties that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as the Additional Authorized Representative, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (c) the Additional First Lien Documents relating to the Additional First Lien Obligations provide that, upon the Additional Authorized Representative’s execution and delivery of this Joinder Agreement, (i) the Additional First Lien Obligations and Liens on any Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Authorized Representative and the Additional Secured Parties shall have the rights and obligations specified therefor under, and shall be subject to and bound by the provisions of, the Intercreditor Agreement.

Section 1.03.  Parties in Interest.  This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 1.04.  Counterparts.  This Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

Section 1.05.  Governing Law.  This Joinder Agreement shall be construed in accordance with and governed by the law of the State of New York.

Section 1.06.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Intercreditor Agreement.  All communications and notices hereunder to the Additional Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 7.01 to the Intercreditor Agreement.

Section 1.07.  Expenses.  The Company agrees to reimburse the Collateral Agent and each of the Authorized Representatives for its reasonable out-of¬pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent and any of the Authorized Representatives.

Section 1.08.  Incorporation by Reference.  The provisions of Sections 7.04, 7.06, 7.08, 7.09, 7.10, 7.11 and 7.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

[Exhibit I to Intercreditor Agreement]

Exhibit 10.2

IN WITNESS WHEREOF, the Additional Authorized Representative and the Company have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ ], as Additional Authorized Representative,

By
Name:
Title:

Address for notices:

_____________________________________

_____________________________________

attention of:____________________________

Facsimile:______________________________

HEALTHSOUTH CORPORATION,

By
Name:
Title:

[Exhibit I to Intercreditor Agreement]

Exhibit 10.2

Acknowledged by:

BARCLAYS BANK PLC, as the
Collateral Agent and the Administrative
Agent,

By
Name:
Title:

[        ], as the [Initial] Additional
Authorized Representative,

By
Name:
Title:

[Exhibit I to Intercreditor Agreement]

Exhibit 10.2
EXHIBIT II

[FORM OF] GRANTOR JOINDER AGREEMENT NO.  [ ] dated as of [   ], 20[  ] (the “Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (the “Intercreditor Agreement”), among HEALTHSOUTH CORPORATION, a Delaware corporation (the “Company”), the GRANTORS party thereto, BARCLAYS BANK PLC, as the Collateral Agent and the Administrative Agent, [       ], as the Initial Additional Authorized Representative, and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party thereto.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

[           ], a [     ] [corporation] and a Subsidiary of the Company (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure First Lien Obligations and such Additional Grantor is not a party to the Intercreditor Agreement.

The Additional Grantor wishes to become a party to the First Lien Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder.  The Additional Grantor is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agent, the Authorized Representatives and the Secured Parties:

Section 1.01.  Accession to the Intercreditor Agreement.  The Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a “Grantor”, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that the Additional Grantor shall have the rights and obligations specified under the Intercreditor Agreement with respect to a “Grantor”, and shall be subject to and bound by the provisions of the Intercreditor Agreement.

Section 1.02.  Representations and Warranties of the Additional Grantor.  The Additional Grantor represents and warrants to the Collateral Agent, the Authorized Representatives and the Secured Parties that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 1.03.  Parties in Interest.  This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be third party beneficiaries of this Agreement.

Section 1.04.  Counterparts.  This Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

[Exhibit II to Intercreditor Agreement]

Exhibit 10.2

Section 1.05.  Governing Law.  This Joinder Agreement shall be construed in accordance with and governed by the law of the State of New York.

Section 1.06.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Intercreditor Agreement.

Section 1.07.  Expenses.  The Grantor agrees to reimburse the Collateral Agent and each of the Authorized Representatives for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent and any of the Authorized Representatives.

Section 1.08.  Incorporation by Reference.  The provisions of Sections 7.04, 7.06, 7.08, 7.09, 7.10, 7.11 and 7.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

[Exhibit II to Intercreditor Agreement]

Exhibit 10.2

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY],

By
Name:
Title:

[Exhibit II to Intercreditor Agreement]

Exhibit 10.2

EXHIBIT D

[FORM OF]

BORROWING REQUEST

Barclays Bank PLC,
as Administrative Agent (the “Administrative Agent”) for
the Lenders party to the Credit Agreement referred to below,
Attention:              Diane F. Rolfe, Bank Debt Management – Director
745 Seventh Avenue
New York, NY 10019

[Date]

Ladies and Gentlemen:

The undersigned refers to the Second Amended and Restated Credit Agreement dated as of [______], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HealthSouth Corporation, the lenders from time to time party thereto (the “Lenders”) and you, as Administrative Agent and Collateral Agent for such Lenders.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing (which is a Business Day)
(B)	Aggregate Amount of Borrowing
(C)	Class of Borrowing1
(D)	Type of Borrowing2
(E)	Interest Period and the last day thereof3
(F)	Funds are requested to be disbursed to the Borrower’s account as follows (Account No. [____________________])

1      Specify Revolving Loans, Term Loans or a new Class of Loans pursuant to Section 2.20.

2     Specify ABR Borrowing or Eurodollar Borrowing.

3      Which shall be subject to the definition of “Interest Period” and end not later than the Maturity Date (applicable for Eurodollar Borrowings only).

4

Exhibit 10.2

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in Section 4.01 (with respect to Borrowings on the Amendment Effective Date only) and/or Section 4.02 (with respect to all Borrowings) of the Credit Agreement have been satisfied (or waived).

HEALTHSOUTH CORPORATION

By:
Name:
Title: [Responsible Officer]
5

Exhibit 10.2

EXHIBIT E

[FORM OF]

INTEREST ELECTION REQUEST

Barclays Bank PLC,
as Administrative Agent (the “Administrative Agent”) for
the Lenders party to the Credit Agreement referred to below,
Attention:              Diane Rolfe, Bank Debt Management – Director
745 Seventh Avenue
New York, NY 10019

[Date]

Ladies and Gentlemen:

The undersigned refers to the Second Amended and Restated Credit Agreement dated as of [______], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HealthSouth Corporation, the lenders from time to time party thereto (the “Lenders”) and you, as Administrative Agent and Collateral Agent for such Lenders.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. This notice constitutes an Interest Election Request, and the Borrower hereby requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing to be converted or continued as requested hereby:

(A)	Borrowing to which this request applies:1

(B)	Principal amount of the Borrowing to be converted/continued:

(C)	Effective date of election (which is a Business Day):

(D)	Interest rate basis of resulting Borrowing:2

(E)	Interest Period of resulting Borrowing:3

1      Specify existing Class, Type and last day of current Interest Period.  If different options are being elected with respect to different portions of the Borrowing, use separate form for each portion.

2      ABR Borrowing or Eurodollar Borrowing.

3      Which shall be subject to the definition of “Interest Period”; provided that if any such conversion of (or from) a Eurodollar Borrowing is made other than on the last day of an Interest Period with respect thereto, the Borrower shall pay any amounts due to the Lenders pursuant to Section 2.16 of the Credit Agreement as a result of such conversion (applicable for Eurodollar Borrowings only).

1

Exhibit 10.2

Very truly yours,

HEALTHSOUTH CORPORATION

By:
Name:
Title: [Responsible Officer]

2

Exhibit 10.2

EXHIBIT F

[FORM OF]

PREPAYMENT NOTICE

Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”) for
the Lenders party to the Credit Agreement referred to below,
Attention:              Diane Rolfe, Bank Debt Management – Director
745 Seventh Avenue
New York, NY 10019

[Date]

Ladies and Gentlemen:

The undersigned refers to the Second Amended and Restated Credit Agreement dated as of [______], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HealthSouth Corporation, the lenders from time to time party thereto (the “Lenders”) and you, as Administrative Agent and Collateral Agent for such Lenders.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.11(e) of the Credit Agreement that it shall be making a prepayment under the Credit Agreement:

(A)	Prepayment date1

(B)	Type of Borrowing being prepaid	[Eurodolloar Borrowing]2 [ABR Borrowing]3

 1    If prepayment of any Eurodollar Borrowing is not made on the last Business Day of the Interest Period applicable thereto, the Borrower shall compensate each Lender pursuant to Section 2.16 of the Credit Agreement.

 2    Hand delivery, telecopy, facsimile or other electronic transmission of notice regarding prepayment of Eurodollar Borrowings must be delivered not later than 1:00 p.m., New York City time, three (3) Business Days before the date of prepayment.

 3      Hand delivery, telecopy, facsimile or other electronic transmission of notice regarding prepayment of ABR Borrowings must be delivered not later than 1:00 p.m., New York City time, one (1) Business Day before the date of prepayment.

1

Exhibit 10.2

(C)	Principal amount of Borrowing or portion thereof being prepaid

(D)	Type of prepayment	[Optional] [Mandatory]

(E)	If mandatory prepayment, attach a reasonably detailed calculation of the amount of such prepayment

[signature page follows]

2

Exhibit 10.2

HEALTHSOUTH CORPORATION

By:
Name:
Title: [Responsible Officer]

3

Exhibit 10.2

EXHIBIT G

[FORM OF]

COMMITMENT TERMINATION NOTICE

Barclays Bank PLC,
as Administrative Agent (the “Administrative Agent”) for
the Lenders party to the Credit Agreement referred to below,
Attention:              Diane Rolfe, Bank Debt Management – Director
745 Seventh Avenue
New York, NY 10019

[Date]

Ladies and Gentlemen:

The undersigned refers to the Second Amended and Restated Credit Agreement dated as of [______], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HealthSouth Corporation, the lenders from time to time party thereto (the “Lenders”) and you, as Administrative Agent and Collateral Agent for such Lenders.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.08(c) of the Credit Agreement that it shall be terminating or reducing any Commitments under the Credit Agreement:

(A)	Termination or reduction date1

(B)	Principal amount of Commitment termination or reduction2

[signature page follows]

1      Hand delivery, telecopy, facsimile or other electronic transmission of notice to terminate or reduce any Commitments must be delivered not later than three (3) Business Days before the effective date of such of termination or reduction.

2      Amount must be an integral multiple of $1,000,000 and not less than $5,000,000.

1

Exhibit 10.2

HEALTHSOUTH CORPORATION

By:
Name:
Title: [Responsible Officer]

2